EXECUTION VERSION ASSET PURCHASE AGREEMENT dated March 6, 2023 by and among DIGITAL MEDIA SOLUTIONS, LLC as PURCHASER, G.D.M. GROUP HOLDING LIMITED, CLICKDEALER ASIA PTE. LTD., GDMGROUP ASIA LIMITED AND CLICKDEALER EUROPE BV as SELLERS, SOLELY WITH RESPECT TO ARTICLES 11 AND 12, DMYTRO ATAMANIUK AND TETYANA SEREDYUK AS THE ACTIVE SHAREHOLDERS OF G.D.M. GROUP HOLDING LIMITED, AND, SOLELY WITH RESPECT TO ARTICLES 10 AND 12, DIGITAL MEDIA SOLUTIONS, INC.

TABLE OF CONTENTS Page i ARTICLE 1 DEFINITIONS AND CONSTRUCTION .............................................................................. 1 1.1 Definitions ......................................................................................................................... 1 1.2 Construction .................................................................................................................... 18 ARTICLE 2 THE TRANSACTION ......................................................................................................... 19 2.1 Purchase and Sale of Purchased Assets ........................................................................... 19 2.2 Excluded Assets .............................................................................................................. 21 2.3 Assumed Liabilities ......................................................................................................... 22 2.4 Excluded Liabilities ......................................................................................................... 22 2.5 Purchase Price ................................................................................................................. 24 2.6 Estimated Closing Balance Sheet .................................................................................... 24 2.7 Closing ............................................................................................................................ 25 2.8 Closing deliveries ............................................................................................................ 25 2.9 Post-closing adjustment ................................................................................................... 27 2.10 Allocation of Purchase Price and Assumed Liabilities; Non-Essential Assets ............... 30 2.11 Consents .......................................................................................................................... 30 2.12 Earn-Out .......................................................................................................................... 32 2.13 Withholding rights ........................................................................................................... 35 ARTICLE 3 REPRESENTATIONS AND WARRANTIES OF THE SELLERS .................................... 36 3.1 Organization and good standing ...................................................................................... 36 3.2 Authority and enforceability ........................................................................................... 36 3.3 No conflict ....................................................................................................................... 36 3.4 Financial Statements ....................................................................................................... 37 3.5 Book and Records ........................................................................................................... 38 3.6 Accounts receivable ........................................................................................................ 38 3.7 No undisclosed liabilities ................................................................................................ 38 3.8 Absence of certain changes and events ........................................................................... 38 3.9 Assets; sufficiency ........................................................................................................... 40 3.10 Real Property ................................................................................................................... 40 3.11 Intellectual Property ........................................................................................................ 41 3.12 Contracts.......................................................................................................................... 44 3.13 Tax Matters ..................................................................................................................... 47 3.14 Employee benefit matters ................................................................................................ 48 3.15 Employment and labor matters........................................................................................ 49 3.16 Environmental, health and safety matters ....................................................................... 51 3.17 Compliance with laws and governmental authorizations ................................................ 52 3.18 No government contracts or subcontracts ....................................................................... 53 3.19 Legal proceedings ........................................................................................................... 53 3.20 Customers and suppliers .................................................................................................. 53 3.21 Insurance ......................................................................................................................... 54 3.22 Related party transactions ............................................................................................... 54 3.23 Personal data; data security ............................................................................................. 54 3.24 Corruption and trade regulation ...................................................................................... 55 3.25 Brokers or finders ............................................................................................................ 57 3.26 Solvency .......................................................................................................................... 57 3.27 No other representations and warranties ......................................................................... 57

TABLE OF CONTENTS

		Page
ARTICLE 4 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER		58
4.1	Organization and good standing	58
4.2	Authority and enforceability	58
4.3	No conflict	58
4.4	Brokers or finders	59
4.5	Sufficiency of funds; Solvency	59
ARTICLE 5 COVENANTS		59
5.1	Access and investigation	59
5.2	Operation of the Business	60
5.3	Consents and filings; reasonable efforts	60
5.4	Notification	60
5.5	No negotiation	61
5.6	Satisfaction of Obligations to Creditors	61
5.7	Confidentiality	61
5.8	Public Announcements	62
5.9	Assistance in Proceedings	63
5.10	Noncompetition and nonsolicitation	63
5.11	Use of Name	63
5.12	Wrong Pockets; Receivables and other Similar Post-Closing Payments	64
5.13	Customer Inquiries	64
5.14	Employee and Independent Contractor matters	64
5.15	Purchaser's Financial Reporting Obligations; Release of Audit Holdback Amount	66
5.16	Data Privacy Obligations	67
5.17	Further assurances	67
5.18	R&W insurance	67
ARTICLE 6 CONDITIONS PRECEDENT TO OBLIGATION TO CLOSE		68
6.1	Conditions to the obligation of the Purchaser	68
6.2	Conditions to the obligation of the Sellers	69
ARTICLE 7 TERMINATION		70
7.1	Termination events	70
7.2	Effect of termination	71
ARTICLE 8 CERTAIN TAX MATTERS		71
8.1	Tax indemnity	71
8.2	Tax apportionment	71
8.3	Tax Returns	72
8.4	Transfer Taxes	72
8.5	Tax cooperation	72
8.6	Overlap	73
ARTICLE 9 INDEMNIFICATION		73
9.1	Indemnification by the Sellers	73
9.2	Indemnification by the Purchaser	73
9.3	Claim procedure	74
9.4	Third Party Claims	75
9.5	Survival of representations and warranties	75
9.6	Limitations on liability; determination of losses	76

ii

TABLE OF CONTENTS Page iii 9.7 Exercise of remedies by Purchaser Indemnified Parties other than the Purchaser .......... 78 9.8 Release of Holdback Amount.......................................................................................... 78 9.9 No Double Recovery ....................................................................................................... 79 9.10 Exclusive remedies .......................................................................................................... 79 9.11 Mitigation ........................................................................................................................ 79 9.12 Tax treatment of indemnification payments .................................................................... 79 ARTICLE 10 PURCHASER GUARANTEES ......................................................................................... 80 10.1 General ............................................................................................................................ 80 10.2 Guaranty of Earn-Out Payments by Parent ..................................................................... 80 10.3 Absolute Guaranty; Waivers ........................................................................................... 80 10.4 Amendments.................................................................................................................... 81 10.5 Representations and Warranties ...................................................................................... 81 ARTICLE 11 ACTIVE SHAREHOLDER GUARANTEES .................................................................... 81 11.1 General ............................................................................................................................ 81 11.2 Guaranty of Seller Indemnifications by Active Shareholders ......................................... 81 11.3 Absolute Guaranty; Waivers ........................................................................................... 81 11.4 Amendments.................................................................................................................... 82 11.5 Representations and Warranties ...................................................................................... 83 11.6 Inactive Shareholders ...................................................................................................... 83 ARTICLE 12 GENERAL PROVISIONS ................................................................................................. 83 12.1 Selling Parties Representative ......................................................................................... 83 12.2 Notices ............................................................................................................................. 84 12.3 Amendment ..................................................................................................................... 85 12.4 Conflict of interest ........................................................................................................... 86 12.5 Waiver and remedies ....................................................................................................... 86 12.6 Entire Agreement ............................................................................................................ 86 12.7 Assignment and successors and no Third Party Rights ................................................... 86 12.8 Severability...................................................................................................................... 87 12.9 Exhibits and Schedules .................................................................................................... 87 12.10 Interpretation ................................................................................................................... 87 12.11 Governing Law ................................................................................................................ 87 12.12 Specific performance ....................................................................................................... 87 12.13 Forum of Dispute Resolution .......................................................................................... 88 12.14 Waiver of jury trial .......................................................................................................... 88 12.15 Expenses .......................................................................................................................... 88 12.16 Non-Recourse .................................................................................................................. 88 12.17 No joint venture ............................................................................................................... 89 12.18 Counterparts .................................................................................................................... 89 12.19 Joint and several liability of Sellers and Active Shareholders ........................................ 89 12.20 Prevailing Documents ..................................................................................................... 89 Schedule 1: Sellers Schedule 2: Shareholders Schedule 3: Management Exhibit A-1: Form of Bill of Sale and Assignment and Assumption (Cyprus) Exhibit A-2: Form of Bill of Sale and Assignment and Assumption (Singapore)

TABLE OF CONTENTS ii Exhibit A-3: Form of Bill of Sale and Assignment and Assumption (Hong Kong) Exhibit A-4: Form of Bill of Sale and Assignment and Assumption (Netherlands) Exhibit A-5: Form of Bill of Sale and Assignment and Assumption (any Other ClickDealer Entity) Exhibit B: Form of RWI Policy Exhibit C: Form of IP Assignment Exhibit D: Form of Canada Employment Agreement Exhibit E-1: Form of Noncompetition Agreement (Maxym Polyakov) Exhibit E-2: Form of Noncompetition Agreement (Tetyana Seredyuk) Exhibit E-3: Form of Noncompetition Agreement (Dmytro Atamaniuk)) Annex 1.1: Sample Closing Net Working Capital Annex 1.2: Mainstream Dating Advertisers Annex 2.1(b): Included Contracts Annex 2.2(e): Excluded Contracts Annex 2.2(f): Other Excluded Assets Annex 2.4(w): Other Excluded Liabilities Annex 2.10: Allocation Principles Annex 2.12(b): Sample Earn-Out Calculation Annex 5.2: Operation of the Business Annex 5.15: Requested Financial Information Annex 9.1: Indemnification by the Sellers Seller Disclosure Schedule Purchaser Disclosure Schedule

1 ASSET PURCHASE AGREEMENT This Asset Purchase Agreement (this “Agreement”) is made as of March 6, 2023 by and among (i) Digital Media Solutions, LLC, a Delaware limited liability company (the “Purchaser”), (ii) G.D.M. Group Holding Limited, a company organized under the laws of Cyprus (“ClickDealer Cyprus”), ClickDealer Asia Pte. Ltd., a company organized in Singapore (“ClickDealer Singapore”), GDMgroup Asia Limited, a company organized in Hong Kong (“ClickDealer Hong Kong”), and ClickDealer Europe BV, a company organized in the Netherlands (“ClickDealer Netherlands,” and each of ClickDealer Cyprus, ClickDealer Singapore, ClickDealer Hong Kong, ClickDealer Netherlands and any Other ClickDealer Entity, individually a “Seller” and collectively referred to herein as the “Sellers”), (iii) solely as parties to Article 11 and Article 12, Dmytro Atamaniuk and Tetyana Seredyuk representing the shareholders of ClickDealer Cyprus (the “Active Shareholders”) and (iv) solely as a party to Article 10 and Article 12, Digital Media Solutions, Inc., a Delaware corporation (the “Parent”). Recitals The Sellers desire to sell, assign, transfer, convey and deliver to the Purchaser, and the Purchaser desires to purchase (directly or through one or more of its Purchasing Entities) and acquire from the Sellers the Purchased Assets, and the Purchaser has agreed to assume (directly or through one or more of its Subsidiaries) the Assumed Liabilities in accordance with the provisions of this Agreement. The Persons set forth on Schedule 2, representing all of the shareholders of ClickDealer Cyprus (the “Shareholders”) own all of the issued and outstanding equity of ClickDealer Cyprus, and ClickDealer Cyprus owns, directly or indirectly, all of the issued and outstanding equity of the Sellers other than ClickDealer Cyprus. NOW, THEREFORE, intending to be legally bound and in consideration of the mutual provisions set forth in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows: ARTICLE 1 DEFINITIONS AND CONSTRUCTION 1.1 Definitions For the purposes of this Agreement and the Ancillary Agreements: “2023 Earn-Out Period” means the twelve (12) month period ending February 29, 2024. “2023 Earn-Out Criteria” means, for the 2023 Earn-Out Period, (i) the 2023 Net Margin equals or exceeds the Requisite Net Margin and (ii) the 2023 Revenue equals or exceeds 105% of the 2023 Reference Revenue. “2023 Earn-Out Payment” means an amount equal to $1,250,000 plus an additional $2,500 for every 0.01% (as a percentage of the 2023 Reference Revenue) that the 2023 Revenue exceeds 105% of the 2023 Reference Revenue up to a maximum amount of $5,000,000 (as further adjusted, on a proportional basis, pursuant to Section 9.6(d)). For the avoidance of doubt, the 2023 Earn-Out Payment will equal $5,000,000 if the 2023 Revenue equals or exceeds 120% of the 2023 Reference Revenue. “2023 Net Margin” means the Net Margin for the Business for the 2023 Earn-Out Period. “2023 Reference Revenue” means the revenue of the Business for the twelve (12) month period ending February 28, 2023.

2 “2023 Revenue” means the revenue of the Business for the 2023 Earn-Out Period adjusted as follows: (x) Dating Revenue shall be reduced by 25%, (y) Gaming Revenue shall be increased by 25%, and (z) Home Services Revenue shall be increased by 25%. “2024 Earn-Out Period” means the twelve (12) month period ending February 28, 2025. “2024 Earn-Out Criteria” means, for the 2024 Earn-Out Period, (i) the 2024 Net Margin equals or exceeds the Requisite Net Margin and (ii) the 2024 Revenue equals or exceeds 105% of the greater of (A) the 2023 Revenue and (B) the 2023 Reference Revenue. “2024 Earn-Out Payment” means an amount equal to $1,250,000 plus an additional $2,500 for every 0.01% (as a percentage of the 2023 Revenue) that the 2024 Revenue exceeds 105% of the greater of (i) the 2023 Revenue and (ii) the 2023 Reference Revenue up to a maximum amount of $5,000,000 (as further adjusted, on a proportional basis, pursuant to Section 9.6(d)). For the avoidance of doubt, the 2024 Earn-Out Payment will equal $5,000,000 if the 2024 Revenue equals or exceeds 120% of the greater of (i) the 2023 Revenue and (ii) the 2023 Reference Revenue. “2024 Net Margin” means the Net Margin for the Business for the 2024 Earn-Out Period. “2024 Revenue” means the revenue of the Business for the 2024 Earn-out Period adjusted as follows: (x) Dating Revenue shall be reduced by 25%, (y) Gaming Revenue shall be increased by 25%, and (z) Home Services Revenue shall be increased by 25%. “Acceptance Notice” has the meaning set forth in Section 9.3(a). “Accounting Rules” means GAAP (as the case may be) applied on a basis consistent with the asset recognition bases, classifications and categorizations, policies, rules, methods, techniques and practices used in the preparation of the Balance Sheet. For the avoidance of doubt, in the event of a conflict between GAAP (as the case may be), on the one hand, and the asset recognition bases, classifications and categorizations, policies, rules, methods, techniques and practices used in the preparation of the Balance Sheet, on the other hand, GAAP (as the case may be) will apply. “Active Shareholder Fundamental Representations” means the representations or warranties set forth in Section 3.1 (Organization and good standing), Section 3.2 (Authority and enforceability), Section 3.3 (No conflict), Section 3.9(a) and 3.9(b) (Assets; Sufficiency) and Section 3.25 (Brokers or finders). “Active Shareholder Guaranty” has the meaning set forth in Section 11.2(b). “Adjustment Calculation” has the meaning set forth in Section 2.9(a). “Adjustment Notice” has the meaning set forth in Section 2.9(a). “Affiliate” means, with respect to a specified Person, a Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the specified Person as of the date on which, or at any time during the period for which, the determination of affiliation is being made, whether prior to or following the date of this Agreement. In addition to the foregoing, if the specified Person is an individual, the term “Affiliate” also includes (a) the individual’s spouse, (b) the members of the immediate family (including parents, siblings and children) of the individual or of the individual’s spouse and (c) any corporation, limited liability company, general or limited partnership, trust, association or other business or investment entity that directly or indirectly through one or more intermediaries is controlled by with any of the foregoing individuals. For purposes of this definition, the term “control” (including the terms “controlling,” “controlled by” and “under common control with”) means the

3 possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by Contract or otherwise. “Aggregate Purchaser Liability Cap” has the meaning set forth in Section 9.6(b)(iii). “Aggregate Seller Liability Cap” has the meaning set forth in Section 9.6(a)(iv). “Agreement” has the meaning set forth in the Preamble. “Allocation Principles” has the meaning set forth in Section 2.10. “Ancillary Agreements” means, collectively, the Bill of Sale and Assignment and Assumption Agreements, the IP Assignments, the Employment Agreements, the Noncompetition Agreements and the Transition Services Agreement. “Ancillary Customer” has the meaning set forth in Section 2.11(c). “Anti-Corruption Laws” has the meaning set forth in Section 3.24(a). “Assumed Liabilities” has the meaning set forth in Section 2.3. “Audit Breach” has the meaning set forth in Section 5.15(d). “Audit Completion” means (i) the preparation and completion of the historical audited financial statements and pro forma financial statements with respect to the Business and (ii) fulfillment of the Parent’s financial reporting obligations with respect to the Business under, and in accordance with, Regulation S-X under the Exchange Act arising from the consummation of the transactions contemplated by this Agreement, in each case, within the filing deadlines imposed by Regulation S-X under the Exchange Act. “Audit Release Amount” means one million US dollars ($1,000,000). “Balance Sheet” has the meaning set forth in Section 3.4(a)(i). “Base Purchase Price” has the meaning set forth in Section 2.5. “Big Four Accounting Firm” means Deloitte, Ernst & Young (EY), PricewaterhouseCoopers (PwC), and Klynveld Peat Marwick Goerdeler (KPMG). “Bill of Sale and Assignment and Assumption Agreements” means the bill of sale and assignment agreements to be entered into on the Closing Date by the Purchaser or a Purchasing Entity and each Seller in substantially the forms attached hereto as Exhibits A-1, A-2, A-3, A-4 and A-5. “Business” means the business to the extent relating to, arising from or conducted using the Purchased Assets and Assumed Liabilities, whether conducted by the Purchaser, the Sellers or their respective Affiliates, after the Closing (including, without limitation, for the period after the Closing, the business conducted by the Sellers on behalf of the Purchaser pursuant to Section 2.11) or, for purposes of measuring historical performance, by the Sellers or their respective Affiliates prior to the Closing. “Business Day” means any day other than Saturday, Sunday or any day on which banking institutions in New York City are closed either under applicable Law or action of any Governmental Authority. “Cash and Cash Equivalents” means cash, checks, money orders, marketable securities, short- term instruments and other cash equivalents net of outstanding checks, overdrafts and deposits in transit.

4 “Change of Control” means, with respect to any Person, any of the following: (a) the sale, lease, transfer or other disposition of all, or substantially all, of the assets of such Person and its Subsidiaries, taken as a whole, in any single transaction or series of related transactions to a third party; (b) the sale or disposition (whether by merger, consolidation or otherwise) of one (1) or more Subsidiaries of such Person if substantially all of the assets of such Person and its Subsidiaries, taken as a whole, are held by such Subsidiaries, in any single transaction or series of related transactions to a third party; or (c) any merger or consolidation of (x) such Person or (y) any Subsidiary of such Person in which such Person issues any securities pursuant to such merger or consolidation, in each case with or into a third party that is an entity if, after giving effect to such merger or consolidation, the holders of such Person’s outstanding securities immediately prior to such merger or consolidation own securities of the surviving or resulting corporation, limited liability company or other entity representing less than a majority of the equity securities or less than a majority of the voting securities entitled to elect directors, managers of or others performing similar functions with respect to the surviving or resulting corporation, limited liability company or other entity or, if the securities of a different corporation, limited liability company or other entity are issued pursuant to such merger or consolidation, the corporation, limited liability company or other entity whose securities were so issued. “Claim Notice” has the meaning set forth in Section 9.3(a). “ClickDealer Cyprus” has the meaning set forth in the Preamble. “ClickDealer Hong Kong” has the meaning set forth in the Preamble. “ClickDealer Netherlands” has the meaning set forth in the Preamble. “ClickDealer Singapore” has the meaning set forth in the Preamble. “ClickDealer Ukraine” means Foreign Company “ClickDealer Ukraine”, a company organized in Ukraine. “Closing” has the meaning set forth in Section 2.7. “Closing Balance Sheet” has the meaning set forth in Section 2.9(a). “Closing Date” has the meaning set forth in Section 2.7. “Closing Indebtedness” means the Indebtedness representing all Indebtedness payable at Closing to any Person. “Closing Net Working Capital” means, to the extent included in the Purchased Assets or Assumed Liabilities, (a) all current assets of the Sellers (including current prepaid assets and current accounts and notes receivable net of allowances for doubtful accounts arising in the ordinary course of business) minus (b) all current liabilities of the Sellers, in each of the cases of clauses (a) and (b), calculated as of 11:59 P.M. (measured, with respect to each Seller, based on the local time of such Seller) on the Business Day immediately prior to Closing Date in accordance with the Accounting Rules. A sample calculation of Closing Net Working Capital as of the Date of the Balance Sheet is set forth on Annex 1.1. “Closing Indebtedness Payoff Amount” has the meaning set forth in Section 2.8(c)(i).

5 “Closing Seller TE Payoff Amount” has the meaning set forth in Section 2.8(c)(ii). “Closing Seller Transaction Expenses” means all Seller Transaction Expenses payable at Closing to any Person. “Code” means the Internal Revenue Code of 1986, as amended. “Company Intellectual Property” means any and all Intellectual Property Rights owned or (for purposes of Article III only) purported to be owned (whether owned or (for purposes of Article III only) purported to be owned singularly or jointly with a third party or parties) by any Seller, excluding all Social Media Accounts. “Company Plan” means written or oral plan, program, policy, Contract or arrangement involving direct or indirect compensation or benefits, including employment or individual consulting agreements for Employees and Independent Contractors, insurance coverage, welfare benefits, severance or other termination pay, termination indemnity or benefits, change in control, retention, performance, holiday pay, vacation pay, jubilee, fringe benefits, disability benefits, pension, retirement plans, profit sharing, deferred compensation, bonuses, stock options, stock purchase, restricted stock or stock units, phantom stock, stock appreciation, compensatory equity or other forms of incentive compensation or post-retirement compensation, sponsored, maintained or contributed to by any Seller for the benefit of any current or former director, officer, employee or consultant of any Seller, or with respect to which any Seller has or may have any Liability regardless of whether it is mandated under local Law, voluntary, private, funded, unfunded, financed by the purchase of insurance, contributory or noncontributory; provided, that any governmental plan or program requiring the mandatory payment of social insurance Taxes or similar contributions to a governmental fund with respect to the wages of an employee, in each case, will not be considered a “Company Plan” for these purposes. “Company Products” means all products (including Software, applications, platforms and websites) and services (including Software as a service) developed (including products and services for which development is ongoing), including any components, plugins, libraries and APIs, manufactured, delivered, deployed, made publicly or commercially available, marketed, distributed, provided, serviced, hosted, supported, leased, sold, offered for lease or sale, imported or exported for resale or licensed out by or on behalf of any Seller (either solely or in collaboration with third parties). “Company Registered IP” means all Registered IP that is part of the Company Intellectual Property. “Company Technology” means all Technology with respect to which any Seller owns any Company Intellectual Property. “Confidential Information” means any information, in whatever form or medium, concerning the Current Business. “Confidentiality Agreement” has the meaning set forth in Section 5.7(a). “Consent” means any approval, consent, ratification, waiver or other authorization. “Contract” means any contract, agreement, bid, tender, lease, purchase order, license, commitment, understanding, franchise, warranty, guaranty, mortgage, note, bond, option, warrant or similar instrument, whether written or oral. “Contributor” has the meaning set forth in Section 3.11(f).

6 “Current Business” means all business activities of the Sellers to provide, market, sell or distribute digital performance marketing and online performance advertising services through an affiliate network, as conducted by the Sellers at any time prior to the Closing. “Data Protection Laws” means all applicable Laws and published privacy policies and internal privacy policies and guidelines relating to privacy, the processing of Personal Data, data protection and data security, including with respect to the collection, storage, transmission, transfer (including cross-border transfers), disclosure and use of Personal Data (including that of employees, contractors and third parties) including but not limited to Regulation (EU) 2016/679 of the European Parliament and of the Council of 27 April 2016 on the protection of natural persons with regard to the processing of Personal Data and on the free movement of such data, and repealing Directive 95/46/EC (“GDPR”) and the California Consumer Privacy Act of 2018 (“CCPA”) as amended by the California Privacy Rights Act of 2020 (“CPRA”). “Date of the Balance Sheet” means December 31, 2022. “Dating Category” means the category in which the primary activity of the applicable consumer is using internet-based services or websites to find and establish romantic or sexual relationships with other individuals, including dating applications, services or websites in which consumers create a personal profile and the submission of billing information to use such applications, services or website anywhere worldwide. “Dating Revenue” means revenue earned in the Dating Category, except revenue earned from “mainstream” advertisers. For this purpose, all advertisers in the Dating Category shall be considered not to be “mainstream” advertisers, unless (x) agreed in advance in good faith between any Seller and the Purchaser or (y) set forth on Annex 1.2. For the avoidance of doubt, examples of “mainstream” advertisers in this category would be Match.com, Bumble.com or comparable non-publicly listed services. “Deductible” has the meaning set forth in Section 9.6(a)(ii). “Dispute Notice” has the meaning set forth in Section 2.9(b). “Disputed Item” has the meaning set forth in Section 2.9(b). “Domain Names” has the meaning set forth in the definition of “Intellectual Property Rights”. “Dutch Transition Costs” means all costs of the Purchaser related to transferring of NL Employees to a Purchasing Entity (including costs related to a temporary transfer to another entity or payroll company as the case may be, in anticipating of such transfer to the Purchasing Entity if such Purchasing Entity has not yet been established (or prepared to employ employees) as of the Closing Date), including without limitation (x) with respect to payroll and benefits schemes and (y) all severance and termination payments to any such NL Employee required under applicable Law. “Earn-Out Notice of Objection” has the meaning set forth in Section 2.12(e). “Earn-Out Period” means each of the 2023 Earn-Out Period and 2024 Earn-Out Period. “Earn-Out Payment” means each of the 2023 Earn-Out Payment and the 2024 Earn-Out Payment. “Earn-Out Payment Statement” has the meaning set forth in Section 2.12(e). “EBITDA” means, for any period, the sum of consolidated net income of the Business, plus the following to the extent deducted in calculating such consolidated net income: (1) all income tax expense of the Business; (2) consolidated interest expense of the Business; (3) depreciation and amortization expense of the Business; and (4) all other non-cash charges of the Business, in each case for such period determined

7 in accordance with the Accounting Rules applied consistent with Purchaser’s accounting policies and practices. “Employee” means any employee who is currently employed by a Seller. “Employment Agreements” has the meaning set forth in Section 2.8(a)(iv). “Encumbrance” means any charge, claim, mortgage, servitude, easement, right of way, community or other marital property interest, covenant, equitable interest, license, lease or other possessory interest, lien, option, pledge, hypothecation, security interest, preference, priority, right of first refusal, condition, limitation or restriction of any kind or nature whatsoever (whether absolute or contingent). “End Date” has the meaning set forth in Section 7.2. “Environmental Law” means any Law relating to the protection of the environment, natural resources, or public and worker health and safety, or any Law pertaining to the exposure to or the generation, management, manufacture, processing, use, registration, distribution, transportation, treatment, storage, recycling, reuse or disposal, and any Release of Hazardous Materials. “Epidemic” means any epidemics, pandemics, disease outbreaks, or other public health emergencies. “Epidemic Event” means (a) any Epidemic; (b) any effects directly related to any Epidemic (including COVID-19) or any directive or guideline issued by a Governmental Authority, the U.S. Centers for Disease Control and Prevention or the World Health Organization requiring business closures, “sheltering-in-place” or other restrictions that relate to or arise out of any Epidemics (including COVID- 19); or (c) any facilities closures or other operational disruptions of any Seller or any supplier, distributor or customer of any Seller that occur as a result of any Epidemics (including COVID-19). “Estimated Closing Balance Sheet” has the meaning set forth in Section 2.6. “Estimated Purchase Price” has the meaning set forth in Section 2.6. “Exchange Act” means the US Securities Exchange Act of 1934, as amended. “Exchange Rates” means the exchange rates published in the Market Data Center for the Exchange Rates: New York Closing Snapshot of the Wall Street Journal website (http://online.wsj.com/mdc/public/page/2_3021-forex.html) on the Business Day immediately prior to the date of measurement, or if not available, the successor website of the Wall Street Journal. “Excluded Assets” has the meaning set forth in Section 2.2. “Excluded Contracts” has the meaning set forth in Section 2.2(e). “Excluded Liabilities” has the meaning set forth in Section 2.4. “Excluded Taxes” means all (a) Taxes imposed on any Seller or any of its Affiliates for any taxable period; (b) Taxes relating to the Excluded Assets or Excluded Liabilities for any taxable period; (c) Transfer Taxes that are borne by the Sellers under Section 8.4; (d) Taxes arising out of or related to the transactions contemplated by this Agreement imposed on any Seller or any of its Affiliates; and (e) Taxes imposed with respect to the Purchased Assets, the Assumed Liabilities, or the Current Business that are properly allocated to any Pre-Closing Tax Period, including the portion of any Straddle Tax Period ending on the Closing Date, which shall include Taxes for which the Seller or any of its Affiliates are liable pursuant to Article 8.

8 “Exclusively Licensed Intellectual Property” has the meaning set forth in Section 3.11. “FCPA” has the meaning set forth in Section 3.24(a). “Final Purchase Price” has the meaning set forth in Section 2.9(f). “Final Earn-Out Payment Statement” has the meaning set forth in Section 2.12(e). “Financial Statements” has the meaning set forth in Section 3.4(a). “Fundamental Representations” means the representations or warranties set forth in Section 3.1 (Organization and good standing), Section 3.2 (Authority and enforceability), Section 3.3 (No conflict), Section 3.9(a) and 3.9(b) (Assets; Sufficiency), Section 3.13 (Tax matters), Section 3.22 (Related party transactions) and Section 3.25 (Brokers or finders). “GAAP” means generally accepted accounting principles for financial reporting in the United States, as in effect as of the date of this Agreement. “Gaming Category” means the vertical in which the primary activity of the applicable consumer would be playing games of chance or skill for money or other forms of rewards on the internet, including online gambling activities, sports betting, casino games, poker, bingo, lotteries but also includes e-sports, fantasy sports and other forms of online gaming anywhere worldwide. “Gaming Revenue” means revenue earned in the Gaming Category. “Government Bid” means any bid, offer, proposal or response to solicitation which, if accepted or awarded, would result in the establishment of a Government Contract. “Government Contract” means any Contract with (a) any Governmental Authority, (b) any prime contractor to any Governmental Authority, (c) any government-owned or government-controlled entities or (d) any subcontractor with respect to any Contract described in clause (a) or (b). “Governmental Authority” means any (a) nation, region, state, county, city, town, village, district or other jurisdiction, (b) federal, state, local, municipal, foreign or other government, (c) department, agency or instrumentality of a foreign or other government, including any state-owned or state controlled instrumentality of a foreign or other government, (d) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department or other entity and any court or other tribunal), (e) Public International Organization or (f) body exercising, or entitled to exercise, on behalf of any such governmental authority any administrative, executive, judicial, legislative, police, regulatory or Taxing Authority or power of any nature. “Governmental Authorization” means any Consent, license, franchise, permit, exemption, clearance or registration issued, granted, given or otherwise made available by or under the authority of any Governmental Authority or pursuant to any Law. “Harmful Code” means any Software, design, routine, or other mechanism of any kind (including any viruses, worms, malware, bombs, backdoors, clocks, hidden keys, timers, and traps) designed to (automatically, immediately, with passage of time, or upon command) (a) disrupt, disable, interfere with, erase, make inoperable, make inaccessible, or harm in any material manner any other Software, hardware, system, or process or its operation, except solely for any Software, design, routine, or other mechanism to the extent the Person lawfully owning or controlling such other Software, hardware, system, or process knowingly agreed to such Software, design, routine, or other mechanism and its purpose on or in such other Software, hardware, system, or process; (b) materially disrupt, disable, or interfere with any electronic

9 communication; (c) gain access to or collect any data or information, except to the extent that each Person whose data and information is accessed or collected has knowingly agreed to such access and collection by such Software, design, routine, or other mechanism, including any spyware; (d) misuse or misappropriate any business, personal, or other data or information; or (e) cause unauthorized or unlawful advertising or promotional messages, or any other messages (other than notices or information by the licensor or owner of such Software, design, routine, or other mechanism related to the use, installation, errors, updates, or similar matters for such Software, design, routine, or other mechanism or the use, access, or exit of any website, webpage, or webspace of such Software, design, routine, or other mechanism) to pop-up, appear, be downloaded, be installed, or be linked anywhere on a computer or screen (e.g., as a window, frame, balloon, tab, or other format) in connection with such Software, design, routine, or other mechanism. “Hazardous Material” means any raw material, product, waste, material, or substance that is listed, defined, designated or classified as hazardous, radioactive or toxic or a pollutant or a contaminant under any Environmental Law, including any admixture or solution thereof, and including petroleum and all derivatives thereof or synthetic substitutes therefor, asbestos or asbestos-containing materials in any form or condition, per- and polyfluoroalkyl substances, and polychlorinated biphenyls. “Hired Employee” means any Employee or Independent Contractor who becomes an employee of the Purchaser or a Purchasing Entity as of the Closing. “Hired Independent Contractor” means any Employee or Independent Contractor who becomes an independent contractor of the Purchaser or a Purchasing Entity as of the Closing. “Holdback Amount” means three million five hundred thousand US dollars ($3,500,000), which amount is to be held by the Purchaser in accordance with the terms of this Agreement and released pursuant to the terms and subject to the conditions set forth in this Agreement. “Home Services Category” means the advertising category that encompasses services related to maintaining and improving residential properties, including the following services: home repair and renovation, landscaping and yard care, cleaning and maid services, pest control, plumbing and electrical services, heating and air conditioning services and maintenance, roofing and gutters service and installation, solar, bathroom and kitchen remodeling, window installation and replacement, and other similar services that would be offered by contractors or agents specifically targeting homeowners anywhere worldwide. “Home Services Revenue” means revenue earned in the Home Services Category, including revenue from the sale of clicks, leads or calls in such category. “IFRS” means the International Financial Reporting Standards, as in effect as of the date of this Agreement. “Inactive Shareholder” has the meaning set forth in Section 11.6. “Included Books and Records” has the meaning set forth in Section 2.1(g). “Included Contracts” has the meaning set forth in Section 2.1(b). “Included Lease” has the meaning set forth in Section 2.1(d). “Included Personal Data” has the meaning set forth in Section 2.1(i). “Indemnifying Party” means the party from whom indemnification is sought pursuant to Article 9.

10 “Indebtedness” means, with respect to any Person, (a) all indebtedness of such Person, whether or not contingent or asserted, for borrowed money, (b) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments or debt securities, warrants or other rights to acquire any such instruments or securities, (c) amounts owing as deferred purchase price for property or services, including all seller notes and “earn-out” payments, whether or not matured, (d) commitments or obligations by which such Person assures a creditor against loss (including contingent reimbursement obligations with respect to letters of credit), (e) indebtedness secured by an Encumbrance on assets or properties of such Person, (f) obligations or commitments to repay deposits or other amounts advanced by and owing to third parties, (g) any Liability of such Person in respect of banker’s acceptances or letters of credit, (h) obligations under any interest rate, currency or other hedging agreement, (i) all obligations of such Person as lessee under leases that have been or should be, in accordance with GAAP, IFRS or SFRS (as the case may be), recorded as capital leases, (j) direct or indirect guarantees or other contingent Liabilities (including so called “make-whole,” “take-or-pay” or “keep-well” agreements) with respect to any indebtedness, obligation, claim or Liability of any other Person of a type referred to in clause (a), (k) all accrued but unpaid wages, pro-rated bonuses, commissions, fees and other accrued but unpaid compensation and benefits and (l) with respect to any indebtedness, obligation, claim or Liability of a type described in clauses (a) through (i), all accrued and unpaid interest, premiums, penalties, breakage costs, unwind costs, fees, termination costs, redemption costs, expenses and other charges with respect thereto; provided that, with respect to any Seller, Indebtedness shall exclude all Seller Transaction Expenses. “Independent Accounting Firm” has the meaning set forth in Section 2.9(d)(ii). “Independent Contractor” means any natural person or sole member independent contractor or consultant currently engaged by any of the Sellers. “Infringement,” “Infringe,” or “Infringing” means that a given item or activity directly or indirectly infringes, dilutes or violates any Intellectual Property Right or misappropriates, dilutes or constitutes unauthorized use of any Technology or other subject matter covered by any Intellectual Property Right. “Insolvency and Equity Exceptions” has the meaning set forth in Section 3.2. “Insolvent” has the meaning set forth in Section 3.26. “Intellectual Property Rights” means all intellectual property, industrial property, and proprietary rights, whether registered or unregistered, anywhere in the world, including (a) patents, patent applications, design patents, and utility models (including any provisionals, divisionals, continuations, continuations-in- part, renewals, reissuances, re-examinations, extensions, and foreign and international counterparts), and related rights of priority, and inventions and invention disclosures (whether or not patentable), (b) copyrights and other rights in works of authorship, all registrations and applications for registration therefor, neighboring rights, and Moral Rights, (c) mask work rights and integrated circuit topography rights, (d) trade secrets and rights in trade secrets, know-how, proprietary information (such as processes, formulae, models and methodologies), and other non-public or confidential information (“Trade Secrets”), (e) trademarks, trade names, logos, service marks, trade dress, emblems, certification marks, collective marks, signs, insignia, slogans, corporate names, DBAs, and other similar designations of source or origin, and all registrations and applications for registration therefor (“Marks”), together with all of the goodwill symbolized by or associated with any of the foregoing, (f) internet domain names and domain name registrations, all associated web addresses, URLs, websites and web pages, sites and pages (“Domain Names”), (g) social media accounts, profiles, handles, pages, feeds, registrations, and other presences on or in connection with any social media or social networking website or online service, blog or microblog, mobile application, photo, video or other content-sharing website, virtual game world or virtual social world,

11 rating and review website, wiki or similar collaborative content website, or message board, bulletin board, or similar forum (“Social Media Accounts”) and all user names, likes, and feedback, (h) design and design rights (whether registered or unregistered), and all registrations and applications for registration therefor, (i) data, databases, and database rights, (j) rights in or to Technology, (k) rights of publicity and privacy and other rights to use the names, likeness, image, photograph, voice, identity and personal information of individuals, (l) analogous rights to any of the foregoing, and (m) rights to sue for past, present, and future Infringement of the rights of any of the foregoing. “In-bound License” has the meaning set forth in Section 3.11(c). “IP Assignments” has the meaning set forth in Section 2.8(a)(ii). “IP Grant” means any license (exclusive, non-exclusive, present, springing, or otherwise), covenant not to sue, covenant not to assert, option, other right, or claim in or to or under any Intellectual Property Rights. “IRS” means the U.S. Internal Revenue Service. “I.S.P” means I.S.P Assets FZE, a company incorporated under Umm Al Quwain Free Trade Zone (United Arab Emirates) Company Regulations. “IT System” means any electronic data processing, information, recordkeeping, communications, telecommunications, account management, inventory management and other computer or information technology systems and related Software, hardware, websites, applications, networks and servers, and all other information technology assets, including all data (including Personal Data) processed thereby. “Judgment” means any order, injunction, judgment, decree, ruling, assessment or arbitration award of any Governmental Authority or arbitrator. “Key Executives” means (i) Dmytro Atamaniuk, (ii) Taras Kiseliuk, (iii) Yana Ejim, (iv) Alyona Tsybizova, (v) Karina Pyrogova and (vi) Vladyslav Nizov. “Knowledge” means the knowledge, after due inquiry, of any of the following individuals: (i) Dmytro Atamaniuk, (ii) Taras Kiseliuk and (iii) Vladyslav Nizov. “Law” means any federal, state, local, municipal, foreign, international, multinational, or other constitution, law, statute, treaty, rule, regulation, ordinance, code, binding case law or principle of common law. “Leased Real Property” has the meaning set forth in Section 3.10(a). “Leases” has the meaning set forth in Section 3.10(a). “Liability” includes liabilities, debts or other obligations of any nature, whether known or unknown or asserted, absolute, accrued, contingent, liquidated, unliquidated or otherwise, due or to become due or otherwise, matured or unmatured, determined or determinable, and whether or not required to be reflected on a balance sheet prepared in accordance with GAAP, IFRS or SFRS (as the case may be). “Licensed Intellectual Property” has the meaning set forth in Section 3.11(c). “Liquidated Damages” has the meaning set forth in Section 5.15(d).

12 “Local Business Day” means any day other than Saturday, Sunday or public holiday or any day on which banking institutions in the jurisdiction in which the recipient of any notice under Section 12.2 is located are closed either under applicable Law or action of any Governmental Authority. “Loss” means (a) any loss, Proceeding, Judgment, damage, fine, penalty, expense (including reasonable attorneys’ or other professional fees and expenses and court costs), injury, Liability, Tax (including interest and penalties thereon), Encumbrance or other cost or expense, whether or not involving the claim of another Person and (b) any losses or costs incurred in investigating, defending or settling any Proceeding, Judgment or other matter described in the foregoing clause (a) and pursuing fulfillment of rights under this Agreement, whether or not the underlying Proceeding, Judgment or other matter is actually asserted or is merely alleged or threatened; provided that, notwithstanding anything to the contrary contained herein, for purposes of any indemnification obligation set forth in Section 9.1(b), Section 9.1(e) and Section 9.2(b), “Loss” shall exclude any special, incidental, indirect, punitive or consequential losses, damages or Liabilities or losses, damages or Liabilities calculated based upon any multiple of lost earnings or other similar methodology (including lost profits, loss of revenue, lost sales or diminution in value) used to value the Business, the Sellers or the Purchased Assets or based on the financial performance or results of operations of the Business, the Sellers or the Purchased Assets. “Management” has the meaning set forth in Section 2.12(a)(i). “Management Allocation Percentage” means, (x) with respect to a member of Management, the allocation percentage set forth on Schedule 3 or (y) the allocation percentage set forth on Schedule 3 with respect to the Management Earn-Out Pool, as applicable; provided that, if a member of Management is no longer an employee or consultant of Purchaser or any of its Affiliates at the time that the 2023 Earn-Out Criteria, or 2024 Earn-Out Criteria are achieved, respectively, then for purposes of the 2023 Earn-Out Payment or 2024 Earn-Out Payment, respectively, the allocation percentage of such member of Management shall be reallocated to the remaining members of Management who are then employees or consultants of Purchaser or any of its Affiliates and the Management Earn-Out Pool, on a pro rata basis in proportion to such remaining members’ and Management Earn-Out Pool’s allocation percentages set forth on Schedule 3, such that the aggregate of all Management Allocation Percentages shall be 100%. “Management Earn-Out Pool” means the portion of the Earn-Out Payments to be allocated to certain individuals who are then employees or consultants of the Purchaser or any of its Affiliates at the time that the 2023 Earn-Out Criteria or 2024 Earn-Out Criteria are achieved, as applicable (such individuals, the “Management Earn-Out Pool Recipients”). “Marks” has the meaning set forth in the definition of “Intellectual Property Rights”. “Material Adverse Effect” means any event, change, circumstance, effect or other matter that has, or would reasonably be expected to have, either individually or in the aggregate with all other events, changes, circumstances, effects or other matters, with or without notice, lapse of time or both, a material adverse effect on (a) the business, assets, financial condition, operating results or operations of the Business, taken as a whole, or (b) the ability of the Sellers to perform their obligations under this Agreement or to timely consummate the transactions contemplated by this Agreement, but shall exclude (in either case) any event, change, circumstance, effect or other matter resulting or arising from or attributable to (i) any change or prospective change in any Law or accounting rules (including GAAP, IFRS and SFRS, as applicable) or the enforcement, implementation or interpretation thereof; (ii) any change in general economic conditions; (iii) any change in general political conditions; (iv) any change or condition that is generally applicable to the industries or markets in which the Business or any Seller operates; (v) any changes in financial, banking or securities markets in general, including any disruption thereof and any decline in the price of any security or any market index or any change in interest rates; (vi) any natural or manmade disasters or acts of God,

13 including any Epidemic Events, earthquakes, hurricanes, tornados, floods, tsunamis or other natural disasters, or any other damage to or destruction of assets caused by casualty; (vii) acts of war or military aggression (whether or not declared), armed hostilities or terrorism, or the escalation or worsening thereof; (viii) any action required by this Agreement; (ix) the announcement, pendency or completion of the transactions contemplated by this Agreement, including losses or threatened losses of employees, customers, suppliers, distributors or others having relationships with the Seller and the Business; or (x) any failure by the Business to meet any internal or published projections, forecasts or revenue or earnings predictions (provided that the underlying causes of such failures (subject to the other provisions of this definition) shall not be excluded); provided, however, that in the case of each of the foregoing clauses (i), (ii), (iii), (iv), (v) and (vi), any such event, change, circumstance or occurrence shall not be excluded to the extent that it has or would reasonably be expected to have a disproportionate adverse effect on the business, assets, financial condition or operating results of the Business, taken as a whole, relative to that of other companies in the Sellers’ industry operating businesses similar to the Business. “Material Contract” has the meaning set forth in Section 3.12(a). “Material Customer” has the meaning set forth in Section 3.20(a). “Material Supplier” has the meaning set forth in Section 3.20(b). “Moral Rights” means moral or equivalent rights, including the right to the integrity of a work, the right to be associated with a work as its author by name or under a pseudonym and the right to remain anonymous, to the extent existing under applicable Law. “Negative Working Capital Adjustment” has the meaning set forth in Section 2.9(f). “Net Margin” means normalized EBITDA of the Business, including (x) any bonuses paid to employees and other service providers of the Business, other than any “integration bonus” (as contemplated by any Employment Agreement) and (y) costs under Section 2.11 (including under the Transition Services Agreement) and excluding (1) any charges, costs or expenses relating to the Purchaser’s acquisition of the Business (including without limitation, any charges, costs or expenses relating to the assignment or transition of any Contracts from the Sellers to the Purchaser or its Affiliates, and any accounting, legal or other advisor costs or fees relating to such acquisition), (2) labor costs or overhead expenses for any existing employees or service providers of the Purchaser whose duties are not primarily related to the Business and (3) any “integration bonus” (as contemplated by any Key Executive Employment Agreement). “NL Employee” has the meaning set forth in Section 5.14(b). “Noncompetition Agreements” has the meaning set forth in Section 2.8(a)(v). “Non-Recourse Party” has the meaning set forth in Section 12.16. “Objection Notice” has the meaning set forth in Section 9.3(a). “OFAC” has the meaning set forth in Section 3.24(c). “Open Source Software” means any Software that is licensed, distributed or conveyed as “open source software,” “copyleft” or under a similar licensing or distribution model, or under a Contract that requires as a condition of its use, modification or distribution that it, or other Software that is derived from or linked to such Software or into which such Software is incorporated or integrated or with which such Software is combined or distributed, be disclosed or distributed in source code form, delivered at no charge or be licensed, distributed or conveyed under the same terms as such Contract (including Software licensed under the GNU General Public License (GPL), GNU Lesser General Public License (LGPL), Mozilla

14 Public License (MPL), BSD licenses, Microsoft Shared Source License, Common Public License, Artistic License, Netscape Public License, Sun Community Source License (SCSL), Sun Industry Standards License (SISL), Apache License and any license listed at www.opensource.org) or under any other license that requires source code to be made available at no charge under such license in connection with any license, sublicense, distribution, modification, or access of such Software. “Organizational Documents” has the meaning set forth in Section 3.1. “Other ClickDealer Entity” means any Subsidiary of ClickDealer Singapore set forth on Section 1.1(a) of the Seller Disclosure Schedule. “Out-bound License” has the meaning set forth in Section 3.11(c). “Owned Software” has the meaning set forth in Section 3.11(a). “Parent” means has the meaning set forth in the Preamble. “Parent Guaranty” has the meaning set forth in Section 10.2. “Permitted Encumbrances” means (a) statutory liens of carriers, warehousemen, mechanics, materialmen, repairmen and other similar Persons incurred in the ordinary course of business, (b) liens for Taxes not yet due and payable or being contested in good faith by appropriate procedures or Proceedings, (c) easements, rights of way, zoning ordinances and other similar encumbrances affecting real property, (d) liens arising under original purchase price conditional sales contracts and equipment leases with third parties entered into in the ordinary course of business; and (e) other immaterial imperfections of title or Encumbrances, in each case (other than the foregoing clause (b)) that do not, in the aggregate, materially impair the Business. “Person” means an individual or an entity, including a corporation, limited liability company, partnership, trust, unincorporated organization, association or other business or investment entity, or any Governmental Authority. “Personal Data” means any information relating to an identified or identifiable natural Person. “Pre-Closing Tax Period” means (a) any taxable period ending on or before the Closing Date, and (b) with respect to a Straddle Tax Period, the portion of such taxable period ending on (and including) the Closing Date. “Proceeding” means any action, arbitration, mediation, audit, examination, investigation, hearing, litigation or suit (whether civil, criminal, administrative, judicial or investigative, whether formal or informal, and whether public or private) commenced, brought, conducted or heard by or before, or otherwise involving, any Governmental Authority or arbitrator. “Public International Organization” means (a) any international organization formed by states, governments or other international organizations or (b) any organization that is designated by executive order pursuant to Section 1 of the United States International Organizations Immunities Act (22 U.S.C. 288). “Purchase Price” has the meaning set forth in Section 2.5. “Purchased Assets” has the meaning set forth in Section 2.1. “Purchaser” has the meaning set forth in the Preamble.

15 “Purchaser Disclosure Schedule” has the meaning set forth in Article 4. “Purchaser Indemnified Parties” has the meaning set forth in Section 9.1. “Purchasing Entities” means the entities formed, or to be formed prior to the Closing Date, by the Purchaser. “Quarterly Statement” has the meaning set forth in Section 2.12(b). “Recovered Earn-Out Loss” has the meaning set forth in Section 9.6(d). “Registered IP” means Intellectual Property Rights that have been registered, issued, filed, certified or otherwise perfected or recorded with or by any Governmental Authority or quasi-public legal authority (including domain name registrars), or any applications for any of the foregoing, whether active or inactive. “Release” means any release, deposit, discharge, emission, leaking, leaching, spilling, seeping, injecting, pumping, pouring, emptying, escaping, dumping, disposing or migration of Hazardous Materials in, on, at, or under any site or location or into the environment. “Representatives” means, with respect to any Person, such Person’s directors, managers, officers, employees, agents, consultants and other advisors, and other representatives. “Requisite Net Margin” means a Net Margin of at least 10% of the associated revenue for the relevant period (either 2023 Revenue or 2024 Revenue), without giving effect to the adjustments for Dating Revenue, Gaming Revenue and Home Services Revenue. “Restricted Parties” has the meaning set forth in Section 3.24(c). “Restricted Period” has the meaning set forth in Section 5.10. “Restricted Persons” means, with respect to any party, such party’s Affiliates and its and their respective Representatives. “RWI Insurer” means Indian Harbor Insurance Company. “RWI Policy” means the representation and warranty insurance policy acquired by the Purchaser, the binder and form of policy that are attached hereto as Exhibit B. “RWI Policy Premium” means $492,000. “RWI Policy Premium Overage” means $50,000. “Sanctioned Territories” has the meaning set forth in Section 3.24(c). “Sanctions” has the meaning set forth in Section 3.24(c). “Section 1060 Allocation” has the meaning set forth in Section 2.10. “Securities Act” means the US Securities Act of 1933, as amended. “Seller Disclosure Schedule” has the meaning set forth in Article 3. “Seller” or “Sellers” has the meaning set forth in the Preamble.

16 “Seller Allocation Percentage” means, with respect to a Seller, the allocation percentage set forth on Schedule 1 (which allocation percentage, for the avoidance of doubt, has been mutually agreed by the parties). “Seller Indemnified Parties” has the meaning set forth in Section 9.2. “Seller Transaction Expenses” means all expenses of any Seller incurred or to be incurred prior to and through the Closing Date in connection with the negotiation, preparation and execution of this Agreement and the consummation of the transactions contemplated hereby, the Closing and any prior acquisition, divestiture, liquidation, equity subscription or similar transactions, including (a) out-of-pocket costs, fees and disbursements of financial advisors, attorneys, accountants and other advisors and service providers, (b) all fees and expenses incurred to obtain any third party Consent under any Contract or from any Governmental Authority, (c) 50% of the RWI Policy Premium, and (d) the RWI Policy Premium Overage in all cases payable by any Seller (prior to and through and including the Closing Date) and which have not been paid as of or after the Closing Date. “Selling Parties Representative” has the meaning set forth in Section 12.1(a). “SFRS” means the Singapore Financial Reporting Standards in effect from time to time. “Shareholder Allocation Percentage” means, with respect to a Shareholder, the percentage ownership set forth on Schedule 2. “Shrinkwrap Software” means Software licensed to any Seller under generally available retail shrinkwrap, clickwrap or other similar licenses and used in the Sellers’ business. “Software” means software, firmware and computer programs and applications (including source code, executable or object code, architecture, algorithms, data files, computerized databases, plugins, libraries, subroutines, tools and APIs) and all related specifications and documentation. “Source Material” means, individually and collectively, with regard to Software, the human readable source code of such Software, and all associated materials and documentation enabling a reasonably skilled programmer to understand such Software’s design, structure and implementation and to enable a professional software programmer skilled in the applicable software language to write documentation and help files for such Software, including without limitation any system documentation, written statements of program procedures (including build procedures), written statements of operation and principle, programmer notes, testing data, and custom or special compilers, in each case related to such Software’s design, structure and implementation. “Standard Service Agreement” means any employment agreement, offer letter, consulting agreement or service agreement entered into between any Seller, on one hand, and any Employee or Independent Contractor, on the other hand, based on forms that have been made available to Purchaser. “Standards Body” has the meaning set forth in Section 3.11(k). “Straddle Tax Period” means any taxable period that begins on or before the Closing Date and ends after the Closing Date. “Subsidiary” means, with respect to a specified Person, any corporation or other Person of which securities or other interests having the power to elect a majority of that corporation’s or other Person’s board of directors or similar governing body, or otherwise having the power to direct the business and policies of that corporation or other Person (other than securities or other interests having such power only upon the happening of a contingency that has not occurred) are held by the specified Person or one or more

17 of its Subsidiaries. When used in this Agreement without reference to a particular Person, “Subsidiary” means a Subsidiary of a Seller. “Suspended Party” has the meaning set forth in Section 7.1(f). “Target Working Capital” means three million US dollars ($3,000,000). “Tax” or “Taxes” means (a) any national, federal, state, local, municipal, foreign or other tax, charge, fee, duty (including customs duty), levy or assessment, including any income, gross receipts, net proceeds, alternative or add-on minimum, corporation, ad valorem, turnover, real property, personal property (tangible or intangible), sales, use, franchise, excise, value added, stamp, leasing, lease, user, transfer, fuel, excess profits, profits, occupational, premium, interest equalization, windfall profits, severance, license, registration, payroll, environmental, capital stock, capital duty, disability, estimated, gains, wealth, welfare, employee’s income withholding, other withholding, unemployment or social security or any other tax of whatever kind (including any duty fee, assessment, impost or other charges in the nature of or in lieu of any tax) that is imposed by any Governmental Authority, including any interest, fines, penalties or additions resulting from, attributable to, or incurred in connection with any such items (b) any Liability for payment of amounts described in clause (a) whether as a result of successor or transferee liability, joint and several liability, or by reason of being a member of an affiliated, consolidated, combined, unitary or other group for any period, or payable by reason of Contract assumption, operation of law, or otherwise (excluding, in each case, any arrangements or agreements entered into in the ordinary course of business with a primary purpose unrelated to Tax), and (c) any Liability for the payment of amounts described in clause (a) or (b) as a result of any Tax Sharing Agreement, tax indemnity agreement or any other express or implied agreement to pay or indemnify any other Person whether by Contract or otherwise (excluding, in each case, any arrangements or agreements entered into in the ordinary course of business with a primary purpose unrelated to Tax). “Tax Return” means any report, return, form, document, declaration, designation, election or other information or filing that is supplied or required to be supplied to any Taxing Authority with respect to Taxes, including information returns and any documents with respect to or accompanying payments of estimated Taxes. “Tax Sharing Agreements” means all existing agreements or arrangements binding any Seller or any of its Subsidiaries that provide for the allocation, apportionment, sharing or assignment of any Tax Liability or benefit, or the transfer or assignment of income, revenues, receipts, or gains for the purpose of determining any Person’s Tax Liability. “Taxing Authority” means with respect to any Tax, the Governmental Authority that imposes such Tax and the agency (if any) charged with the collection of such Tax for such Governmental Authority. “Technology” means all technical, technological or scientific know-how or information, including Software, databases, data compilations and collections, and technical data, data centers, methods and processes, devices, prototypes, designs and schematics, inventions, developments, knowledge, technology, research, means, methods, processes, practices, formulas, instructions, skills, techniques, procedures, experiences, ideas, technical assistance, designs, drawings, assembly procedures, computer programs, apparatuses, specifications and data and results, whether or not confidential, proprietary, protected as a trade secret, patented or patentable, and whether in written, electronic or any other form now known or hereafter developed. “Third Party Claim” has the meaning set forth in Section 9.4(a). “Top 200 Customers” has the meaning set forth in Section 2.1(b).

18 “Trade Secrets” has the meaning set forth in the definition of “Intellectual Property Rights”. “Transfer Taxes” means sales, bulk sales, use, value added, goods and services, documentary, transfer, stamp, real property transfer, conveyances, recording, notarial, excise, registration or similar Taxes, fees or charges (together with any interest, penalties or additions in respect thereof) imposed by any Taxing Authority as a result of, or payable or collectible or incurred in connection with, this Agreement. For the avoidance of doubt, Transfer Taxes shall not include (a) any income, gains, franchise, or similar Taxes or (b) any withholding Taxes that apply to amounts payable in connection with this Agreement. “Transition Services Agreement” has the meaning set forth in Section 2.8(a)(v). “Treasury Regulations” means the regulations (including temporary regulations) promulgated under the Code by the United States Department of Treasury. “Undisputed Amounts” has the meaning set forth in Section 2.12(e). “Unresolved Items” has the meaning set forth in Section 2.9(d)(ii). “User Documentation” means explanatory and informational materials concerning the Company Products and Company Technology, in printed or electronic form, which any Seller has made available or otherwise released for distribution to customers or end-users of such Company Products and Company Technology, which may include manuals, descriptions, user or installation instructions, diagrams, printouts, listings, flow-charts and training materials, contained on visual media such as paper or photographic film, or on other physical storage media in machine readable form. “Willful Breach” means an intentional material breach of any covenant or other agreement (but excluding any representation or warranty) contained in this Agreement that is a consequence of an act undertaken by the breaching party with the actual knowledge that the taking of such act would, or would be reasonably expected to, cause a material breach of this Agreement. “Working Capital Adjustment” means any amount (which may be expressed as a negative number) equal to the amount of the Closing Net Working Capital less the Target Working Capital. “Working Capital Release Amount” means five hundred thousand US dollars ($500,000). 1.2 Construction (a) Any reference in this Agreement to an “Article,” “Section,” “Exhibit” or “Schedule” refers to the corresponding Article, Section, Exhibit or Schedule of or to this Agreement, unless the context indicates otherwise. The table of contents and the headings of Articles and Sections are provided for convenience only and are not intended to affect the construction or interpretation of this Agreement. All terms defined in this Agreement shall have the defined meanings when used in any document made or delivered pursuant hereto unless otherwise defined therein. All words used in this Agreement are to be construed to be of such gender or number as the circumstances require. The words “including,” “includes” or “include” are to be read as listing non-exclusive examples of the matters referred to, whether or not words such as “without limitation” or “but not limited to” are used in each instance. The word “extent” in the phrase “to the extent” means the degree to which a subject or other thing extends, and such phrase will not mean simply “if”. The term “or” will not be deemed to be exclusive. The words “made available to the Purchaser” and words of similar import refer to documents (i) posted to the “15c GDM - DMS (SHARED)” folder on Google Drive’s file sharing platform (which, for the avoidance of doubt is located at https://drive.google.com/drive/u/1/folders/1n1iHzhw9GuALARwrvo51O9_Q40Mv5Rt5) at least twenty- four (24) hours prior to the execution of this Agreement or (ii) delivered in person or electronically to the Purchaser or its Representatives at least twenty-four (24) hours prior to the execution of this Agreement.

19 Where this Agreement states that a party “shall,” “will” or “must” perform in some manner or otherwise act or omit to act, it means that the party is legally obligated to do so in accordance with this Agreement. The words such as “herein,” “hereinafter,” “hereof,” “hereunder” and “hereto” refer to this Agreement as a whole and not merely to a subdivision in which such words appear unless the context otherwise requires. References to any statute shall be deemed to refer to such statute as amended through the date hereof and to any rules or regulations promulgated thereunder as amended through the date hereof. References to any Contract of any of Sellers are to that Contract of any of Sellers as amended, modified or supplemented from time to time in accordance with its terms thereof and hereof; provided that such amendment, modification or supplement will have been made available to the Purchaser. References to any Person will include such Person’s permitted successors and assigns. The words “ordinary course of business” and words of similar import will be deemed to be followed by the words “consistent with past practice.” Any reference herein to “days” shall mean calendar days unless Business Days are expressly specified and, when evaluating a period of time before which, within which or following which any act is to be done or taken pursuant to this Agreement, the reference date in calculating such period shall be excluded and, if the last day of such period is not a Business Day, the period shall end on the next succeeding Business Day. Unless otherwise provided in this Agreement, all monetary values stated herein are expressed in United States currency and all references to “dollars” or “$” will be deemed references to the United States dollar. Where a monetary threshold stated herein is expressed in United States dollars, the threshold amount will where applicable be deemed to specify an equivalent amount of non-United States currency, determined based on the applicable Exchange Rate. References to the “stock” or “capital stock” of a company shall, where applicable, mean a “share” in such company. References to dates and the time of day shall refer to those of New York City time, unless otherwise specified. This Agreement has been, and the Ancillary agreements will be, prepared in the English language. In case of any conflict or inconsistency between the English language version of such documents and any translation thereof made for any purpose, the English language version will govern the interpretation and construction of such documents, and for any and all other purposes, except as may be required by applicable Law. (b) The parties have participated jointly in the negotiation and drafting of this Agreement and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement. ARTICLE 2 THE TRANSACTION 2.1 Purchase and Sale of Purchased Assets On the terms and subject to the conditions set forth in this Agreement, including Section 2.11 and except as set forth in Section 2.2 and Section 2.4, at the Closing, the Sellers will sell, convey, assign, transfer and deliver to the Purchaser (or any of the Purchasing Entities as the Purchaser may designate), and the Purchaser (or such Purchasing Entities) will purchase and acquire from the Sellers, free and clear of all Encumbrances other than Permitted Encumbrances, all of the Sellers’ right, title and interest in and to all of the Sellers’ properties and assets of every kind and description, whether real, personal or mixed, tangible, or intangible, and wherever located, other than Excluded Assets (collectively, the “Purchased Assets”), including the following: (a) all notes and accounts receivable related to the Current Business, including all trade accounts receivable and other rights to payment from customers, and the full benefit of all security for such accounts or rights to payment;

20 (b) all rights under all Contracts used in the Current Business, including the Contracts with the top 200 customers (by revenue in the last twelve (12)-month period prior to Closing) (the “Top 200 Customers”) of the Current Business set forth in Annex 2.1(b), but excluding all Company Plans, Contracts with Independent Contractors, and Leases that are not Included Leases (collectively, the “Included Contracts”); (c) all machinery, equipment, furniture, furnishings, computer hardware, materials, vehicles, tools, dies, molds and other items of tangible personal property of every kind used in the Current Business, and the full benefit of all express or implied warranties (to the extent assignable to the Purchaser) by the manufacturers or sellers or lessors of any item or component part thereof; (d) all rights in respect of the Leased Real Property related to the Current Business and any Leases governing such rights, in each case to the extent assigned to the Purchaser in accordance with Section 2.11(d) (such assigned Contracts, “Included Leases”); (e) all Company Intellectual Property and all rights in, to and under Licensed Intellectual Property and In-bound Licenses; provided that the Purchaser shall be provided with full access and related login credentials to all Social Media Accounts of the Sellers at Closing; (f) all Governmental Authorizations of the Sellers and all pending applications therefor or renewals thereof, in each case to the extent transferable to the Purchaser under applicable Law and related to the Current Business; (g) all books, records, files, studies, manuals, reports and other materials (in any form or medium) related to the Current Business, including all advertising materials, catalogues, price lists, mailing lists, distribution lists, client and customer lists, referral sources, supplier and vendor lists, purchase orders, sales and purchase invoices, production data, sales and promotional materials and records, purchasing materials and records, research and development files, records, data and laboratory books, Intellectual Property disclosures, manufacturing and quality control records and procedures, service and warranty records, equipment logs, operating guides and manuals, drawings, product specifications, engineering specifications, blueprints, financial and accounting records, litigation files and personnel and employee benefits records of Hired Employees and Hired Independent Contractors, in each case (x) to the extent transferable under applicable Law, (y) Seller is legally permitted to provide copies of such records to the Purchaser, and (z) excluding any immaterial correspondence (collectively, “Included Books and Records”); (h) all claims, rights, credits, causes of actions, defenses and rights of set-off against third parties relating to or arising from the Current Business or any of the Purchased Assets or Assumed Liabilities, in each case, whether accruing before or after the Closing, including with respect to past and future Infringement of the Company Intellectual Property and rights to damages and other remedies for past and future violation, misappropriation or infringement of Company Intellectual Property; (i) all rights to use Personal Data in the possession, custody or control of any Seller related to the Current Business, including all copies of all such Personal Data in Sellers’ possession, custody or control, in each case (x) to the extent transferable under applicable Law and (y) Seller is legally permitted to provide copies of such records to Purchaser, and in each case excluding any immaterial correspondence (collectively, “Included Personal Data”); (j) all of Sellers’ rights under warranties, indemnities and all similar rights against third parties to the extent related to the Purchased Assets;

21 (k) all rights relating to deposits and prepaid expenses and claims for refunds to the extent related to the Purchased Assets; and (l) other than any Excluded Assets, all other assets, properties or rights (whether accrued now or hereafter) of every kind and description, wherever located, whether real, personal or mixed, tangible or intangible, that are related to the Current Business. 2.2 Excluded Assets Notwithstanding anything to the contrary in Section 2.1 or elsewhere in this Agreement, the following assets of the Sellers (collectively, the “Excluded Assets”) are excluded from the Purchased Assets, and are to be retained by the Sellers as of the Closing: (a) all Cash and Cash Equivalents of the Sellers; (b) any bank or brokerage accounts of the Sellers; (c) original copies of all minute books, records, stock ledgers, Tax records and other materials that the Sellers are required by Law to retain; (d) the shares of the capital stock of the Sellers held in treasury; (e) all rights under all Contracts that are not Included Contracts, including all Contracts set forth on Annex 2.2(e) and all Leases that are not Included Leases (collectively, the “Excluded Contracts”); (f) the assets, properties and rights specifically set forth on Annex 2.2(f); (g) all Company Plans and all trusts or other assets attributable thereto; (h) all Contracts with Independent Contractors; (i) the corporate seals, organizational documents, minute books, stock books, Taxes, books of account or other records having to do with the corporate organization of Seller, and all books and records of the Sellers that relate to income Taxes or Excluded Assets; provided, however, each Seller will provide the Purchaser with copies of such books and records to the extent that any such books and records relate to any Purchased Assets or any Assumed Liability or are otherwise reasonably requested by the Purchaser; (j) all books, records, files, studies, manuals, reports and other materials (in any form or medium) other than the Included Books and Records; (k) all rights and interests under all certificates for insurance, binders for insurance policies and insurance; (l) all rights to use Personal Data other than Included Personal Data; (m) all Tax assets (including duty and Tax refunds and prepayments) of Sellers or any of their Affiliates; and (n) all rights (whether accrued now or hereafter) of the Sellers under this Agreement, the Ancillary Agreements and any other documents, instruments or certificates executed in connection with the transactions contemplated by this Agreement.

22 2.3 Assumed Liabilities In accordance with the provisions of this Agreement, at the Closing, the Purchaser (or any of the Purchasing Entities as the Purchaser may designate) will assume and pay, perform and discharge when due only the following Liabilities of the Sellers (collectively, the “Assumed Liabilities”) (and to the extent any of the following Liabilities is incurred directly by Sellers after Closing, the Purchaser shall reimburse the Sellers): (a) all trade accounts payable reflected in line items on the Balance Sheet or incurred by the Sellers, including Section 5.2, between the Date of the Balance Sheet and the Closing (other than trade accounts payable to any Shareholder or any Affiliate of the Sellers); (b) all Liabilities arising at or after the Closing under the Included Contracts (except, in each case, for any Liability arising out of or relating to (i) any breach of, or failure to comply with, prior to the Closing, any covenant or obligation in any such Contract or (ii) any event that occurred prior to the Closing which, with or without notice, lapse of time or both, would constitute such a breach or failure); (c) all Liabilities relating to benefits (including workers’ compensation, severance payments, bonus payments and unemployment benefits), compensation, termination or continuation of employment, misclassification or lack of delay or notice or other arrangements with respect to any Hired Employee or Hired Independent Contractors, in each case arising at or after the Closing; (d) all Liabilities for (i) Taxes relating to the Current Business, the Purchased Assets or the Assumed Liabilities for any taxable period beginning after the Closing Date and for the portion of any Straddle Tax Period beginning on the date after the Closing Date and (ii) Taxes for which the Purchaser is liable pursuant to Article 8; and (e) all other Liabilities arising out of or relating to Purchaser’s (or its Affiliates’ or successors’) ownership or operation of the Current Business and the Purchased Assets at or after the Closing; and (f) the Dutch Transition Costs. 2.4 Excluded Liabilities Notwithstanding any other provision of this Agreement or any other writing to the contrary, and regardless of any information disclosed to the Purchaser or any of its Affiliates or representatives, the Purchaser does not assume and has no responsibility for any Liabilities of the Sellers other than the Assumed Liabilities specifically listed in Section 2.3 (such unassumed Liabilities, the “Excluded Liabilities”). Without limiting the preceding sentence, the following is a non-exclusive list of Excluded Liabilities that the Purchaser does not assume and that the Sellers will remain bound by and liable for, and will pay, perform and discharge when due: (a) all Liabilities arising out of or relating to any Excluded Asset or to the extent not relating to the Current Business; (b) all Liabilities under any Contract that is not an Included Contract; (c) all Liabilities resulting under, stemming from, or relating to, any Indebtedness of Sellers (including any Closing Indebtedness) and any Encumbrances related thereto, except for Indebtedness resulting under, stemming from, or relating to any Included Contract;

23 (d) all Liabilities under any Included Contract that arise after the Closing but that arise out of or relate to (i) any breach of, or failure to comply with, prior to the Closing, any covenant or obligation in any such Included Contract or (ii) any event that occurred prior to the Closing which, with or without notice, lapse of time or both, would constitute such a breach or failure; (e) all Liabilities arising out of or relating to product liability, indemnity, warranty, misappropriation or similar claims by any Person in connection with any tangible or intangible products or services used, sold or licensed by the Sellers prior to the Closing; (f) all Liabilities of any Seller pertaining to any Infringement of any Intellectual Property Right of any third party arising prior to the Closing; (g) all Liabilities as a result of any legal or equitable action or judicial or administrative Proceeding initiated at any time caused by any action, condition or omission of Sellers (or any of their directors, officers, employees, contractors, shareholders, consultants or agents) that occurred or existed prior to the Closing; (h) all Liabilities arising out of or resulting from any Seller’s compliance or non-compliance with any Law or Judgment, including all Liabilities as a result of any legal or equitable action or judicial or administrative Proceeding, initiated at any time caused by any action, condition or omission of Sellers (or any of their directors, officers, employees, contractors, shareholders, consultants or agents) that occurred or existed prior to the Closing; (i) all Liabilities arising out of any Proceeding pending as of the Closing, whether or not set forth in the Seller Disclosure Schedule; (j) all Liabilities arising from or under any Environmental Law arising out of or relating to the operation of the Current Business prior to the Closing or any Seller’s leasing, ownership or operation of real property prior to the Closing; (k) all Liabilities relating to employment, compensation, benefits (including workers’ compensation, severance payments, bonus payments and unemployment benefits), termination or continuation of their employment or engagement, misclassification, or lack or delay of any notice relating to their employment or engagement (including in respect of Proceedings and claims) (i) in respect of any Hired Employee or Hired Independent Contractor arising before or on the Closing (other than any Dutch Transition Costs), or (ii) in respect of any employee or contractor (current or former) who is not a Hired Employee or Hired Independent Contractor; provided, however with regard to employment benefits accrued prior to or on the Closing but only payable thereafter (e.g. 13th months, bonus, holiday pay), the Purchaser undertakes to pay such amounts to the Employees that become Hired Employees at the normal pay-out date and the Seller will pay the pro-rated part of the (gross) amounts related thereto, increased with employer’s social security contributions, for the period up until the Closing to the Purchaser within thirty (30) days following the Closing; (l) all Liabilities arising under or in connection with any Company Plan, or any termination, continuation, amendment or other acts or omissions in connection with any Company Plan, other than any Dutch Transition Costs; (m) any severance or termination payments to any director, officer, employee or consultant of any Seller prior to and through and including the Closing Date, other than any Dutch Transition Costs;

24 (n) any bonuses, retention payments and any other change-of-control or similar payments payable as a result of or in connection with the transactions contemplated by this Agreement (including any payroll and similar Taxes payable thereon) payable by any Seller prior to and through and including the Closing Date, other than any Dutch Transition Costs; (o) any termination, balloon, prepayment penalties or premiums, or similar payments resulting from early termination of Contracts or outstanding Indebtedness in connection with the transactions contemplated by this Agreement payable by any Seller prior to and through and including the Closing Date; (p) all Liabilities to indemnify, reimburse or advance amounts to any directors, officers, employees, contractors, shareholders, consultants, or agents of any Seller (other than as provided herein or in any Ancillary Agreement); (q) all Liabilities relating to any negotiations, agreements or other transactions, if any, by any Seller with any third party (other than the Purchaser or its Affiliates) that relate to the acquisition of any Seller or any of the Seller’s assets or any termination of related negotiations or arrangements; (r) all other Liabilities of any Seller owed to any Affiliate, shareholder, holder of any security, creditor or investor of any Seller of any kind or nature whether or not related to this Agreement (other than as provided herein or in any Ancillary Agreement); (s) except as otherwise provided herein or in any Ancillary Agreement, all Liabilities of any Seller arising out of or incurred in connection with this Agreement or the transactions contemplated by this Agreement, or any other certificate, document or instrument executed in connection with the transactions contemplated by this Agreement, including the Sellers’ disclosures to or negotiations with shareholders, solicitations of written consents from any Persons, or other legal obligations of the Sellers; (t) all Liabilities arising out of or relating to any check or draft outstanding as of the Closing drawn on any bank or brokerage account of the Sellers; (u) all Excluded Taxes; (v) all Liabilities stemming from, or relating to, any Seller Transaction Expenses (including any Closing Seller Transaction Expenses) (other than as provided herein); and (w) the Liabilities specifically set forth on Annex 2.4(w). 2.5 Purchase Price Subject to Section 2.9, the aggregate purchase price for the Purchased Assets (the “Purchase Price”) shall be (x) at Closing, (a) an amount equal to the sum of (i) thirty-five million US dollars ($35,000,000), plus (ii) the amount of the Working Capital Adjustment, if any, whether positive or negative, and (b) the assumption of the Assumed Liabilities (the portion of the Purchase Price calculated in accordance with this clause (x), the “Base Purchase Price”), and (y) the Earn-Out Payments contemplated by Section 2.12, payable pursuant to the terms therein. 2.6 Estimated Closing Balance Sheet No later than five (5) Business Days prior to the Closing Date, the Sellers will prepare and deliver to the Purchaser an unaudited balance sheet of the Purchased Assets and Assumed Liabilities prepared in accordance with Section 2.9(h) on an estimated basis as of 11:59 P.M. (measured, with respect to each

25 Seller, based on the local time of such Seller) on the Business Day immediately prior to the Closing Date (the “Estimated Closing Balance Sheet”). The Sellers will deliver with the Estimated Closing Balance Sheet a statement setting forth the Sellers’ good faith calculations based thereon of (a) the estimated Closing Net Working Capital (reflecting the exclusion of the Excluded Assets and Excluded Liabilities) and the resulting estimated Working Capital Adjustment, (b) the Closing Indebtedness Payoff Amount, if any, (c) the Closing Seller TE Payoff Amount, if any, and (d) the estimated Purchase Price determined based on the foregoing estimated amounts derived from the Estimated Closing Balance Sheet (the “Estimated Purchase Price”). The estimated Closing Net Working Capital will be prepared in accordance with the Accounting Rules. The Estimated Closing Balance Sheet and the statement described in this Section 2.6 delivered therewith will be accompanied by reasonable supporting details and documentation for each component thereof. The Sellers will, subject to and in accordance with Section 5.1, permit the Purchaser and its Representatives reasonable access to the personnel, properties, books and records of the Sellers for the purpose of evaluating the foregoing statements and calculations. If the Purchaser raises any reasonable objections to the foregoing statements and calculations, the Purchaser and the Sellers will consider in good faith such objections prior to the Closing, and the Sellers will make such revisions to such disputed items as may be mutually agreed between the Purchaser and the Sellers. No failure by the Purchaser to raise any objection or dispute pursuant to this Section 2.6 shall in any way prejudice the Purchaser’s right to raise any matter pursuant to the provisions of Section 2.9 or otherwise. 2.7 Closing Subject to the satisfaction of all or waiver of all or part of the conditions set forth in Article 6, the closing of the transactions contemplated by this Agreement (the “Closing”) will take place remotely via the electronic exchange of documents and signatures, on the Business Day after satisfaction or waiver of the last of the conditions set forth in Article 6 (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of those conditions), or at such other time and place as the Purchaser and the Selling Parties Representative may agree in writing. The date on which the Closing actually occurs is referred to in this Agreement as the “Closing Date.” Unless the Selling Parties Representative and the Purchaser agree otherwise in writing, the Closing shall be deemed effective as of 12:01 a.m., local time, in each applicable jurisdiction of each Seller on the Closing Date. 2.8 Closing deliveries (a) At the Closing, the Sellers will deliver or cause to be delivered to the Purchaser: (i) the Bill of Sale and the Assignment and Assumption Agreements executed by each Seller; (ii) assignment of all Company Intellectual Property in the forms of Exhibit C (the “IP Assignment”) executed by the applicable Seller; (iii) evidence of the Consents with respect to the assignment of the Company’s Contracts with customers pursuant to which Sellers received 75% or more of the revenue of the Current Business between November 1, 2022 and January 31, 2023; (iv) an employment agreement, in substantially the form of Exhibit D, executed by Taras Kiseliuk (the “Canada Employment Agreement”) and otherwise an employment agreement or independent contractor agreement with each other Key Executive on mutually agreeable forms to comply with applicable Law and reflect differences in economic terms (including salary, bonus, severance and other compensation and benefits) (as the parties may agree in their reasonable

26 discretion) (collectively, together with the Canada Employment Agreement, the “Employment Agreements”); (v) a noncompetition agreement in the form of Exhibit E executed by each Shareholder (except I.S.P) (collectively, the “Noncompetition Agreements”); (vi) a transition services agreement executed by the Purchaser (or its designated Affiliate) and ClickDealer Cyprus, in form to be mutually agreed by the parties in their reasonable discretion (the “Transition Services Agreement”); (vii) a properly completed and executed IRS Form W-8 or W-9 from each Seller; (viii) a certificate, dated as of the Closing Date, executed by ClickDealer Cyprus, on behalf of all Sellers, confirming the satisfaction of the conditions specified in Section 6.1(a) through Section 6.1(d); and (ix) a certificate of the secretary or assistant secretary (or other responsible officer) of each Seller dated as of the Closing Date and attaching (A) a copy of such Seller’s charter or memorandum of association (as applicable) and all amendments thereto, certified by the Secretary of State (or equivalent competent Governmental Authority) of the jurisdiction of each Seller’s incorporation not more than twenty (20) Business Days prior to the Closing Date (to the extent the Secretary of State or such other Governmental Authority certifies such documents in such jurisdiction); (B) a copy of each Seller’s bylaws or articles of association (as applicable) and all amendments thereto, if applicable; (C) a certificate of good standing of each Seller certified by the Secretary of State (or equivalent competent Governmental Authority) of the jurisdiction of any Seller’s incorporation (to the extent such concept exists in such jurisdiction and the Secretary of State or such other Governmental Authority provides such certificates in such jurisdiction); (D) all resolutions of the board of directors and the shareholders of each Seller (if required) approving this Agreement, the execution thereof and the transactions contemplated by this Agreement; and (E) incumbency and signatures of the officers of each Seller executing this Agreement or any other agreement contemplated by this Agreement. (b) At the Closing, the Purchaser will deliver or cause to be delivered: (i) to each Seller, an amount equal to its (x) Seller Allocation Percentage of (y) the Estimated Purchase Price minus the Holdback Amount, in each case as set forth in the Estimated Closing Balance Sheet as of the Closing, by wire transfer of immediately available funds to the account(s) designated by the Selling Parties Representative in the Estimated Closing Balance Sheet; (ii) to the Sellers, the Bill of Sale and Assignment and Assumption Agreements and the IP Assignments executed by the Purchaser or the applicable Purchasing Entities; (iii) to Sellers, the Transition Services Agreement executed by the Purchaser or the applicable Purchasing Entities; and (iv) to the Sellers, a certificate dated as of the Closing Date, executed by the Purchaser confirming the satisfaction of the conditions specified in Section 6.2(a) through Section 6.2(c); and (v) a certificate of the secretary or assistant secretary (or other responsible officer) of the Purchaser and each of the applicable Purchasing Entities dated as of the Closing Date and attaching (A) a certificate of good standing of Purchaser and each of the applicable Purchasing

27 Entities certified by the Secretary of State of Delaware; (B) all resolutions of the managers and the members of Purchaser and each of the applicable Purchasing Entities approving this Agreement, the execution thereof and the transactions contemplated by this Agreement; and (C) incumbency and signatures of the officers of Purchaser and each of the applicable Purchasing Entities executing this Agreement or any other agreement contemplated by this Agreement. (c) No later than five (5) Business Days prior to the Closing Date (as Sellers may update as of the Closing Date), the Sellers will provide the Purchaser with: (i) the amounts required in order to pay in full all Closing Indebtedness amounts, inclusive of any costs or fees associates with forever settling, terminating or discharging any related Encumbrances over any Purchased Assets (such total amount owed pursuant to this Section 2.8(c)(i), the “Closing Indebtedness Payoff Amount”); and (ii) the amounts required in order to pay in full the Closing Seller Transaction Expenses (the total amount of the Closing Seller Transaction Expenses owed pursuant to this Section 2.8(c)(ii), the “Closing Seller TE Payoff Amount”). (d) No later than three (3) Business Days following the Closing Date (and subject to actual receipt of the Estimated Purchase Price in sufficient amount by the Sellers to permit the applicable Seller to make the distributions noted below), the Sellers (as applicable) will: (i) distribute to each holder of the Closing Indebtedness an amount in accordance with Section 2.8(c)(i) in order to repay all such Closing Indebtedness; and (ii) distribute to each Person to whom any Seller Transaction Expenses are due, an amount in accordance with Section 2.8(c)(ii) in order to repay all such Seller Transaction Expenses. 2.9 Post-closing adjustment (a) Within ninety (90) days after the Closing Date, the Purchaser shall prepare and deliver to the Selling Parties Representative written notice (the “Adjustment Notice”) containing (i) an unaudited balance sheet of the Purchased Assets and Assumed Liabilities as of 11:59 P.M. on the Business Day immediately prior to the Closing Date (the “Closing Balance Sheet”) and (ii) the Purchaser’s calculation based thereon of (A) the Closing Net Working Capital (reflecting the exclusion of the Excluded Assets and Excluded Liabilities), (B) the resulting Working Capital Adjustment (if any), and (C) the Purchaser’s calculation of the amount of any payments required pursuant to Section 2.9(f) based on the foregoing calculations derived from the Closing Balance Sheet, in reasonable detail (the “Adjustment Calculation”). The Closing Balance Sheet will be prepared in accordance with Section 2.9(h). The Closing Balance Sheet and the statement described in this Section 2.9(a) delivered therewith will be accompanied by reasonable supporting details and documentation for each component thereof. (b) The Adjustment Notice (once prepared and delivered by the Purchaser to the Selling Parties Representative in accordance with Section 2.9(a)) will be final, conclusive and binding on the parties for purposes of Section 2.9 unless the Selling Parties Representative provides a written notice (a “Dispute Notice”) to the Purchaser no later than the ninetieth (90) day after the delivery to the Selling Parties Representative of the Adjustment Notice. Subject to the preceding sentence, the Dispute Notice shall, in reasonable detail, set forth (A) each item on the Adjustment Notice that the Selling Parties Representative dispute pursuant to this Section 2.9(b) (each, a “Disputed Item”) and (B) the Selling Parties Representative’s alternative calculation of each Disputed Item, in each case, together with a reasonable itemization of the Disputed Items (to the extent that the Purchaser has promptly provided Sellers with the

28 information and access required by the immediately following sentence). In connection therewith, the Purchaser will permit the Sellers and their Representatives reasonable access to the personnel, properties, books and records of the Sellers for the purpose of evaluating the Adjustment Notice and the calculations set forth therein. (c) Any item or amount in the Adjustment Notice to which no dispute is raised in the Dispute Notice will be final, conclusive and binding on the parties for purposes of this Section 2.9. (d) Resolution of Disputed Items and Unresolved Items (i) If the Selling Parties Representative timely delivers a Dispute Notice to the Purchaser, then the Purchaser and the Selling Parties Representative will attempt in good faith, for a period of forty-five (45) days from the delivery of the Dispute Notice, to agree on the Disputed Items and Adjustment Calculation for purposes of Section 2.9. Any resolution by the Purchaser and the Selling Parties Representative during such forty-five (45)-day period as to any Disputed Items will be final, conclusive and binding on the parties for purposes of Section 2.9. (ii) If the Purchaser and the Selling Parties Representative do not resolve all Disputed Items by the end of the forty-five (45)-day period set forth in Section 2.9(d)(i), then the Purchaser and the Selling Parties Representative will submit, or either the Purchaser or the Selling Parties Representative may submit if the other party refuses to the act in accordance with this Agreement, the remaining Disputed Items that were properly included in the Dispute Notice (all such items, the “Unresolved Items”) to a Big Four Accounting Firm mutually agreed upon by the parties for resolution, or if that firm is unwilling or unable to serve, the Purchaser and the Selling Parties Representative will engage another mutually agreeable independent accounting firm of recognized international standing that is a Big Four Accounting Firm, which firm is not the regular auditing firm of the Purchaser or the Sellers. If the Purchaser and the Selling Parties Representative are unable to jointly select such independent accounting firm within ten (10) days after the forty-five (45)-day period set forth in this Section 2.9(d)(ii), the Purchaser, on the one hand, and the Selling Parties Representative, on the other hand, will each select an independent accounting firm of recognized international standing and each such selected accounting firm will select a third independent accounting firm of recognized international standing that is a Big Four Accounting Firm, which firm is not the regular auditing firm of the Purchaser or the Sellers; provided, however, that if either the Purchaser, on the one hand, or the Selling Parties Representative, on the other hand, fails to select such independent accounting firm during this ten (10)-day period, then the parties agree that the independent accounting firm selected by the other party will be the independent accounting firm selected by the parties for purposes of this Section 2.9 without any further action of either party (the accounting firm engaged pursuant to this Section 2.9(d)(ii) to resolve the Unresolved Items, the “Independent Accounting Firm”). (iii) The Purchaser and the Selling Parties Representative will instruct the Independent Accounting Firm to render its determination with respect to the Unresolved Items in a written report that specifies and explains in reasonable detail the conclusions of the Independent Accounting Firm as to each Unresolved Item and the resulting Purchase Price and Adjustment Calculation, in each case based solely on (A) the submissions presented to the Independent Accounting Firm by the Purchaser or the Selling Parties Representative pursuant to Section 2.9(e) and not on any independent review or investigation and (B) the definitions and other terms included herein. The scope of the Independent Accounting Firm’s engagement will be limited to only resolving the Unresolved Items in accordance with the terms and conditions set forth in this Section 2.9, and all other claims and disputes related to this Agreement will be out of its scope. In resolving an Unresolved Item, the Independent Accounting Firm may not assign a value to any particular

29 Unresolved Item greater than the greatest value for such Unresolved Item claimed by either party or less than the smallest value for such Unresolved Item claimed by either party, in the written submissions presented to the Independent Accounting Firm pursuant to Section 2.9(e). The Purchaser and the Selling Parties Representative will each use their commercially reasonable efforts to cause the Independent Accounting Firm to render its determination within thirty (30) days after referral of the Unresolved Items to the Independent Accounting Firm or as soon thereafter as reasonably practicable. (iv) The Independent Accounting Firm will act as an expert, not as an arbitrator, in resolving any Unresolved Items. The proceeding before the Independent Accounting Firm will be an expert determination under applicable Laws governing expert determination and appraisal proceedings. The final determination by the Independent Accounting Firm of the Unresolved Items submitted to it for resolution, absent fraud or clerical or mathematical error, will be final, conclusive and binding upon the parties. The fees and expenses of the Independent Accounting Firm will be allocated between the parties in inverse proportion to the relative success of the parties with respect to the Unresolved Items submitted to the Independent Accounting Firm. (v) The Purchaser will revise the Closing Balance Sheet and the Adjustment Calculation as appropriate to reflect the resolution of the Disputed Items pursuant to this Section 2.9(d). The procedure set forth in this Section 2.9 will be the sole and exclusive method for resolving any disputes with respect to the Estimated Closing Balance Sheet, Closing Balance Sheet or the Adjustment Notice. (e) For purposes of complying with this Section 2.9, the Purchaser and the Selling Parties Representative will furnish to each other and to the Independent Accounting Firm such work papers and other documents and information relating to the Disputed Items as the other party or the Independent Accounting Firm may reasonably request and are available to that party (or its independent public accountants) and will be afforded the opportunity to present to the Independent Accounting Firm any material related to the Unresolved Items and to discuss such items with the Independent Accounting Firm. Either party may require that the Independent Accounting Firm enter into a customary form of confidentiality agreement with respect to the work papers and other documents and information relating to the Business provided to the Independent Accounting Firm pursuant to this Section 2.9(e). (f) If the Purchase Price as finally determined pursuant to this Section 2.9 (the “Final Purchase Price”) is less than the Estimated Purchase Price, then within five (5) Business Days after the determination of the Final Purchase Price, the Purchaser shall be entitled to retain from the Holdback Amount an amount equal to the difference between the Estimated Purchase Price and the Final Purchase Price (such amount, the “Negative Working Capital Adjustment”); provided, however, that if the Holdback Amount is less than the Negative Working Capital Adjustment, then the Sellers shall pay or cause to be paid to the Purchaser such difference; provided, further, that if the Working Capital Release Amount is greater than the Negative Working Capital Release Amount, in addition, the Purchaser shall pay to the Sellers in cash the Working Capital Release Amount less the Negative Working Capital Adjustment (which amount shall reduce the Holdback Amount). If the Final Purchase Price is greater than the Estimated Purchase Price, then within five (5) Business Days after the determination of the Final Purchase Price the Purchaser will pay to the Sellers (in accordance with their respective Seller Allocation Percentages) the amount of such difference in cash plus the Working Capital Release Amount (which shall reduce the Holdback Amount). (g) Any payment to the Purchaser pursuant to Section 2.9(f) will be effected by wire transfer of immediately available funds from the Sellers to an account designated by the Purchaser, and any payment to the Sellers pursuant to Section 2.9(f) will be effected by wire transfer of immediately available funds to

30 an account(s) designated by the Selling Parties Representative. Such payments will be made within five (5) Business Days following the final determination of the Final Purchase Price in accordance with this Section 2.9. (h) The Estimated Closing Balance Sheet, the Closing Balance Sheet and any estimates, determinations and calculations contained therein or based thereon will be prepared and calculated for the Purchased Assets and Assumed Liabilities in accordance with the Accounting Rules, except that such estimates, determinations and calculations (i) will not include any purchase accounting or other adjustment arising out of the consummation of the transactions contemplated by this Agreement, (ii) will follow the defined terms contained in this Agreement and the Accounting Rules, and (iii) will be set forth in United States dollars after any applicable portion thereof denominated in a currency other than United States dollars has been converted to United States dollars at the applicable Exchange Rate. (i) Any payment made pursuant to this Section 2.9 will be treated by the parties for all purposes as an adjustment to the Estimated Purchase Price and will not be subject to offset for any reason (other than the Working Capital Release Amount, to the extent pursuant to Article 9). 2.10 Allocation of Purchase Price and Assumed Liabilities; Non-Essential Assets (a) The Sellers and the Purchaser agree to allocate and, as applicable, to cause their relevant Affiliates to allocate, the Final Purchase Price and any other items that are treated as consideration for Tax purposes, among the Purchased Assets pursuant to the principles set forth in Annex 2.10 hereto (the “Allocation Principles”). Within one hundred and twenty (120) days after the date on which the Final Purchase Price becomes finally determined under Section 2.9, the Purchaser shall deliver to the Sellers an allocation statement (the “Section 1060 Allocation”), which sets forth the amount of Final Purchase Price (and any other items that are treated as consideration for Tax purposes) allocable among the Purchased Assets. The Section 1060 Allocation shall be prepared in a manner consistent with Section 1060 of the Code and the Allocation Principles. In the event an adjustment to the Final Purchase Price is made pursuant to this Agreement, the Section 1060 Allocation will be modified to reflect such adjustment based upon the item or items to which such adjustment is attributable. Except as required by applicable Law, each of Sellers, Purchaser, and their respective Affiliates will cooperate in the preparation of filings required with respect to the Section 1060 Allocation (including IRS Form 8594) and take no position, and cause no position to be taken, inconsistent with the Section 1060 Allocation on any Tax Return, in any Tax proceeding, or otherwise with respect to any Tax. (b) All of the Sellers’ assets that have not been transferred as Purchased Assets (which, for the avoidance of doubt, constitute the Excluded Assets) are considered by the parties to be non-essential, such that the use of such assets cannot allow the conduct of the Business, and include those assets that, due to their insignificance, remain under the control of the Sellers only for the purpose of the further disposal and release of such assets where applicable. None of the assets sold under this Agreement (which, for the avoidance of doubt, constitute the Purchased Assets) will be used by the Sellers after the Closing other than during or in connection with the performance of their obligations under this Agreement and the Transition Services Agreement. 2.11 Consents (a) Notwithstanding any other provision of this Agreement, this Agreement does not constitute an agreement to sell, convey, assign, assume, transfer or deliver any interest in any Purchased Asset, or any claim, right, benefit or obligation arising thereunder or resulting therefrom if a sale, conveyance, assignment, assumption, transfer or delivery, or an attempt to make such a sale, conveyance, assignment, assumption, transfer or delivery, without the Consent of a third party (i) would constitute a breach or other contravention

31 of the rights of such third party or (ii) would be ineffective with respect to any party to a Contract concerning such Purchased Asset. If, on the Closing Date, any such Consent is not obtained, or if an attempted sale, conveyance, assignment, transfer or delivery thereof or performance thereof by the Purchaser would be ineffective or a violation of Law or of Contract, the Sellers and the Purchaser will enter into an arrangement (including pursuant to the Transition Services Agreement) under which the Purchaser will, in compliance with Law, obtain the benefits and assume and perform the obligations and bear the economic burdens associated with such Purchased Asset, claim, right or benefit in accordance with this Agreement, including subcontracting, sublicensing or subleasing to the Purchaser, or under which the Sellers would enforce for the benefit of the Purchaser any and all of their rights against a third party (including any Governmental Authority) associated with such Purchased Asset, claim, right or benefit, and the Sellers would promptly pay to the Purchaser when received all monies received by them under any such Purchased Asset, claim, right or benefit net of (and subject to reimbursement of Sellers by Purchaser) any Liabilities, costs and expenses (in accordance with the Transition Services Agreement or such other arrangement). In accordance with this Section 2.11 and pursuant to the terms hereof, if the sale, conveyance, assignment, transfer or delivery by the Sellers to the Purchaser of any interest in, or assumption by the Purchaser of any Liability under, any Purchased Asset requires the Consent of a third party, then such sale, conveyance, assignment, transfer, delivery or assumption will be subject to such Consent being obtained. Without limiting Section 2.11(b), if any Included Contract may not be assigned to the Purchaser by reason of the absence of any such Consent, the Purchaser will not be required to assume any Assumed Liability arising under such Contract until such Consent is obtained; provided that, in any event, Purchaser shall indemnify and hold Seller harmless against any such Assumed Liabilities (without duplication for any deduction of Liabilities, costs or expenses pursuant to this Section 2.11(a)) with respect to any such Included Contract that are not then assumed to the extent that the Sellers provide Purchaser the benefits of such Included Contract pursuant to this Section 2.11(a). (b) Notwithstanding any other provision of this Agreement and subject to the provisions of this Section 2.11(b), if any Consent in respect of a Purchased Asset has not been obtained on or before the Closing Date, the Sellers will continue to use commercially reasonable efforts until the end of the 2024 Earn-out Period to obtain such Consent as promptly as practicable after the Closing. Once a Consent for the sale, conveyance, assignment, assumption, transfer and delivery of a Purchased Asset is obtained, the Sellers will promptly assign, transfer, convey and deliver such Purchased Asset to the Purchaser, and the Purchaser will assume the obligations under or related to such Purchased Asset (including any Assumed Liabilities related thereto) assigned to the Purchaser from and after the date of assignment to the Purchaser pursuant to an assignment and assumption agreement substantially similar in terms to those of the Assignment and Assumption Agreement, which assignment and assumption agreement the parties will prepare, execute and deliver in good faith at the time of such transfer, all at no additional cost to the Purchaser. The Sellers will pay and discharge any and all out-of-pocket costs of seeking to obtain or obtaining any such Consent to assign any such Purchased Asset to the Purchaser (or its designated Affiliate) whether before or after the Closing Date. If and when such Consents are obtained or such other required actions have been taken, the transfer of such Purchased Asset (together with any related obligations or Assumed Liabilities) will be effected in accordance with the terms of this Agreement. (c) Notwithstanding anything to the contrary herein, for any customer contract within the Included Contracts that is not with one of the Top 200 Customers (each, an “Ancillary Customer”), Sellers’ obligation to seek Consent shall be limited to implementing a “click-through” consent process with respect to such Contracts such that any Ancillary Customer will be requested to consent to the assignment of such Contract to the Purchaser but provided the option to refuse to consent, when (and if) such Ancillary Customer accesses the ClickDealer platform. If such Ancillary Customer consents to such assignment, the applicable Included Contract will be deemed assigned to Purchaser. If such Ancillary Customer (x) refuses to consent to such assignment or (y) otherwise fails to provide consent by the end of the 2024 Earn-out Period, the applicable Included Contract will not be assigned to the Purchaser and will instead be serviced

32 by Seller pursuant to the Transition Services Agreement, in accordance with Section 2.11(a) until the earlier of (A) the termination or expiration of such Included Contract or (B) the termination or expiration of all other services under the Transition Services Agreement). (d) Notwithstanding anything to the contrary herein, for any Leases, Sellers’ obligation to seek Consent shall be limited to using its commercially reasonable efforts to seek, within the thirty (30) day period following the Closing Date, the written consent of the applicable counterparty to such Lease to the assignment of such Lease to an applicable Purchasing Entity and without any obligation to provide any benefits or liabilities to Purchaser pursuant to Section 2.11(a) thereunder. If such counterparty does not provide Consent to the assignment of such Lease to the Purchaser within forty-five (45) days after the Closing Date, the applicable Lease will not be assigned to any Purchasing Entity, shall not be deemed an Included Lease or Included Contract hereunder, and Sellers shall have no further obligations to the Purchaser with respect thereto. (e) Prior to the Closing, the Sellers will use commercially reasonable efforts for a period of up to three (3) months following the Closing to (x) identify any vendor services reasonably necessary to conduct the Business in substantially the same manner as the Current Business is conducted by the Sellers prior to the Closing, and (y) obtain, or cause to be obtained, any approvals or Consents of any vendors required for the provision of any services pursuant to the Transition Services Agreement. (f) Nothing in this Section 2.11 will be deemed to constitute an agreement to exclude from the Purchased Assets any of the assets described under Section 2.1. 2.12 Earn-Out (a) Earn-Out Payments shall be due and payable in accordance with Section 2.12(f) upon the following events and in the following amounts (if any): (i) if the 2023 Earn-Out Criteria are achieved, the Purchaser will be obligated to pay, as applicable, an amount equal to the 2023 Earn-Out Payment in the aggregate, divided as follows: (x) to the individuals set forth on Schedule 3 (“Management”) an amount equal to their respective Management Allocation Percentage multiplied by the 2023 Earn-Out Payment and (y) to any other individuals who are then employees or consultants of Purchaser or its Affiliates at the time that the 2023 Earn-Out Criteria are achieved such amounts as designated by the members of Management up to an aggregate amount equal to the Management Allocation Percentage allocated to the Management Earn-Out Pool multiplied by the 2023 Earn-Out Payment; provided that if no members of Management are employees or consultants of Purchaser or its Affiliates at the time that the 2023 Earn-Out Criteria are achieved, the Purchaser will be obligated to pay such amount to the Shareholders or their successors or assigns (in accordance with their respective Shareholder Allocation Percentages); provided further, that if the 2023 Earn-Out Criteria are not achieved, the 2023 Earn-Out Payment shall be $0; (ii) if the 2024 Earn-Out Criteria are achieved, the Purchaser will be obligated to pay, as applicable, an amount equal to the 2024 Earn-Out Payment in the aggregate, divided as follows: (x) to the individuals set forth on Schedule 3 (“Management”) an amount equal to their respective Management Allocation Percentage multiplied by the 2024 Earn-Out Payment and (y) to any other individuals who are then employees or consultants of Purchaser or its Affiliates at the time that the 2024 Earn-Out Criteria are achieved such amounts as designated by the members of Management up to an aggregate amount equal to the Management Allocation Percentage allocated to the Management Earn-Out Pool multiplied by the 2024 Earn-Out Payment; provided that if no members of Management are employees or consultants of Purchaser or its Affiliates at the time that

33 the 2024 Earn-Out Criteria are achieved, the Purchaser will be obligated to pay such amount to the Shareholders or their successors or assigns (in accordance with their respective Shareholder Allocation Percentages); provided further, that if the 2024 Earn-Out Criteria are not achieved, the 2024 Earn-Out Payment shall be $0; provided, that (A) the aggregate amount of the Earn-Out Payments shall not in any event exceed an amount equal to ten million U.S. dollars ($10,000,000); and (B) any Earn-Out Payments shall be paid in cash; provided, however, if at the time of such payment the Parent is a publicly traded company, the applicable (x) members of Management or Management Earn-Out Pool Recipients and (y) the Purchaser may mutually agree to have the Earn-Out Payments paid in the Parent’s Class A common stock valued at the twenty (20)-day volume-weighted average price calculated on the Business Day immediately after the end of the relevant Earn-Out Period; provided further that to the extent any Earn-Out Payment is paid to any Shareholder (or their successors or assigns), such payment shall be made in cash only. (b) For purposes of determining the Earn-Out Payments, the Sellers and the Purchaser agree that (i) the revenue and revenue growth of the Business shall be calculated in accordance with GAAP as applied on a basis consistent with the financial measures of the Purchaser and its Affiliates and verified by the Purchaser’s auditors, (ii) the pre-Closing financial measures of the Business (to the extent addressed by GAAP) shall be re-adjusted to GAAP as applied consistent with the foregoing clause (i) and (iii) in all other respects, revenue, revenue growth and Net Margin shall be calculated in accordance with this Agreement and otherwise consistent with the past practice of the Business. A sample calculation is attached hereto as Annex 2.12(b). (c) Within forty-five (45) calendar days following the last day of each calendar quarter during the Earn-Out Period, Purchaser shall deliver to the Selling Parties Representative a statement (each, a “Quarterly Statement”) that sets forth and includes the Net Margin and the Dating Revenue, Gaming Revenue and Home Services Revenue for such calendar quarter, together with reasonable detail and supporting documentation regarding Purchaser’s calculation of the foregoing for such calendar quarter. The Purchaser shall reasonably cooperate with the Selling Parties’ Representative and Sellers in connection with the Selling Parties Representative’s or such Sellers’ review of each Quarterly Statement (and any calculations or information set forth therein). For the avoidance of doubt, no Quarterly Statement is an Earn- Out Payment Statement, nor will any failure to object to or correct any Quarterly Statement have any effect on the Earn-Out Payments or the dispute or resolution of any portion of any Earn-Out Payment Statements as set forth in Section 2.12(e). (d) From the Closing Date until the date that the last Quarterly Statement with respect to the 2024 Earn-out Period is determined in accordance with this Section 2.12, Purchaser shall allow Seller and its Representatives reasonable access to the books and records (including accounting or financial records), and personnel (including accounting or financial personnel) of the Business and of the Purchaser to the extent relevant to the Business) for the purpose of conducting the review by the Selling Parties Representative (or Sellers) of each Quarterly Statement (and the calculations therein), and the resolution of any disputes or objections with respect to each Quarterly Statement or the calculations therein for any period during the Earn-Out Period. (e) On or before the date that is sixty (60) days following the end of each Earn-Out Period, the Purchaser shall provide the Selling Parties Representative, by notice in writing, with its calculation of the applicable Earn-Out Payment for the applicable Earn-Out Period (each, an “Earn-Out Payment Statement”), together with applicable supporting detail and information reasonably necessary to review the Earn-Out Payment Statement and verify the calculations set forth therein, together with a statement confirming the members of Management who are employees or independent contractors of the Purchaser as of the date of such Earn-Out Payment Statement. Upon the Selling Parties Representative’s written

34 request, the Purchaser will provide the Selling Parties Representative with such additional supporting detail and information with respect to such Earn-Out Payment Statement that the Selling Parties Representative reasonably requests in connection with evaluating the Earn-Out Payment Statement or calculating the Earn- Out Payment. The Selling Parties Representative may dispute the calculation of the Earn-Out Payment in writing, setting forth in reasonable detail the particulars of such disagreement (an “Earn-Out Notice of Objection”), within sixty (60) days after the Selling Parties Representative’s receipt of the Earn-Out Payment Statement. If the Selling Parties Representative does not provide an Earn-Out Notice of Objection within such sixty (60) day period, the Sellers shall be deemed to have accepted the Earn-Out Payment Statement delivered by the Purchaser and the Purchaser’s calculation of the applicable Earn-Out Payment for the applicable Earn-Out Period set forth therein, which shall then be final, binding and conclusive for all purposes hereunder and shall be deemed the “Final Earn-Out Payment Statement”. To the extent not set forth in an Earn-Out Notice of Objection, the Sellers shall be deemed to have agreed with the Purchaser’s calculation of all other items and amounts contained in the Earn-Out Payment Statement and such other items and amounts shall be final, binding and conclusive for all purposes hereunder. If an Earn-Out Notice of Objection is timely provided, all undisputed portions of the Earn-Out Payment (the “Undisputed Amounts”) shall be made within thirty (30) days following the delivery of such Earn-Out Notice of Objection by wire transfer of immediately available funds in the manner provided in Section 2.12(f), and with respect to disputed portions, the Purchaser and the Selling Parties Representative shall use their commercially reasonable efforts for a period of thirty (30) days thereafter (or such longer period as they may agree in writing) to resolve any disagreement set forth in the Earn-Out Notice of Objection. If the Purchaser and the Selling Parties Representative are unable to do so by the end of such period, then, at any time thereafter, either the Purchaser or the Selling Parties Representative may require that the Independent Accounting Firm resolve such disagreement. For the avoidance of doubt, the Independent Accounting Firm shall only resolve the disagreements submitted to it and not any disagreements that have been resolved by the Purchaser and the Selling Parties Representative. For the avoidance of doubt, the Independent Accounting Firm shall not determine any substantive breaches of covenants hereunder. The Purchaser and the Selling Parties Representative shall instruct the Independent Accounting Firm to determine as promptly as practicable, and in any event within thirty (30) days of the date on which such disagreement is referred to the Independent Accounting Firm, based on the provisions of this Agreement and the presentations by the Selling Parties Representative and the Purchaser (including an independent review as requested by the Independent Accounting Firm), whether and to what extent (if any) the calculation of the Earn-Out Payment requires adjustment. The determination of the Independent Accounting Firm shall be set forth in a written statement delivered to the Selling Parties Representative and the Purchaser and shall be deemed the Final Earn-Out Payment Statement, which shall be final, conclusive, and binding on the Parties, absent fraud or manifest error. The fees and expenses of the Independent Accounting Firm shall be allocated between the Purchaser, on the one hand, and the Sellers, on the other hand, based upon the percentage which the portion of the contested amount not awarded to each Party bears to the amount actually contested by such Party. (f) Except with respect to the Undisputed Amounts (which shall be paid in the manner provided in Section 2.12(e)), any Earn-Out Payment shall be paid by the Purchaser by wire transfer of immediately available funds within five (5) Business Days after the date that the Final Earn-Out Payment Statement is determined in accordance with this Section 2.12 to members of Management (in accordance with their respective Management Allocation Percentages) or Management Earn-Out Pool Recipients (in accordance with their designated share of the applicable Earn-Out Payment) to an account designated by each such member of Management or Management Earn-Out Pool Recipient (or if no members of Management are employees or consultants of Purchaser or its Affiliates at the time that the 2023 Earn-Out Criteria or 2024 Earn-Out Criteria are achieved, as applicable, then the Purchaser will be obligated to pay such amount to the Shareholders (in accordance with their respective Shareholder Allocation Percentages) to an account designated by each such Shareholder);

35 (g) The Sellers acknowledge that the Purchaser, following the Closing, owns all of the right, title and interest in and to the Purchased Assets and will enjoy any and all rights that accrue from such ownership. The Purchaser hereby disclaims any duties and obligations, whether implied or otherwise, with respect to any Earn-Out Payments, except as specifically set forth in this Agreement. (h) Notwithstanding anything to the contrary herein, from the Closing Date until all Final Earn- Out Statements have been determined in accordance with this Section 2.12, Purchaser shall (and Purchaser shall cause each of its Affiliates to): (i) not take actions with respect to the books, records (including accounting or financial records), policies or procedures of Purchaser or its Affiliates intended to obstruct or prevent the Sellers’ (x) review or evaluation of any Quarterly Statement or the calculations therein for any period during the Earn-Out Period, (y) the resolution of any disputes or objections with respect to any Quarterly Statement or (z) the calculations required for the Quarterly Statement for any period during the Earn-Out Period; and (ii) not take any action that is not in good faith for the purpose of decreasing or avoiding any Earn-Out Payment. (i) The Purchaser shall ensure that, if the Purchaser undergoes a Change in Control during the Earn-Out Period, the acquirer of the Purchaser assumes the continuing obligation with respect to the Earn- Out Payments; provided that such Change in Control shall not constitute an acceleration event for any portion of the Earn-Out Payment. If the Purchaser undergoes any internal reorganization of its lines of business or business divisions that would materially and adversely affect the tracking and calculation of the revenue of the Business or of Net Margin, the Purchaser shall discuss in good faith with the Sellers amendments to the definition of such terms so as to preserve the accurate tracking and calculation of such metrics for purposes of calculating the Earn-Out Payments. Without limitation of the foregoing, if any such internal reorganization results in the Business being combined with other lines of business or business divisions of the Purchaser, then the revenues attributable to such other lines of business or business divisions shall be excluded from any calculation of the Earn-Out Payments and the revenues attributable to the Business shall be included in the calculation of the Earn-Out Payments. (j) The Purchaser shall ensure that, if the Parent becomes a privately-held company during the Earn-Out Period pursuant to a management-led transaction (which does not constitute a Change of Control), the Earn-Out Payment obligations remain the obligation of the Purchaser; provided that such go-private event shall not constitute an acceleration event for any portion of the Earn-Out Payment. (k) Any payments made pursuant to this Section 2.12 shall be treated as an adjustment to the Purchase Price for Tax purposes to the maximum extent permitted by Law. 2.13 Withholding rights As of the date of this Agreement, none of the Purchaser, the Sellers and their respective Affiliates are aware of the need under applicable Tax Law to deduct and withhold from payments contemplated to be paid pursuant to this Agreement. Notwithstanding the foregoing, each of the Purchaser, the Sellers, and their respective Affiliates shall be entitled to deduct and withhold from amounts otherwise payable in connection with this Agreement, such amounts as it reasonably determines it is required to deduct and withhold under any provision of applicable Tax Law; provided, however, that the Purchaser shall use commercially reasonable efforts to provide the Sellers at least three (3) Business Days advance written notice of any intent to withhold on payments under this Agreement in order to permit the Sellers a reasonable opportunity to provide such forms or other information that would minimize or eliminate such

36 deduction or withholding. To the extent amounts are so withheld and paid over to the appropriate Governmental Authority, such withheld and paid amounts will be treated for all purposes as having been paid to the Person in respect of whom such deduction and withholding was made; provided, however, that the payment of the Base Purchase Price shall be made by the Purchaser in the amount provided for in this Agreement without any deduction or withholding. ARTICLE 3 REPRESENTATIONS AND WARRANTIES OF THE SELLERS Each Seller jointly and severally represents and warrants to the Purchaser that as of the date of this Agreement and as of the Closing Date, the statements set forth in this Article 3 are true and correct, except as set forth on the disclosure schedule delivered by the Sellers to the Purchaser concurrently with the execution and delivery of this Agreement and dated as of the date of this Agreement (the “Seller Disclosure Schedule”). 3.1 Organization and good standing Each Seller is an entity duly organized, validly existing and in good standing (or local equivalent) (to the extent such concept is applicable as a legal concept in the applicable jurisdiction) under the Laws of the jurisdiction of its organization and has all requisite entity power and authority to own, lease and operate its properties and assets and to conduct its business as presently conducted and as planned to be conducted by each Seller. Each Seller is duly qualified or licensed to do business and, where applicable as a legal concept, is in good standing in each jurisdiction in which the character of the properties it owns, operates or leases or the nature of its activities makes such qualification or licensure necessary, except where the failure to be so qualified or licensed would not have a Material Adverse Effect. Each Seller’s certificate of incorporation or formation, bylaws or other applicable charter, memorandum and articles of association or organizational documents (as applicable, “Organizational Documents”), as currently in effect, is in compliance in all material respects with all Laws applicable to it. 3.2 Authority and enforceability Each Seller has all requisite corporate power and authority to execute and deliver this Agreement and each Ancillary Agreement to which such Seller is a party and to perform its obligations under this Agreement and each such Ancillary Agreement. The execution, delivery and performance of this Agreement and each Ancillary Agreement to which each Seller is a party and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of each Seller. Each Seller has duly and validly executed and delivered this Agreement and, on or prior to the Closing, each Seller will have duly and validly executed and delivered each Ancillary Agreement to which it is a party. Assuming due authorization, execution and delivery by the Purchaser and the Parent, this Agreement constitutes, and assuming due authorization, execution and delivery by the Purchaser and the Parent and their respective Affiliates that are parties thereto, upon execution and delivery of each Ancillary Agreement to which a Seller is a party each such Ancillary Agreement will constitute, the valid and binding obligation of the Seller that is a party thereto, enforceable against such Seller in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting the enforcement of creditors’ rights generally and by general equitable principles (the “Insolvency and Equity Exceptions”). 3.3 No conflict Neither the execution, delivery and performance of this Agreement or any Ancillary Agreement by any Seller nor the consummation by any Seller of the transactions contemplated hereby or thereby, will (a)

37 directly or indirectly (with or without notice, lapse of time or both) conflict with, result in a breach or violation of, constitute a default under, give rise to any right of revocation, withdrawal, suspension, acceleration, cancellation, termination, imposition of additional obligations or loss of rights under, result in any payment becoming due under, result in the imposition of any Encumbrances on any of the properties or assets of any Seller (including the Purchased Assets) under (i) the applicable Organizational Documents of any Seller, or any resolution adopted by the board of directors (or local equivalent) or shareholders (or local equivalent) of any Seller, (ii) any Material Contract or (iii) any Law, Judgment or Governmental Authorization applicable to any Seller or any of their respective businesses, properties or assets (including the Purchased Assets); or (b) require any Seller to obtain any Consent or Governmental Authorization of, give any notice to, or make any filing or registration with, any Governmental Authority, except with respect to the foregoing Section 3.3(a)(ii), Section 3.3(a)(iii) and Section 3.3(b) in any case that would not be material in the aggregate to the Current Business taken as a whole. 3.4 Financial Statements (a) Attached as Section 3.4 of the Seller Disclosure Schedule are the following financial statements of the Current Business (collectively, the “Financial Statements”): (i) an unaudited consolidated and consolidating balance sheets of the Current Business, as of December 31, 2021 and December 31, 2022 (the most recent of which, the “Balance Sheet”) and the related unaudited consolidated and consolidating statements of income, changes in stockholders’ equity and cash flows for each of the calendar years then ended. (b) The Financial Statements (including the notes thereto) are correct and complete in all material respects, are based on the books and records of the Sellers and have been prepared in accordance with IFRS or SFRS (as applicable), consistently applied throughout the periods involved (except that the Interim Financial Statements are subject to normal recurring year-end adjustments, the effect of which will not, individually or in the aggregate, be material, and the absence of notes that, if presented, would not differ materially from the notes to the Balance Sheet). The Financial Statements are true and correct in all material respects and fairly present the financial condition, results of operations, changes in stockholders’ equity and cash flows of the Current Business as of the respective dates and for the periods indicated therein. No financial statements of any Person other than the Sellers are required by IFRS or SFRS (as applicable) to be included in the financial statements of the Sellers. (c) The Sellers maintain a system of internal accounting controls, internal controls over financial reporting and disclosure controls and procedures adequate to ensure (i) that books, records and accounts accurately and fairly reflect, in reasonable detail, the transactions and dispositions of any Seller’s assets, (ii) that the integrity of their financial statements is maintained and (iii) that access to assets is permitted only in accordance with management’s general or specific authorizations. (d) No Seller or any independent auditor of any Seller has identified or been made aware of (i) any significant deficiency or material weakness in the internal accounting controls utilized by the Sellers, (ii) any fraud, whether or not material, that involves the Sellers’ management or any other current or former employee, consultant, independent contractor or director of the Sellers who has a role in the preparation of financial statements or the internal accounting controls utilized by the Sellers, or (iii) any claim or allegation regarding any of the foregoing. (e) There are no material off-balance sheet arrangements, within the meaning of Item 303 of Regulation S-K of the United States Securities and Exchange Commission, to which any Seller is a party or bound.

38 (f) None of the Liabilities of any Seller (including the Assumed Liabilities) is guaranteed by or subject to a similar contingent obligation of any other Person. No Seller has guaranteed or become subject to a similar contingent obligation in respect of the Liabilities of any other Person. There are no outstanding letters of credit, surety bonds or similar instruments of any Seller or any of its Affiliate in connection with or relating to the Purchased Assets or the Current Business. 3.5 Book and Records To the extent relating to the Current Business, the books of account, minute books, resolutions, stock record books and other statutory books and records of each Seller, all of which have been made available to the Purchaser, are accurate and complete in all material respects and have been maintained in accordance with the applicable Law, sound business practices and an adequate system of internal controls. To the extent relating to the Current Business, the minute books of each Seller in all material respects contain accurate and complete records of all meetings held of, and corporate action taken by, the respective Seller’s shareholders (or local equivalent), directors and directors’ committees, and no such meeting has been held for which minutes have not been prepared and are not contained in such minute books. At the time of the Closing, all of such books and records will be in the possession of the respective Seller. Each Seller has delivered to the Purchaser accurate and complete copies of its applicable Organizational Documents, as currently in effect, and no Seller is in default under or in violation of any provision thereof. 3.6 Accounts receivable All notes and accounts receivable of the Current Business are reflected properly on the Balance Sheet, the Balance Sheet or the accounting records of the Sellers as of the Closing Date and represent or will represent valid obligations arising from sales actually made or services actually performed in the ordinary course of business. Such notes and accounts receivable will as of the Closing Date be current and collectible, net of the respective reserve set forth in the corresponding line items on the Balance Sheet or the Balance Sheet or on the accounting records of the Sellers as of the Closing Date, as the case may be (which reserves have been calculated consistent with the past custom and practice of the Sellers). Subject to such reserves, each such note and account receivable either has been or will be collected in full within ninety (90) days after the date on which it first becomes due and payable. There is no contest, claim, defense or right of setoff, other than returns in the ordinary course of business, relating to the amount or validity of such note or account receivable. Section 3.6 of the Seller Disclosure Schedule sets forth an accurate and complete list and the aging of all notes and accounts receivable of the Current Business as of the Date of the Balance Sheet. 3.7 No undisclosed liabilities To the extent related to the Current Business, no Seller has any Liabilities except for (a) Liabilities accrued or expressly reserved for in line items on the Balance Sheet, and (b) Liabilities incurred in the ordinary course of business after the Date of the Balance Sheet and none of which is a Liability for violations of Law or for tort, infringement or breach of Contract or warranty. 3.8 Absence of certain changes and events Since the Date of the Balance Sheet, each Seller has conducted the Current Business only in the ordinary course of business and no event, circumstance, development, state of facts, occurrence, change or effect has occurred that has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Current Business. Without limiting the generality of the foregoing, since the Date of the Balance Sheet, there has not been with respect to any Seller any:

39 (a) sale, transfer, lease, exclusive license, dividend, pledge, assignment, or other disposition of, or Encumbrance on, any of the Purchased Assets, except with respect to any transactions having an aggregate value of less than $50,000; (b) acquisition (i) by merger or consolidation with, or by purchase of all or a substantial portion of the assets or any equity interests of, or by any other manner, any business, line of business, or Person, or (ii) of any properties or assets that are material to such Seller or the Current Business individually or in the aggregate; (c) abandonment or lapse of any Governmental Authorization applicable to the Current Business; (d) damage to, or destruction or loss of, any Purchased Assets having an aggregate value at least equal to $50,000, whether or not covered by insurance; (e) entry into, assumption, modification, acceleration, waiver of rights under, cancellation or termination of, or receipt of notice of cancellation or termination of, any Material Contract (other than as disclosed in Section 3.12(a) of the Seller Disclosure Schedule); (f) except as required by Law or the terms of any Company Plan as in effect as of the Date of the Balance Sheet, (i) increase in the compensation payable or to become payable or the benefits provided to any current or former director, officer, employee or consultant of any Seller; (ii) grant of any severance, retention, change in control or termination payments or benefits to any such Person unless made in the ordinary course of business not exceeding $50,000 per annum for such individual; (iii) establishment, adoption, entry into, termination or amendment of any Company Plan (or any plan, program, policy, Contract or arrangement that would be a Company Plan if in effect on the date hereof); (iv) taking of any action to accelerate the vesting, lapsing of restrictions or timing of payment, or fund or in any other way secure the payment, in respect of any award or benefit provided pursuant to any Company Plan; (v) adoption, entry into, termination or amendment of any collective bargaining agreement or works council agreement, employment agreement, severance agreement or similar Contract applicable to any employee or contractor employed or retained in the operation of the Business; (vi) voluntarily recognize or promise neutrality to any labor organization representing any director, officer, employee or consultant or other independent contractor employed or retained in the operation of the Business; (g) (i) hiring or engaging of any employee or independent contractor or (ii) termination of the employment or engagement of any of its key officers, employees or independent contractors; (h) cancellation, compromise, release or waiver of any claim or right (or series of related claims or rights) with a value to any Seller exceeding $50,000 or otherwise outside the ordinary course of business; (i) payment, settlement, discharge, satisfaction or compromise in connection with any Proceeding involving such Seller or the Current Business in an amount exceeding $50,000; (j) capital expenditure or other expenditure by any Seller with respect to the Current Business in excess of $50,000 in the aggregate; (k) (i) change in accounting principles, methods or practices, annual accounting period, or investment practices in connection with or relating to the Current Business, including any changes as were necessary to conform with IFRS, SFRS or GAAP (as applicable), or (ii) increase, reduction, draw-down or reversal of its reserves (other than in accordance with IFRS, SFRS or GAAP, as applicable) in connection with or relating to the Current Business;

40 (l) failure to pay any creditor of the Current Business any amount owed to such creditor when due, acceleration or delay in the payment of accounts payable or other Liabilities or in the collection of notes or accounts receivable, or request that any vendor or service provider of the Current Business hold or delay any invoices or billing statements, in each case in an amount exceeding $50,000; (m) revaluation of any Purchased Assets, including writing off notes or accounts receivable, in an amount exceeding $50,000; (n) commencement of any Proceeding relating to the Current Business or the Purchased Assets; or (o) agreement or commitment by any Seller, whether in writing or otherwise, to do any of the foregoing. 3.9 Assets; sufficiency (a) Each Seller has good and marketable title to, or in the case of leased properties and assets, valid leasehold interests in, all of the Purchased Assets, free and clear of any Encumbrances other than Permitted Encumbrances. (b) The Purchased Assets constitute all of the properties and assets used in or necessary to conduct the Current Business as currently conducted by the Sellers. (c) Each tangible asset included in the Purchased Assets is in all material respects in good operating condition and repair, ordinary wear and tear excepted, is suitable for the purposes for which it is being used and currently planned to be used by the Sellers and has been maintained in accordance with normal industry practice. 3.10 Real Property (a) Section 3.10(a) of the Seller Disclosure Schedule sets forth an accurate and complete description (by street address of the subject leased real property, the date and term of the lease, sublease or other occupancy right, the name of the parties thereto, each amendment thereto and the aggregate annual rent payable thereunder) of all land, buildings, structures, fixtures, improvements and other interests in real property that is leased or otherwise occupied by any Seller or its Affiliates and which is used in the operation of the Current Business (the “Leased Real Property”). The Sellers hold valid leasehold interests in the Leased Real Property, free and clear of any Encumbrances other than Permitted Encumbrances. The Sellers have delivered to the Purchaser accurate and complete copies of all leases, subleases, licenses, sublicenses and any other agreements providing rights to use or occupy, in whole or in part, the Leased Real Property and any other related documents, including guarantees and all amendments thereto (collectively, the “Leases”). With respect to each Lease, no Seller has exercised or given any notice of exercise by such party of, nor has any lessor or landlord exercised or given any notice of exercise by such party of, any option, right of first offer or right of first refusal contained in any such Lease. The rental set forth in each Lease is the actual rental being paid, and there are no separate agreements or understandings with respect to the same. Each Lease grants the Seller the exclusive right to use and occupy the demised premises thereunder. (b) Each applicable Seller is in peaceful and undisturbed possession of the Leased Real Property, and there are no contractual or legal restrictions that preclude or restrict the ability of any Seller to use such Leased Real Property for the purposes for which it is currently being used. No Seller has leased, subleased, licensed or otherwise granted to any Person the right to use or occupy any portion of the Leased Real Property, and no Seller has received notice, and the Sellers have no Knowledge, of any claim of any

41 Person to the contrary. There are no Contracts outstanding for the sale, exchange, Encumbrance, lease or transfer of the Leased Real Property, or any portion thereof. (c) Use of the Leased Real Property for the various purposes for which it is presently being used is permitted as of right under applicable urbanization, zoning and other land use Laws and is not subject to “permitted non-conforming” use or structure classifications. All buildings, structures, fixtures and other improvements included in the Leased Real Property (collectively, the “Improvements”) are in material compliance with all applicable Laws. No Seller has made any material alterations, additions or improvements to any of the Leased Real Property that may be required to be removed upon termination of the term of the applicable Lease. (d) The Improvements are structurally sound, are in all material respects in good operating condition and repair, ordinary wear and tear excepted, are free from patent defects, are suitable for the purposes for which they are being used and currently planned to be used by the Sellers and have been maintained in accordance with normal industry practice. All Leased Real Property is adequately maintained and suitable for the purpose of conducting the Current Business as currently conducted. (e) No Seller has received any notice from any Governmental Authority or other Person having jurisdiction over the Leased Real Property threatening a suspension, revocation, modification or cancellation of any Leased Real Property Permit and no event has occurred or circumstance exists that would reasonably be expected to give rise to the issuance of any such notice or the taking of any such action. 3.11 Intellectual Property (a) Section 3.11(a) of the Seller Disclosure Schedule lists: (i) all Company Registered IP (identifying the owner and registration/application details of each); (ii) all of the following included in Company Intellectual Property: (A) unregistered Marks; (B) Domain Names; (C) Social Media Accounts; and (D) Software (“Owned Software”); and (iii) all Registered IP and all Software owned or purported to be owned by a Person other than any Seller that is exclusively licensed to any Seller (“Exclusively Licensed Intellectual Property”) (identifying the licensee of each). With respect to each item of Company Registered IP: (I) all necessary application, registration, maintenance and renewal fees have been paid, and all necessary documents have been filed with the United States Patent and Trademark Office or equivalent authority or registrar anywhere in the world, as the case may be, for the purposes of the application, prosecution, issuance, or maintenance of such Company Registered IP in the jurisdictions in which it is applied for, prosecuted, issued or maintained; (II) each such item is currently in compliance with formal legal requirements (including payment of filing, examination and maintenance fees and proofs of use); and (III) each such item is subsisting and, to the Sellers’ Knowledge, valid and enforceable. Except as set forth in Section 3.11(a) of the Seller Disclosure Schedule, there are no actions that must be taken by any of the Sellers within ninety (90) days of the Closing Date with respect to any item of Company Registered IP, including the payment of any registration, maintenance or renewal fees or the filing of any documents, or applications for the purposes of maintaining, perfecting, preserving or renewing any such Company Registered IP. No Seller has misrepresented, or failed to disclose, any facts or circumstances in any application for any Company Registered IP or in the prosecution of such application that would constitute fraud or a misrepresentation with respect to such application or that would otherwise negatively affect the enforceability of any Company Registered IP. (b) Any Company Intellectual Property is solely and exclusively owned by a Seller, free and clear of any Encumbrances. Sellers have all, and neither this Agreement nor any of the transactions contemplated under this Agreement shall cause the loss of any, rights to use, practice, exploit, license, assign, transfer, and enforce (including to bring any claim or suit against another Person for past, present, or future infringement and to assert, recover, and retain for itself any and all damages therefor) such

42 Company Intellectual Property, without restriction and without payment of any kind to any Person. Neither this Agreement nor any of the transactions contemplated under this Agreement shall cause (i) any Person to receive or have a claim to any ownership or any right to any ownership in or to any Company Intellectual Property or Exclusively Licensed Intellectual Property, or (ii) any Person to receive or have a claim to any IP Grant in or to or under any Company Intellectual Property or Exclusively Licensed Intellectual Property; all whether by operation of law, Contract, Judgment, or other legal act. No Seller has (i) transferred or agreed to transfer any ownership of, or granted any exclusive license with respect to, any Company Intellectual Property to any other Person. No Person has obtained or retained any ownership of any Intellectual Property Right in any modifications, improvements, or derivative works from Technology covered by any Company Intellectual Property. (c) The Sellers have valid and enforceable rights to use and hold for use all Technology used or held for use, and to practice and hold for practice all Intellectual Property Rights practiced or held for practice, by any of the Sellers or in their businesses as presently conducted that is not Company Intellectual Property (“Licensed Intellectual Property”), in each case as such Licensed Intellectual Property is used, practiced, and held for use and practice by the Sellers. Section 3.11(c) of the Seller Disclosure Schedule lists all Contracts that include any IP Grant (i) by any of the Sellers to any other Person (“Out-bound License”), with the exception of any unwritten non-exclusive license incidental to the Sellers’ supply of any product or services for the use of such product or service, and (ii) by any Person to any of the Sellers (“In-bound License”), with the exception of any license solely to Shrinkwrap Software and any unwritten non-exclusive license incidental to the supply of any product or service to the Sellers for the use of such product or service. All Licensed Intellectual Property is used, practiced, and held for use and practice in accordance with a valid and enforceable In-bound License. The Company Intellectual Property and the Licensed Intellectual Property constitute all of the Intellectual Property Rights practiced or necessary to enable the conduct of, and are sufficient for, the business of the Sellers as presently conducted by the Sellers, including the design, development, manufacture, use, marketing, import, export, distribution, sale, servicing or licensing of any and all Company Products or Company Technology. The Sellers are not obligated to pay any royalties or fees with regard to any Company Intellectual Property. (d) Subject to Section 2.11, except for the Out-bound Licenses and In-bound Licenses set forth in Section 3.11(d) of the Seller Disclosure Schedule, Sellers have the right to, and will, transfer all Out- bound Licenses and all In-bound Licenses to Purchaser at, or in accordance with Section 2.11 after, the Closing under the same terms and conditions as applicable prior to the Closing. The Sellers are not obligated to pay any royalties or fees with regard to any Company Intellectual Property or, except as set forth in an In-bound License listed in Section 3.11(d) of the Seller Disclosure Schedule, any Licensed Intellectual Property. Except for the Out-bound Licenses and In-bound Licenses set forth in Section 3.11(c) of the Seller Disclosure Schedule, neither this Agreement nor any of the transactions contemplated under this Agreement shall cause (i) Purchaser be bound by, or subject to, any non-compete, non-solicit, or other restriction on the operation or scope of their respective businesses, or (ii) cause, or give any Person the right to cause, the termination, non-renewal, or expiration of, or the modification or amendment of any terms or obligations, in each case in or under, any In-bound License or any Out-bound License or any right thereunder; all whether by operation of law, Contract, Judgment, or other legal act. (e) There are no Proceedings or Judgments, and there have not been any Proceedings or any Judgments, relating to or challenging the validity, enforceability, scope, ownership, or Infringement of, or rights to, any Company Intellectual Property or restricting the use, provision, practice, transfer, assignment, licensing, validity, enforceability, scope, or ownership of, or rights to, any Company Intellectual Property or Company Technology. The operation of the Current Business by the Sellers, and the design, development, use, import, servicing, supporting, hosting, branding, advertising, promotion, marketing, manufacture, sale, offer for sale, provision, publication, display, making available, distribution, and licensing of any Company Product or Company Technology, has not Infringed and is not Infringing any Intellectual Property Right of

43 any Person. No Seller has received notice (including any cease-and-desist letter and offer for license under express or implied threat of enforcement action) from any Person claiming that such operation or any act, any Company Product or Company Technology, or the use of any Technology or practice of any Intellectual Property Right used or practiced by any of the Sellers Infringes or has Infringed any Intellectual Property Right of any Person (nor do the Sellers have Knowledge of any basis therefor or threat thereof) or demanding from any Seller, or giving notice to any Seller of an asserted right to, any defense, indemnification, or indemnity related to any Infringement or alleged Infringement of any Intellectual Property Right or challenging the validity, enforceability, scope, or ownership of or rights to any Company Intellectual Property. To the Sellers’ Knowledge, no Person has Infringed or is Infringing any Company Intellectual Property or any Exclusively Licensed Intellectual Property. (f) Each Seller has at all times taken reasonable steps to protect the confidentiality of all Trade Secrets included in the Company Intellectual Property or any Exclusively Licensed Intellectual Property, including by requiring each Person receiving or with access to any such Trade Secrets, or any other confidential information of any of the Sellers, to execute a binding written confidentiality and non- disclosure Contract to the extent such Person is not otherwise bound by substantially similar confidentiality obligations or duties under applicable Law by virtue of their role or status. The Sellers have protected any other Person’s Trade Secrets and other confidential information in the possession or under the control of any of the Sellers pursuant to any Contract in accordance with such Contract. Each (i) current or former Employee of any of the Sellers, (ii) current or former consultant or contractor of any of the Sellers, and (iii) any other individual (to the extent such individual has been involved in the creation, invention, or development of any Technology for or on behalf of any of the Sellers) (each Person described in (i), (ii) or (iii), a “Contributor”) has executed and delivered to the applicable Seller (and to the Sellers’ Knowledge is in compliance with) a valid written agreement assigning and transferring all right, title and interest to a Seller or that such Contributor may have in any Company Intellectual Property. Without limiting the foregoing, no Contributor owns or has any right, claim, interest or option, including the right to further remuneration or consideration or to assert any moral rights (to the extent permitted by Law), with respect to any Company Intellectual Property, nor has any Contributor made any assertions with respect to any alleged ownership or any such right, claim, interest or option, nor threatened any such assertion; and neither this Agreement nor any of the transactions contemplated by this Agreement shall provide any Contributor with any such right, claim interest or option. (g) No Seller has accepted or received any grants or other funding from any Governmental Authority, and no Governmental Authority, university, college, other educational institution, multi-national, bi-national or international organization or research center has claim or right (including license rights) to, or has provided or is providing funding, facilities or resources used in the development of, the Company Products, Company Technology or Company Intellectual Property. (h) Section 3.11(h) of the Seller Disclosure Schedule lists, with regard to each Owned Software, all Open Source Software that is used in, included in or incorporated into, derived from, linked to, or integrated or combined with any Owned Software, identifying for each Open Source Software the license under which such Open Source Software was licensed to any Seller. No Seller has used, included, or incorporated in, derived from, linked to, or integrated or combined with any Software in any Company Product developed by or for the Sellers for another Person any Open Source Software except strictly in accordance with the instructions or approval of such Person. No Seller has used Open Source Software in any manner that would or could, with respect to any Software in any Company Product or any Owned Software or other Company Technology, (i) require its disclosure or distribution in source code form, (ii) require the licensing thereof for the purpose of making derivative works, (iii) impose any restriction on the consideration to be charged for the distribution thereof, (iv) create, or purport to create, obligations for any Seller or, after the Closing Date, the Purchaser or any of its Affiliates with respect to, or grant, or purport to grant, to any third party any rights or immunities under, any Company Intellectual Property, or (v) impose

44 any other material limitation, restriction, or condition on the right of any Seller with respect to its use or distribution. With respect to any Open Source Software that is or has been used by any Seller in any way, each Seller is, and has at all times been, in material compliance with all applicable licenses with respect thereto. (i) No Seller, nor any other Person acting on its behalf, has disclosed, licensed, released, or delivered to any Person, or is subject to any current or contingent obligation to disclose, license, release, or deliver to any Person (including any escrow agent), any Source Materials of any Company Intellectual Property or Company Technology except for disclosures to Representatives of Seller of any Seller under binding written confidentiality agreements. (j) All Company Products and Company Technology are free of any Harmful Code. Each Seller has at all times taken reasonable steps, using commercially available up-to-date tools, to prevent the introduction of Harmful Code into Company Products and Company Technology. (k) No Seller currently is, nor has any Seller ever been, a member or promoter of, or contributed any ownership or rights to any Intellectual Property Rights to, any industry standards body or other organization that produces or maintains standards or specifications, including the GSM Association (“Standards Body”). No Seller has made any written promises, declarations or commitments, or is otherwise bound by any obligations, to any Standards Body, including such commitments and obligations arising from any membership agreements, by-laws or policies. None of the Company Intellectual Property is subject to any written promise, declaration, commitment or obligations requiring its disclosure to any Standards Body, or is included in any patent pool or similar multilateral licensing structure, or subject to an obligation or requirement to be licensed on reasonable and non-discriminatory terms. No Seller has made or refused an offer to license in breach of any promise, declaration, commitment or obligation to a Standards Body made by or otherwise binding on such member. (l) All Company Products and Company Technology perform in all material respects in accordance with the design specifications to which such Company Products and Company Technology were developed. All installation services, programming services, integration services, repair services, maintenance services, support services, training services, upgrade services and other services that have been performed by any of the Sellers were performed properly and in conformity with all applicable Laws. The User Documentation associated with the Company Products describes the procedure for customers to use features and functionality of the Company Products in all material respects. (m) The IT Systems used or held for use in the operation of the businesses of the Sellers are (i) are owned or controlled by a Seller and are adequate in all material respects for their intended use and for the operation of the businesses of the Sellers, (ii) in good material working condition (normal wear and tear excepted), (iii) free of all Harmful Code, and (v) do not contain any bugs, errors, or problems of a nature that would materially disrupt their operation or have a material adverse impact on the operation of the such IT Systems. There has not been any incident involving Harmful Code, or any security breach, involving any IT System with a material impact on such IT System or the business of any Seller. 3.12 Contracts (a) Section 3.12(a) of the Seller Disclosure Schedule sets forth an accurate and complete list as of the date hereof of each Contract (or group of related Contracts) to which (x) any Seller is a party and (y) by which any of the Purchased Assets or the Current Business is bound or affected or that otherwise relate to the Purchased Assets or the Current Business, which: (i) is for capital expenditures in excess of $50,000;

45 (ii) is for the purchase, sale or delivery of materials, supplies, goods, services, equipment or other assets, the performance of which extends over a period of more than one year or that otherwise involves, in each case, an amount or value in excess of $50,000 (in each case excluding any Contracts with any customer of the Current Business other than the Top 200 Customers); (iii) is a mortgage, advance (other than advances for travel and other appropriate business expenses), indenture, guarantee, loan or credit agreement, security agreement or other Contract relating to Indebtedness by or to a Seller for an amount in excess of $50,000, other than accounts receivables and payables in the ordinary course of business; (iv) is a Lease or any other lease or sublease of any real or personal property, or that otherwise affects the ownership of, leasing of, title to, or use of, any real or personal property (other than personal property leases and conditional sales agreements having a value per item or aggregate payments of less than $50,000 and a term of less than one year); (v) grants a Seller non-exclusive access to any land, buildings, structures, fixtures, improvements, or any other real property, including but not limiting to any co-working spaces; (vi) is with any agent, distributor or other representative hired by any Seller that is not terminable without penalty on thirty (30) days’ or less notice involving an annual commitment or payment in excess of $50,000; (vii) is an In-bound License or an Out-bound License to be disclosed in Section 3.11(c) of the Seller Disclosure Schedule; (viii) is for the employment of, or receipt of any services from, any director, officer, Employee or Independent Contractor providing annual compensation in excess of $50,000; (ix) is a collective bargaining agreement, works council or other agreement with any labor union, works council or employee representative group; (x) provides for severance (excluding severance required by applicable Law), change in control, termination, or similar pay to any Employee or any current or former directors, officers, or employees of any Seller, in an amount in excess of $50,000; (xi) is with a Shareholder or an Affiliate, director or officer of any Seller; (xii) licenses any Person to manufacture or reproduce any Company Product or Company Technology or any Contract to sell or distribute any Company Product or Company Technology; (xiii) is a joint venture, partnership, strategic alliance, co-marketing, co-promotion, co- packaging, joint development or other similar Contract involving (A) any joint conduct or sharing of any business, venture or enterprise, (B) a sharing of profits or Losses or (C) pursuant to which any Seller has any ownership interest in any other Person or business enterprise; (xiv) is a Contract for (A) the sale of any of the businesses, properties or assets of the Sellers (excluding the Purchased Assets) other than in the ordinary course of business, (B) the grant to any Person of any preferential rights to purchase any of the Sellers’ properties or assets, or (C) the acquisition by the Sellers of any operating business, properties or assets, whether by merger,

46 purchase or sale of stock or assets or otherwise (other than Contracts for the purchase of supplies entered into in the ordinary course of business); (xv) (A) limits the ability of any Seller to engage in any line of business or to compete (geographically or otherwise) with any Person or to hire or solicit any Person, (B) grants any exclusive rights to make, sell or distribute any Company Product, (C) grants rights of first refusal, rights of first negotiation or similar rights, (D) grants any “most favored nations” or similar rights or (E) otherwise prohibits or limits the right of any Seller to (1) make, sell or distribute any products or services, including the Persons to whom any Seller may sell products or deliver services, (2) purchase or otherwise obtain any services or any Software or other Technology, or (3) grant resale or distribution rights to third parties; provided that with respect to customer contracts, disclosure shall only be made with respect to the Top 200 Customers; (xvi) involves (A) payments based, in whole or in part, on profits, revenues, fee income or other financial performance measures of any Seller or (B) minimum or guaranteed payments by any Seller to any Person (other than employment related Contracts covered by clause (viii)); (xvii) requires ongoing payment of royalties or periodic fees by any Seller in excess of $50,000 per year; (xviii) is a power of attorney granted by or on behalf of any Seller; (xix) is a Government Contract or involves a Government Bid; (xx) is a release, resolution or settlement agreement with respect to any pending or threatened Proceeding entered into within three (3) years prior to the date of this Agreement, other than any settlement agreement for cash only (which has been paid) and which does not exceed $50,000 as to such settlement; or (xxi) is a Contract or a group of related Contracts under which payment has already been received by any Seller (whether in whole or in part) as of the date hereof but which requires that such Seller perform services or deliver products after the Closing Date. Each Contract required to be listed in Section 3.12(a) of the Seller Disclosure Schedule, a “Material Contract.” (b) The Sellers have delivered to the Purchaser an accurate and complete copy of each written Material Contract and an accurate and complete written summary of each oral Material Contract, if any. With respect to each Material Contract: (i) such Material Contract is legal, valid, binding, enforceable, and in full force and effect, except to the extent it has previously expired in accordance with its terms; (ii) provided that with respect to customer contracts, disclosure shall only be made with respect to the Top 200 Customers: (A) the applicable Seller and, to the Sellers’ Knowledge, the other parties to such Material Contract have performed all of their respective material obligations required to be performed under such Material Contract; (B) neither the applicable Seller nor, to the Sellers’ Knowledge, any other party to such Material Contract has exercised any termination rights or, in

47 the case of the other party, indicated to the Seller in writing, or to the Sellers’ Knowledge orally, such party’s intent to terminate such Material Contract, in each case other than termination at the end of such Material Contract’s term in accordance with its terms; (C) neither the applicable Seller nor, to the Sellers’ Knowledge, any other party to such Material Contract is in breach or default under such Material Contract and no event has occurred or circumstance exists that (with or without notice, lapse of time or both) would constitute a breach or default by such Seller or, to the Sellers’ Knowledge, by any such other party, or give rise to any right of revocation, withdrawal, suspension, acceleration, cancellation, termination, repudiation, modification, imposition of additional obligations or loss of rights under, result in any payment becoming due under, result in the imposition of any Encumbrances on the Purchased Assets under, or otherwise give rise to any right on the part of any Person to exercise any remedy or obtain any relief under, such Material Contract, nor has any Seller given or received notice or other communication alleging the same; and (iii) (A) no party to such Material Contract has repudiated any portion of such Material Contract and (B) to the Sellers’ Knowledge, no party to such Material Contract does not intend to renew it at the end of its current term. (c) To the Sellers’ Knowledge, no director, employee or consultant or other independent contractor of any Seller is a party to, or is otherwise bound by, any Contract, including any confidentiality, noncompetition or proprietary rights agreement, with any other Person that in any way adversely affects or will affect (i) the performance of his or her duties for the Sellers, (ii) his or her ability to assign to any Seller rights to any invention, improvement, discovery or information relating to the Current Business or (iii) the ability of any Seller to conduct the Current Business as currently conducted or as currently proposed to be conducted. 3.13 Tax Matters (a) Each Seller has timely filed all Tax Returns related to the Purchased Assets and the Assumed Liabilities that it was required to file in accordance with applicable Laws (including any applicable extensions of time permitted by Law), and each such Tax Return is true, correct and complete in all respects. Each Seller has timely paid (taking into account any valid extensions) all Taxes due with respect to the taxable periods covered by such Tax Returns (whether or not shown on any Tax Return). No claim has ever been made by a Taxing Authority in a jurisdiction where a Seller does not file a Tax Return that it is or may be subject to taxation by that jurisdiction. No Seller has requested an extension of time within which to file any Tax Return which has not since been filed. (b) The amounts reflected as Liabilities in line items on the Balance Sheet for all Taxes are adequate to cover all unpaid Liabilities for all Taxes related to the Purchased Assets, whether or not disputed, that have accrued with respect to, or are applicable to, the period ended on and including the Date of the Balance Sheet. Since the Date of the Balance Sheet, no Seller has incurred any Liability for Taxes related to the Purchased Assets other than in the ordinary course of business. (c) All Taxes that each Seller is required by Law to withhold or collect, including sales and use Taxes and amounts required to be withheld or collected in connection with any amount paid or owing to any employee, independent contractor, creditor, stockholder, or other Person, have been duly withheld

48 or collected. To the extent required by applicable Law, all such amounts have been paid over to the proper Taxing Authority or, to the extent not yet due and payable, are held in bank accounts for such purpose. (d) No Governmental Authority has assessed any additional Taxes related to the Purchased Assets for any period for which Tax Returns have been filed. No federal, state, local or foreign audits or other Proceedings are pending or being conducted, nor has any Seller received any (i) notice from any Governmental Authority that any such audit or other Proceeding is pending, threatened or contemplated, (ii) request for information related to tax matters or (iii) notice of deficiency or proposed adjustment for any amount of Tax proposed, asserted or assessed by any Governmental Authority against any Seller, with respect to any Taxes or any Tax Return related to the Purchased Assets. No Seller has granted or been requested to grant any waiver of any statutes of limitations applicable to any claim for Taxes or with respect to any Tax assessment or deficiency related to the Purchased Assets. The Selling Parties Representative has delivered to the Purchaser accurate and complete copies of all examination reports and statements of deficiencies related to the Purchased Assets assessed against or agreed to by any Seller for the prior (6) six years. (e) All Tax deficiencies that have been claimed, proposed or asserted in writing against any Seller related to the Purchased Assets have been fully paid or finally settled, and no issue has been raised in writing in any examination which, by application of similar principles, could be expected to result in the proposal or assertion of a Tax deficiency for any other year not so examined. (f) None of the Purchased Assets (i) constitutes an equity interest in any person for Tax purposes or (ii) is subject to a lease or other arrangement as a result of which neither Seller nor its applicable Affiliate that transfers such Purchased Asset pursuant to this Agreement is treated as the owner of such Purchased Asset for U.S. federal income Tax purposes. (g) No position has been taken on any Tax Return related to the Purchased Assets with respect to the business or operations of any Seller for a taxable period for which the statute of limitations for the assessment of any Taxes with respect thereto has not expired that is contrary to any publicly announced position of a taxing authority or that is substantially similar to any position which a Taxing Authority has successfully challenged in the course of an examination of a Tax Return of any Seller. (h) The Sellers are in compliance in all respects with all applicable transfer pricing Laws and regulations with respect to their transfer pricing practices, including the maintenance of contemporaneous documentation substantiating their transfer pricing practices and methodology and submission of such documentation upon request from the respective regulating authorities to the extent required by applicable Law. (i) No Seller organized under the Laws of a non-US jurisdiction owns any “United States real property interest” within the meaning of Section 897 of the Code or “United States property” within the meaning of Section 956 of the Code. (j) There are no Encumbrances upon the Purchased Assets arising from any failure or alleged failure to pay any Tax (other than Permitted Encumbrances). 3.14 Employee benefit matters (a) Section 3.14(a) of the Seller Disclosure Schedule sets forth an accurate and complete list of all material Company Plans (including Standard Service Agreements) and identifies by jurisdiction each such Company Plan. With respect to each Company Plan (excluding, in each case, Standard Service Agreements), Sellers have made available to the Purchaser an accurate and complete copy of the following,

49 as applicable: (i) each writing that sets forth the terms of such Company Plan, including plan documents, plan amendments, any related trusts or other funding arrangements, and other summaries and descriptions furnished to participants, (ii) a written description of any Company Plan that is not otherwise in writing, (iii) the most recent financial statement, actuarial or valuation report, (iv) the most recent report required to be filed with any Governmental Authority; and (v) any material or non-routine correspondence to or from any Governmental Authority relating to any Company Plan within the last three (3) years. With respect to each Standard Service Agreement, the Sellers have made available to the Purchaser an accurate and complete copy of each form of employment agreement, offer letter, consulting agreement or service agreement, as applicable, and, to the extent that any individual employment agreement, offer letter, consulting agreement or service agreement contains terms that materially differ from the form upon which it is based, copies of such individual agreements. (b) In all material respects, each Company Plan (excluding Standard Service Agreements) has been maintained, funded, operated and administered, in each case, in accordance with the terms of such Company Plan and in compliance with all applicable Laws. (c) Other than routine claims for benefits submitted by participants or beneficiaries, no claim against, or Proceeding involving, any Company Plan (excluding Standard Services Agreements) is pending or, to the Sellers’ Knowledge, threatened, which would reasonably be expected to result in any material Liability, direct or indirect (by indemnification or otherwise) of any Seller to any Governmental Authority or any other Person. (d) Neither the execution and delivery or performance of this Agreement nor the consummation of the transactions contemplated by this Agreement (either alone or in conjunction with any other event) will (i) result in any payment becoming due, or increase the amount of any compensation due; (ii) result in the acceleration of the payment or vesting of any compensation or benefits; (iii) cause accelerated vesting, payment or delivery of, or increase the amount or value of any payment or benefit under or in connection with any Company Plan or otherwise; or (iv) constitute a “deemed severance” or “deemed termination” under any Company Plan, in each case with respect to any current or former director, officer, or employee of any Seller. (e) None of the Company Plans is subject to the Employee Retirement Income Security Act of 1974, as amended, or the Code. (f) Each Company Plan (excluding Standard Services Agreements) (i) that is required by applicable Law to be funded and/or book-reserved are funded and/or book-reserved, as appropriate, based on reasonable actuarial assumptions, and (ii) that is intended to qualify for special Tax treatment satisfy the requirements for such treatment in all respects. 3.15 Employment and labor matters (a) Section 3.15(a) of the Seller Disclosure Schedule sets forth an accurate and complete list of all Employees, as of the date hereof (including each Employee on leave of absence or layoff status) and sets forth for each Employee their (i) identification number, (ii) position or title, (iii) date of hire, or seniority (if different from date of hire), (iv) legal entity employer, (v) work location (including city, state and country), (vi) secondment status and location of secondment (if applicable), (vii) monthly compensation, (viii) benefits, (ix) full or part-time status, (x) scheduled increases in compensation and benefits or promotions agreed in writing with such Employee, (xi) work authorization (including visa type and status), (xii) accrued but unused sick and vacation leave or paid time off and (xiii) service credited for purposes of vesting and eligibility to participate under any Company Plan with respect to such Persons; provided that the names of such Employees may be redacted if required by applicable Law. Other than as contemplated

50 by Section 5.14, to the Sellers’ Knowledge, no director, officer, key Employee, key Independent Contractor or group of Employees or Independent Contractors of any Seller intends to terminate their employment or engagement with any Seller. (b) Section 3.15(b) of the Seller Disclosure Schedule sets forth an accurate and complete list of all Independent Contractors, as of the date hereof, stating such Independent Contractor’s (i) identification number, (ii) legal entity engaging such Independent Contractor, (iii) date of commencement of services, (iv) description of services provided, (v) if there is a written Contract for the work to be performed, (vi) location of work (including city, state and country), and (vii) rate of pay; provided that the names of such Independent Contractors may be redacted is required by applicable Law. (c) No Seller is, or has been, a party to or bound by any collective bargaining agreement, agreement with any works council, agreement with any employee representative or other Contract with any labor union, works council or representative of any employee group, nor is any such Contract being negotiated by any Seller. The Sellers have no Knowledge of any union organizing, election or other activities made or threatened at any time since December 31, 2019, by or on behalf of any union, works council, employee representative or other labor organization or group of employees with respect to any Employees or Independent Contractors. There is no union, works council, employee representative or other labor organization, which, pursuant to applicable Law, must be notified, consulted or with which negotiations need to be conducted in connection with the transactions contemplated by this Agreement. (d) Since December 31, 2019, no Seller has experienced any labor strike, picketing, slowdown, lockout, employee grievance process or other work stoppage or labor dispute, nor to the Sellers’ Knowledge is any such action threatened. (e) Since December 31, 2019, each Seller has complied in all respects with all applicable Laws and its own policies, handbooks, work rules or similar documents relating to labor and employment matters including fair employment practices, terms and conditions of employment, data privacy, contractual obligations, equal employment opportunity, nondiscrimination, disability rights, leaves of absence, immigration, wages, hours, benefits, classification of independent contractors or other contingent workers, classification of employees, work injury, workers’ compensation, unemployment insurance, the payment of social security, pension and similar Taxes, employee termination (actual or constructive), occupational safety, plant closing and changes in operations. (f) There is no Proceeding pending or, to the Sellers’ Knowledge, threatened against or affecting any Seller relating to the alleged violation by any Seller (or its directors or officers) of any Law pertaining to labor relations, employment matters or relations with independent contractors. No Seller is, and in the last three (3) years as of the date of this Agreement has been, a party to a settlement agreement with a current or former employee or independent contractor that relates primarily to allegations of sexual harassment or sexual misconduct. To the Sellers’ Knowledge, in the last three (3) years as of the date of this Agreement, no allegations of sexual harassment or sexual misconduct have been made against: (i) any director or officer of a Seller in their capacity as a director or officer of a Seller; (ii) any current or former employee or independent contractor of a Seller in their capacity as an employee or independent contractor of a Seller. (g) No Seller is a party to or bound by any Contract with any Employee providing for a fixed term exceeding one year, enhanced severance, notice of termination, or pay in lieu of notice of termination, unless required by applicable Law. (h) Since December 31, 2019, no Seller has implemented any plant closing or layoff of employees or independent contractors that could implicate the Worker Adjustment and Retraining

51 Notification Act of 1988, or any similar foreign, state or local Law, and no such action will be implemented without advance notification to the Purchaser. (i) Each Seller has collected work authorization documentation for each Employee and Independent Contractor, to the extent required by applicable Law) and complied with all legal requirements for determining each Employee’s and Independent Contractor’s eligibility to work in the relevant jurisdiction, and such documentation demonstrates that the Employees and Independent Contractors of the Sellers are authorized to work in the jurisdiction in which they are working. Every Person who requires a visa, employment pass or other required permit to work in the jurisdiction in which they are working has produced a current employment pass or such other required permit to the Sellers and possesses all necessary permission to remain in such jurisdiction and perform services in such jurisdiction. (j) To the extent required by applicable Law, each Seller has, or will have no later than the Closing Date, paid all accrued fees, wages, bonuses, commissions, severance and accrued vacation pay to the Employees and Independent Contractors due to be paid through the Closing Date. (k) All Persons who are performing, and since December 31, 2019, have performed, services for any Seller while classified as independent contractors have been properly so classified for all purposes in accordance with applicable Law. (l) Each Seller has paid, in full, all amounts due and owing under all applicable workers’ compensation, occupational health and workplace safety and other similar Laws in all jurisdictions in which they have Employees or Independent Contractors. All current employer contributions, assessments and filings including, but not limited to, experience rating surcharges, payroll premiums, non-compliance charges, contributions or any other amounts under the applicable workers’ compensation and insurance legislation and occupational health and workplace safety legislation have been paid by such Seller. No Seller has been subject to any special or penalty assessment or surcharge, including, but not limited to, experience rating surcharges under such legislation, and, to the Sellers’ Knowledge, there are no circumstances that would permit or result in a special or penalty assessment or surcharge under such legislation or the applicable experience rating plan or program. (m) No current or former director, officer, employee or independent contractor is in any respect in violation of any term of any employment agreement, nondisclosure agreement, fiduciary duty, non- competition agreements, restrictive covenant or other obligation to any Seller. (n) None of the Employees or Independent Contractors is or has been employed by or providing services to any Seller in the United States. 3.16 Environmental, health and safety matters (a) Each Seller is, and since December 31, 2019 has been, in compliance in all material respects with all, and not subject to any material Liability under any, Environmental Laws applicable to the Current Business or the Purchased Assets. Without limiting the generality of the foregoing, each Seller and its respective Affiliates have obtained and complied in all material respects with all material Governmental Authorizations that are required pursuant to Environmental Laws for the occupation of the Leased Real Property and the operation of the Current Business. (b) No Seller has received any notice, report or other written communication, and the Sellers are not subject to any pending, or to the Sellers’ Knowledge, threatened Proceedings by any Governmental Authority or other third party, regarding any actual, alleged or potential violation of or Liability under any Environmental Law relating to the Current Business, the Purchased Assets, the Sellers, any Leased Real

52 Property, or other property or facility currently or previously owned, operated or used by the Sellers in connection with or relating to the Current Business. (c) No Hazardous Material, landfill, surface impoundment, disposal area, underground storage tank, groundwater monitoring well, drinking water well or production water well is present or, to the Sellers’ Knowledge, has ever been present at the Leased Real Property in connection with the operation of the Current Business or, to the Sellers’ Knowledge, as a result of the acts or omissions of any third party. The Sellers have in connection with or relating to the Current Business not treated, stored, disposed of, arranged for or permitted the disposal of, transported, handled, generated, manufactured, distributed, exposed any Person to, or Released any Hazardous Material, and, to the Sellers’ Knowledge, there have been no Releases or disposal of Hazardous Material by any third party at, on, or under the Leased Real Property or other property owned, operated or used by the Sellers, in each case, in a manner that has given rise to or would reasonably be expected to give rise to a violation of or material Liability under Environmental Laws. 3.17 Compliance with laws and governmental authorizations (a) Each Seller is in compliance and, since December 31, 2019, has complied in all material respects with all, and no Seller has, since December 31, 2019, violated in any material respect any, Laws, Judgments or Governmental Authorizations applicable to it or to the conduct of the Current Business or the ownership or use of any of its properties or assets used or held for use in connection with, necessary for or relating to the Current Business. No Seller has received since December 31, 2019 any written notice, warning letter, or similar communications that (i) alleges a violation of, or asserts a failure to comply with, any applicable Law, Judgment or Governmental Authorization, or (ii) imposes an obligation to undertake, or to bear all or any portion of the cost of, any remedial action of any nature in connection with the conduct of the Current Business or the ownership or use of any of its properties or assets used or held for use in connection with, necessary for or relating to the Current Business. There is no pending or, to the Sellers’ Knowledge, threatened regulatory action, investigation or inquiry of any sort nor any reasonable basis therefor (other than non-material routine or periodic inspections or reviews) against the Sellers. (b) Section 3.17(b) of the Seller Disclosure Schedule sets forth an accurate and complete list of all material Governmental Authorizations held by any Seller that relate to the conduct of the Current Business or the ownership or use of any of the Purchased Assets, all of which are valid and in full force and effect, and have not lapsed, expired, or been cancelled, terminated or withdrawn. The Governmental Authorizations listed in Section 3.17(b) of the Seller Disclosure Schedule collectively constitute all of the material Governmental Authorizations necessary for the lawful operation of the Current Business as currently conducted, and necessary for the lawful ownership and use of Purchased Assets as currently held by the Sellers. No Proceeding to modify, suspend, revoke, withdraw, terminate or otherwise limit any Governmental Authorization is pending or, to the Sellers’ Knowledge, threatened, and the Sellers do not know of any valid basis for any such Proceeding, including the transactions contemplated hereby. Each Seller has obtained, and is in compliance with, all export permits, exceptions and other requirements (if any) required for (i) the export and reexport of the Company Products and Technology and (ii) releases of Software and technology to foreign nationals in the United States and abroad. No Seller is in default under or violation in any material respect of and, to the Sellers’ Knowledge, no event has occurred which, with notice or the lapse of time or both, would constitute a default under or violation in any material respect of any term, condition or provision of any material Governmental Authorization to which it is a party, to which its business is subject or by which the Purchased Assets are bound, and to the Sellers’ Knowledge there are no facts or circumstances which could form the basis for any such default or violation.

53 3.18 No government contracts or subcontracts None of the Sellers are, and none of the Sellers (or any predecessor) at any time since December 31, 2019 have been, party to any Government Contract or Government Bid. None of the Sellers are, and none of the Sellers (or any predecessors) have at any time since December 31, 2019 been, subject to or in violation of any requirement imposed by any of the Procurement Laws. 3.19 Legal proceedings Section 3.19 of the Seller Disclosure Schedule sets forth an accurate and complete list of (a) all material Judgments to which any Seller, or any of the properties or assets owned or used by any Seller in connection with the Current Business, is or has since December 31, 2019, been subject, (b) all pending Proceedings (i) by or against any Seller or that otherwise relate to or would reasonably be expected to affect the Current Business, properties or assets or (ii) to the Sellers’ Knowledge, by or against any of the directors or officers of any Seller in their capacities as such and that relate to or would reasonably be expected to affect the Current Business, the Purchased Assets or the Assumed Liabilities, or (c) that challenge, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, any of the transactions contemplated by this Agreement. No other such Proceeding is ongoing, pending or has been, to the Sellers’ Knowledge, threatened against any Seller, and no event has occurred or circumstance exists that would reasonably be expected to give rise to or serve as a basis for the commencement of any such Proceeding. The Sellers have delivered to the Purchaser accurate and complete copies of all pleadings, correspondence, audit response letters and other documents relating to such Proceedings. 3.20 Customers and suppliers (a) Section 3.20(a) of the Seller Disclosure Schedule sets forth an accurate and complete list of the twenty (20) largest customers of the Current Business (each, a “Material Customer”) showing the dollar amount of net revenues from each such Material Customer during the period from January 1, 2022 to November 30, 2022. No Seller has received any written notice that any Material Customer (A) has ceased, or will cease, to use the products, goods or services of any Seller, (B) has substantially reduced, or will substantially reduce, the use of products, goods or services of any Seller, (C) has sought, or is seeking, to reduce the price it will pay for products, goods or services of any Seller, including in the case of the preceding clauses (A)-(C) after the consummation of the transactions contemplated by this Agreement, or (D) has to the Sellers’ Knowledge, otherwise threatened to take any action described in the preceding clauses (A)-(C) as a result of the consummation of the transactions contemplated by this Agreement. No customer of the Current Business has any right to any credit or refund for products or goods sold or services rendered or to be rendered by any Seller pursuant to any Contract with or practice of any Seller other than pursuant to the Sellers’ normal course return policy. (b) Section 3.20(b) of the Seller Disclosure Schedule sets forth an accurate and complete list of the 20 largest suppliers to the Current Business (each, a “Material Supplier”) showing the dollar amount of the purchases from each such Material Supplier during the period from January 1, 2022 to November 30, 2022. No Seller has received any written notice that, as a result of the consummation of the transactions contemplated by this Agreement or otherwise, (A) there has been any material adverse change in the price of such materials, supplies, merchandise or other goods or services, or (B) any such supplier will not sell materials, supplies, merchandise and other goods and services to the Purchaser or any Seller at any time after the Closing on terms and conditions similar to those used in its current sales to the Sellers, subject to general and customary price increases.

54 3.21 Insurance (a) Section 3.21(a) of the Seller Disclosure Schedule sets forth an accurate and complete list as of the date hereof of all certificates of insurance, binders for insurance policies and insurance maintained by any Seller, or under which the Current Business has been the beneficiary of coverage at any time since December 31, 2019 (the “Seller Insurance Policies”). The Seller Insurance Policies are valid, binding and enforceable, all premiums due and payable thereunder have been paid, and each Seller is otherwise in compliance in all material respects with the terms thereof. The Sellers have no Knowledge of any threatened termination of, or material premium increase with respect to, any Seller Insurance Policy. (b) Section 3.21(b) of the Seller Disclosure Schedule further sets forth an accurate and complete list of all claims asserted by any Seller pursuant to any Company Insurance Policy since December 31, 2019 (including with respect to insurance obtained but not currently maintained), and describes the nature and status of the claims. No Seller has failed to give in a timely manner any notice of any claim that may be insured under any Seller Insurance Policy and there are no outstanding claims which have been denied or disputed by the insurer. The Sellers maintain, and at all times during since December 31, 2019 years have maintained, in full force and effect, certificates of insurance, binders and policies of such types and in such amounts and for such risks, casualties and contingencies as is reasonably adequate to insure the Current Business against insurable losses, damages, claims and risks to or in connection with or relating to their respective businesses, properties, assets and operations. No Seller has ever maintained, established, sponsored, participated in or contributed to any self-insurance program, retrospective premium program or captive insurance program with respect to the Current Business. 3.22 Related party transactions Section 3.22 of the Seller Disclosure Schedule sets forth an accurate and complete list of the intercompany and Affiliate balances and Contracts between the Current Business, on the one hand, and any of their Affiliates, on the other hand (each, a “Continuing Intercompany Agreement”) that the Purchaser will assume at the Closing. Except as set forth in Section 3.22 of the Seller Disclosure Schedule, no Shareholder, director, officer, employee or contractor of any Seller, or Affiliate of any such Shareholder, director, officer, employee or contractor (i) owns, directly or indirectly, and whether on an individual, joint or other basis, any interest in (A) any property or asset, real, personal or mixed, tangible or intangible, used in or pertaining to the Current Business, (B) any entity that has had (within the two (2) years prior to Closing) business dealings or a material financial interest in any transaction with any Seller or (C) any entity that is a supplier or customer of any Seller except for securities having no more than 1% of the outstanding voting power of any such supplier or customer which are listed on any national securities exchange or (ii) serves as an officer, director, employee or contractor of any Person that is a supplier or customer of any Seller. 3.23 Personal data; data security (a) Each Seller has obtained all requisite Consents of Governmental Authorities or other Governmental Authorizations to the extent required under applicable Data Protection Laws. The execution, delivery and performance of this Agreement, including the transfer of data (including Personal Data) or databases or the change of data controller and data processor related thereto, complies with applicable Data Protection Laws and with the applicable policies of each Seller relating to data protection, data privacy and Personal Data. No Seller is subject to any contractual requirement or other legal obligations that, following the Closing, would prohibit the Purchaser from receiving or using Personal Data in manner in which Seller used such Personal Data prior to Closing. Copies of all current and prior data protection, data privacy and Personal Data policies of any Seller that apply to any Internet websites owned, maintained or operated by or on behalf of any member of any Seller or the Company Products have been made available to the Purchaser. Each such data protection, data privacy, and Personal Data policy and all materials distributed

55 or marketed by any Seller have at all times made all disclosures (including providing notice and obtaining Consents) to users or customers, as required by Data Protection Laws, and none of such disclosures has been inaccurate, misleading or deceptive or in violation of any Data Protection Laws. There have been no complaints, claims or warnings made or concerns raised by any Person in respect of such Personal Data, and no enforcement notice has been served on any Seller. Each Seller has complied with all valid and lawful requests pertaining to access, rectification, portability, deletion, restriction, automated decision making or objection of any Governmental Authority or individual made to any Seller regarding Personal Data processed by or on behalf of any Seller and with any other valid and lawful request of any Governmental Authority or individual related to data subject rights. (b) Each Seller has taken industry-standard steps, as required by Data Protection Laws (including implementing, and monitoring compliance with, adequate measures with respect to technical, administrative, and physical security) to maintain and protect the integrity, security, redundancy, and continuous operation of all IT Systems used by or on behalf of any of the Sellers, and to ensure that all Technology and Personal Data is protected against loss and against unauthorized access, use, modification, disclosure or other misuse, as set forth in Data Protection Laws (and where Data Protection Laws do not determine such measures, pursuant to industry standard), including implementing reasonable disaster recovery and security plans and procedures. There have been no unauthorized attempted or successful breaches, violations, failures, malfunctions, outages, or interruptions of or unauthorized access, use, modification, disclosure, destructions, or other misuse of the IT systems used by or on behalf of any of the Sellers, nor has there been any loss, theft, or unauthorized access to or misuse of Personal Data. (c) The business of each Seller, as conducted, does not involve the use or development of, or engagement in, encryption technology, or other technology whose development, commercialization or export is restricted, or requires a Consent from any Governmental Authority, under applicable Law. (d) Except for disclosures of information required or authorized by Data Protection Laws, each Seller has not sold, rented or otherwise made available, and does not sell, rent or otherwise make available, to third parties any Personal Data. 3.24 Corruption and trade regulation (a) Neither any Seller, nor, to the Sellers’ Knowledge, any of its respective Affiliates or Representatives (nor any Person acting on behalf of any of the foregoing) has at any time since December 31, 2019 directly, or indirectly through a third-party intermediary, corruptly paid, offered, given, promised to pay, or authorized the payment of any money or anything of value (including any gift, sample, travel, meal and lodging expense, entertainment, service, equipment, debt forgiveness, employment, donation, grant or other thing of value, however characterized) to (i) any officer, agent or employee of a Governmental Authority, (ii) any Person acting for or on behalf of any Governmental Authority, (iii) a director, officer, employee or agent of a wholly or partially government-owned or government-controlled company or business, (iv) any political party or official thereof, (v) any candidate for political office, (vi) any relative of the above-described Persons or (vii) any other Person at the suggestion, request, direction or for the benefit of any of the above-described Persons, in each case intending to improperly obtain or retain business, or an advantage in the conduct of business, for the Sellers. (b) Since December 31, 2019, neither any Seller, nor, to the Sellers’ Knowledge, any of its respective Affiliates or Representatives has violated or is in violation of the Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”), the U.K. Bribery Act, the Prevention of Corruption Act 1960, the Corruption, Drug Trafficking and other Serious Crimes (Confiscation of Benefits) Act 1992, the Penal Code 1871 or any other applicable anti-bribery or Anti-Corruption Law of similar effect, including Laws

56 implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions (together, the “Anti-Corruption Laws”). (c) Each transaction of the Current Business has been properly and accurately recorded on the books and records of the Current Business and each document on which entries in the Current Business books and records are based (including purchase orders, customer or company invoices and service agreements and related financial records) is accurate and complete in all respects. No Seller or its Affiliates, nor to the Sellers’ Knowledge any of their respective Representatives, has, since December 31, 2019, conducted an internal review or investigation related to potential or alleged violations of Anti-Corruption Laws or made any voluntary disclosure to any Governmental Authority or other Person with respect to a possible violation of Anti-Corruption Laws. (d) Except as disclosed in Section 3.24(d) of the Seller Disclosure Schedule, neither any Seller or its Affiliates, nor to the Sellers’ Knowledge, any of their respective Representatives, have, since December 31, 2019: (i) conducted an internal review or investigation related to potential or alleged violations of Anti-Corruption Laws, (ii) made any voluntary disclosure to any Governmental Authority or other Person with respect to a possible violation of the Anti-Corruption Laws, or (iii) been subject to any government prosecution, enforcement, investigation, subpoena or other inquiry related to potential non- compliance with the Anti-Corruption Laws. (e) At all times since December 31, 2019, the Sellers have maintained a compliance program and system of internal controls designed to reasonably ensure compliance with the Anti-Corruption Laws. (f) Any and all assets, Contracts, licenses, permits or authorizations held by the Sellers have not been procured in violation of the Anti-Corruption Laws. (g) Any and all licenses, approvals, authorizations or permissions sought or obtained by the Sellers or the Sellers in anticipation of or in connection with this Agreement or its subject matter have not been procured in violation of the Anti-Corruption Laws. (h) Neither any Seller, nor any Person acting on behalf of any Seller, has, directly, or indirectly through a third-party intermediary, entered into any Contract that remains in effect and that contains provisions reflecting participation in or cooperation with the Arab League boycott of Israel. (i) No Seller has at any time since December 31, 2019, engaged in the sale, purchase, import, export, re-export or transfer of products or services, either directly or indirectly, to or from any country or territory subject to any sanctions administered by the U.S. government, including those of the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”), the U.S. Department of State, the European Union and its member states, the United Nations Security Council or any other relevant sanctions authority (“Sanctions”), including (i) Cuba, Iran, North Korea, Syria, Crimea, or since February 21, 2022, the Donetsk People’s Republic or Luhansk People’s Republic (collectively, the “Sanctioned Territories”) or (ii) any Person targeted by the United States or United Nations, or any other applicable economic sanctions or export controls, including Persons who are owned or controlled by the government of a Sanctioned Territory or the government of Venezuela, Persons designated on the List of Specially Designated Nationals and Blocked Persons maintained by OFAC or who are 50% or more owned by such Persons, Persons identified on any other sanctions-related list maintained by OFAC or any sanctions-related list maintained by the United States or other relevant sanctions authority, including Persons identified on the US Commerce Department’s Entity List, Denied Persons List, or Unverified List (collectively, “Restricted Parties”). Since such time, no Seller has been a party to or beneficiary of, or had any interest in, any franchise, license, management or other Contract with any Person, either public or private, in the Sanctioned Territories or with any Restricted Parties, or been a party to any investment, deposit, loan,

57 borrowing or credit arrangement or involved in any other financial dealings, directly or indirectly, with any Person, either public or private, in the Sanctioned Territories or who is a Restricted Party. No Seller or any present directors, officers, or employees, nor Shareholders are Restricted Parties. (j) Since December 31, 2019, all exports, re-exports, imports, sales or transfers of products or services of the Current Business have been effected in accordance with all applicable Laws, including anti- corruption, customs, export control, trade sanctions, anti-terrorism and anti-boycott Laws of the United States and any other relevant jurisdiction, including (i) the United States Export Administration Act, Export Administration Regulations, and International Traffic in Arms Regulations to the extent applicable and (ii) sanctions regulations administered by OFAC. All products shipped by the Current Business have been accurately marked, labeled and transported in all material respects in accordance with applicable Laws. (k) Since December 31, 2019, (i) no Seller has conducted or initiated any internal investigation or made a voluntary disclosure to any Governmental Authority with respect to any alleged act or omission arising under any applicable Laws and (ii) no Governmental Authority has initiated, or to the Sellers’ Knowledge threatened to initiate, a Proceeding against any Seller or any of their respective Affiliates or Representatives asserting that any Seller or any Affiliate of any Seller is not in compliance with any trade sanctions, export or import Laws or the FCPA or any other applicable Law of similar effect. 3.25 Brokers or finders Neither any Seller or any Shareholder, nor any Person acting on behalf of any Seller or any Shareholder, has incurred any Liability to pay any fees or commissions to any broker, finder or agent or any other similar payment in connection with this Agreement or any of the transactions contemplated hereby, except to i5invest corporate development GmbH. 3.26 Solvency (a) None of the Sellers are insolvent and will not be rendered insolvent by any of the transactions contemplated by this Agreement. As used in this Agreement, “insolvent” means that the sum of the debts and other probable Liabilities of each Seller exceeds the present fair saleable value of such Seller’s assets. Immediately after giving effect to the consummation of the transactions contemplated by this Agreement, (a) each Seller will be able to pay its Liabilities as they become due in the usual course of its business, (b) each Seller will not have unreasonably small capital with which to conduct its then- proposed business (if any) and (c) each Seller will have assets (calculated at fair market value) that exceed its Liabilities. The cash available to any Seller, after taking into account all other anticipated uses of the cash, will be sufficient to pay all such Liabilities promptly in accordance with their terms. (b) The Sellers are not entering into this Agreement or any of the other Ancillary Agreements with the intent to defraud, delay or hinder creditors, and the consummation of this Agreement and the Ancillary Agreements will not have any such effect. The transactions contemplated by this Agreement will not constitute a fraudulent conveyance. 3.27 No other representations and warranties Except for the representations and warranties contained in this Article 3 (as modified by the Seller Disclosure Schedule), none of the Sellers nor any other Person has made or makes on behalf of any Seller, and the Sellers on behalf of themselves and their Affiliates hereby disclaim, any express or implied representation or warranty, either written or oral, including any representation or warranty as to the accuracy or completeness of any information regarding the Current Business, the Business and the Purchased Assets furnished or made available to Purchaser and its Representatives (including any information, documents or

58 material made available to Purchaser (including in any electronic data room provided to Purchaser or its Representatives), management presentations or in any other form in expectation of the transactions contemplated hereby) or as to the future revenue, projections, budgets, profitability or success of the Current Business, the Business, or any representation or warranty arising from statute or otherwise in law. The Purchaser, on its own behalf and on behalf of its Affiliates and its and their respective Representatives, acknowledges that it is not relying on, nor has it relied on any express or implied representations or warranties except for those expressly made by the Sellers in Article 3 (as modified by the Seller Disclosure Schedule) and that only those representations and warranties in Article 3 shall have any legal effect. ARTICLE 4 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER The Purchaser represents and warrants to the Sellers that as of the date of this Agreement and as of the Closing Date the statements set forth in this Article 4 are true and correct, except as set forth on the disclosure schedule delivered by the Purchaser to the Sellers concurrently with the execution and delivery of this Agreement and dated as of the date of this Agreement (the “Purchaser Disclosure Schedule”): 4.1 Organization and good standing The Purchaser is a limited liability company duly organized, validly existing and in good standing under the Laws of the jurisdiction of its organization and has all requisite entity power and authority to own, lease and operate its properties and assets and to conduct its business as presently conducted and as planned to be conducted by the Purchaser. The Purchaser is duly qualified or licensed to do business in each jurisdiction in which the character of the properties it owns, operates or leases or the nature of its activities makes such qualification or licensure necessary, except where the failure to be so qualified or licensed would not reasonably be expected to have a material adverse effect, either individually or in the aggregate, on the ability of the Purchaser to perform its obligations under this Agreement or on the ability of the Purchaser to consummate the transactions contemplated by this Agreement. 4.2 Authority and enforceability The Purchaser has all requisite limited liability company power and authority to execute and deliver this Agreement and each Ancillary Agreement to which it is a party and to perform its obligations under this Agreement and each such Ancillary Agreement. The execution, delivery and performance of this Agreement and each Ancillary Agreement to which the Purchaser is a party and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Purchaser. The Purchaser has duly and validly executed and delivered this Agreement and, on or prior to the Closing, the Purchaser will have duly and validly executed and delivered each Ancillary Agreement to which it is a party. Assuming due authorization, execution and delivery by the Sellers, this Agreement constitutes, and assuming the due authorization, execution and delivery by the Sellers and other parties that are parties thereto, upon execution and delivery each Ancillary Agreement to which the Purchaser is a party each such Ancillary Agreement will constitute, the valid and binding obligation of the Purchaser, as applicable, enforceable against the Purchaser in accordance with its terms, except as such enforcement may be limited by the Insolvency and Equity Exceptions. 4.3 No conflict Neither the execution, delivery and performance by the Purchaser of this Agreement and each Ancillary Agreement to which the Purchaser is a party, nor the consummation by the Purchaser of the transactions contemplated hereby or thereby, will: (a) directly or indirectly (with or without notice, lapse of time or both), conflict with, result in a breach or violation of, constitute a default under, give rise to any

59 right of revocation, withdrawal, suspension, acceleration, cancellation, termination, imposition of additional obligations or loss of rights under, result in any payment becoming due under, or result in the imposition of any Encumbrance on any of the properties or assets of the Purchaser under (i) the Organizational Documents of the Purchaser or any resolution adopted by the members or board of managers (or equivalent) of the Purchaser, (ii) any Contract to which the Purchaser is a party or by which the Purchaser is bound or to which any of its properties or assets is subject or (iii) any Law, Judgment or Governmental Authorization applicable to the Purchaser or any of its businesses, properties or assets; or (b) require the Purchaser to obtain any Consent or Governmental Authorization of, give any notice to, or make any filing or registration with, any Governmental Authority, except with respect to clauses (a) and (b) in any case that would not in the aggregate taken as a whole be material to the ability of the Purchaser to perform its obligations under this Agreement or to the ability of the Purchaser to consummate the transactions contemplated by this Agreement. 4.4 Brokers or finders Neither the Purchaser nor any Person acting on its behalf has incurred any Liability to pay any fees or commissions to any broker, finder or agent or any other similar payment in connection with any of the transactions contemplated by this Agreement. 4.5 Sufficiency of funds The Purchaser has sufficient cash on hand or other sources of immediately available funds to enable it to make payment of the Base Purchase Price and consummate the transactions contemplated by this Agreement. ARTICLE 5 COVENANTS 5.1 Access and investigation Until the Closing, consistent with all applicable Laws, and upon reasonable advance notice from the Purchaser, the Sellers will allow the Purchaser and its Representatives reasonable access during normal business hours to the properties of the Business for investigations as the Purchaser deems appropriate in its reasonable discretion (provided that Purchaser shall not in any material respect interfere with or disrupt operations of the Sellers, and a designee of the Sellers may be present at all times during any such access), and furnish the Purchaser and its Representatives with reasonable documents, records, work papers and information with respect to the properties, assets, personnel, books, Contracts, Governmental Authorizations, reports and records relating to the Business as the Purchaser may reasonably request. In addition, until the Closing, the Sellers will cause the Sellers’ accountants to cooperate with the Purchaser and its Representatives in making available the financial information of the Business as reasonably requested. In addition, from the date of this Agreement until the Closing, the Sellers may (in their reasonable discretion) provide the Purchaser’s Representatives reasonable access to the Businesses’ customers, suppliers and licensors for the purpose of communicating with such customers, suppliers and licensors concerning the transactions contemplated by this Agreement, including the Purchaser’s intentions concerning the operation of the Business following the Closing; provided, however, that such access will be granted only with the prior written consent of the applicable Seller, which consent will not be unreasonably withheld or delayed; provided, further, that a designee of the applicable Seller may be present at any meeting or conference. For the avoidance of doubt, nothing in this Section 5.1 will prohibit the Purchaser from contacting any Seller’s customers, suppliers and licensors who are also the Purchaser’s customers, suppliers and licensors as of the date of this Agreement in the ordinary course of the Purchaser’s

60 businesses for the purpose of selling products of the Purchaser’s businesses, provided, however, that such contacting should not breach any of Purchaser’s obligations under the Confidentiality Agreement. 5.2 Operation of the Business (a) Affirmative Covenants. Until the Closing, in respect of the Current Business and the Purchased Assets, except as provided in this Agreement or as expressly consented to by the Purchaser in writing and consistent with all Laws, the Sellers will: (iv) conduct the Business only in the ordinary course and use its commercially reasonable efforts to preserve the relationships of the Current Business with customers, strategic partners, suppliers, distributors, landlords and creditors having dealings with the Current Business; (v) pay accounts payable of the Current Business when they become due and payable in the ordinary course of business; (vi) continue in full force and effect the certificates of insurance, binders and policies set forth in Section 3.21 of the Seller Disclosure Schedule; (vii) maintain the books and records related to the Business consistent with the past custom and practice; (viii) reasonably cooperate and confer with the Purchaser in good faith and use its commercially reasonable efforts to assist the Purchaser in effecting the transition and migration of the Business. (b) Negative Covenants. Until the Closing, in respect to the Current Business and the Purchased Assets, except as disclosed on Annex 5.2(b) of this Agreement or as otherwise expressly consented to by the Purchaser in writing (such consent not to be unreasonably withheld, delayed or conditioned), the Sellers will not take any action or omit to take any action, which action or omission would result in any of the events, changes or effects set forth in Section 3.8; provided that with respect to the monetary thresholds set forth in each of Section 3.8(a), (h), (i), (l) and (m), an aggregate cap of $250,000 shall apply for purposes of this Section 5.2(b) (it being understood that there shall be a separate aggregate cap for each such subsection). 5.3 Consents and filings; reasonable efforts The parties will use their respective commercially reasonable efforts to take promptly, or cause to be taken, all actions (including actions after the Closing), and to do promptly, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement. The parties will use their respective commercially reasonable efforts as promptly as practicable after the date of this Agreement, to give all notices to, and make all filings with, all Governmental Authorities, and to obtain all other Consents from, and give all other notices to, all Governmental Authorities, that are necessary in connection with the authorization, execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement. 5.4 Notification Until the Closing, each party will give prompt notice to the other party of (a) the occurrence, or non-occurrence, of any event, the occurrence or non-occurrence of which causes any representation or warranty of such party contained in this Agreement to be untrue or inaccurate, (b) any failure to comply

61 with or satisfy any covenant or agreement to be complied with or satisfied by such party under this Agreement, (c) the failure of any condition precedent to each party’s obligations under this Agreement, (d) any written notice or other written communication from any Governmental Authority alleging that the Consent of such Governmental Authority is or may be required in connection with the consummation of the transactions contemplated by this Agreement or (e) the occurrence, or non-occurrence, of any event that, individually or in the aggregate, would have a Material Adverse Effect. No notification pursuant to this Section 5.4 will be deemed to (x) modify, amend or supplement the Seller Disclosure Schedule, (y) modify, prevent or cure any misrepresentation, breach of warranty or breach of covenant, or (z) limit or otherwise affect any rights or remedies available to such party, including pursuant to Article 7 or Article 9. 5.5 No negotiation Until the Closing (or the earlier termination of this Agreement), the Sellers will not, and will cause their respective Affiliates, stockholders and Representatives not to, directly or indirectly: (a) solicit or initiate any inquiry or the making of any proposal or offer; (b) enter into, continue or otherwise participate in any discussions or negotiations; (c) furnish to any Person any non-public information or grant any Person access to its properties, assets, books, Contracts, personnel or records; (d) approve or recommend, or propose to approve or recommend, or execute or enter into, any letter of intent, agreement in principle, merger agreement, acquisition agreement, option agreement or other Contract; or (e) agree to do any of the foregoing, in each case for the purpose of encouraging or facilitating any proposal, offer, discussions or negotiations, in each case relating to any business combination transaction involving any Seller or any other transaction to acquire all or any part of the Business or the Purchased Assets, whether by merger, purchase of assets, purchase of stock, tender offer, lease, exclusive license or otherwise, other than with the Purchaser and its Affiliates. The Sellers will immediately cease and cause to be terminated any such negotiations, discussion or other communication, or Contracts (other than with the Purchaser and its Affiliates) with respect to the foregoing and will immediately cease providing any non-public information. If any Seller or any of its respective Affiliates, stockholders or Representatives receives, prior to the Closing, any offer, proposal, request, inquiry or other contact, directly or indirectly, of the type referenced in this Section 5.5, the Sellers will immediately suspend or cause to be suspended any discussions with such offeror or Person with regard to such offers, proposals or requests and notify the Purchaser thereof, including information as to the identity of the offeror or Person making any such offer or proposal. For the avoidance of doubt, the taking of any action prohibited by this Section 5.5 by any Affiliate or Representative of the Sellers shall be deemed to be a breach of this Section 5.5 by the Sellers. 5.6 Satisfaction of Obligations to Creditors At or prior to the Closing Date, the Sellers will satisfy or cause to be satisfied all obligations of the Sellers owed and due to its creditors as of the Closing Date or take other action or obtain other Consents necessary to permit the Purchaser to obtain clear title to the Purchased Assets free of all Encumbrances other than Permitted Encumbrances, and the Sellers will deliver or cause to be delivered to the Purchaser termination statements and releases (if applicable) and other appropriate evidence reasonably requested by the Purchaser to the effect that no Encumbrances against the Purchased Assets other than Permitted Encumbrances exist as of the completion of the Closing. 5.7 Confidentiality (a) The parties agree to continue to abide by that certain Confidentiality Agreement between ClickDealer Cyprus and the Purchaser dated October 20, 2022 (the “Confidentiality Agreement”). Beginning on the date of this Agreement, neither any Seller nor any of their respective Affiliates will waive any right under any other nondisclosure agreement previously entered into by any Seller and any other

62 Person with respect to the evaluation of the sale of the Business or any of the material properties or assets without the prior written consent of the Purchaser. (b) From and after the Closing, the confidentiality obligations of the Purchaser under the Confidentiality Agreement will terminate with respect to all Confidential Information. From and after the Closing, each Seller will, and will cause each of its Restricted Persons to, maintain the confidentiality of, and not use for their own benefit or the benefit of any other Person, the Confidential Information. (c) Except as contemplated by Section 5.8, neither Purchaser nor Sellers will, and the Purchaser and the Sellers will cause each of their respective Restricted Persons not to, disclose to any Person any information with respect to the legal, financial or other terms or conditions of this Agreement, any of the Ancillary Agreements or any of the transactions contemplated hereby or thereby. The foregoing does not restrict the right of any party to disclose such information (i) to its respective Restricted Persons to the extent reasonably required to facilitate the negotiation, execution, delivery or performance of this Agreement and the Ancillary Agreements, (ii) to any Governmental Authority or arbitrator to the extent reasonably required in connection with any Proceeding relating to the enforcement of this Agreement or any Ancillary Agreement, (iii) as permitted in accordance with Section 5.7(d) and (iv) in the case of the Purchaser, any disclosure it believes in good faith is required by applicable securities Laws or securities listing standards. Each party will advise its respective Restricted Persons with respect to the confidentiality obligations under this Section 5.7(c) and will be responsible for any breach or violation of such obligations by its Restricted Persons. (d) If a party or any of its respective Restricted Persons become legally compelled to make any disclosure that is prohibited or otherwise restricted by this Agreement, then such party will (i) give the other party immediate written notice of such requirement, (ii) consult with and assist the other party in obtaining an injunction or other appropriate remedy to prevent such disclosure and (iii) use its commercially reasonable efforts to obtain a protective order or other reliable assurance that confidential treatment will be accorded to any information so disclosed. Subject to the previous sentence, the disclosing party or such Restricted Persons may make only such disclosure pursuant to Section 5.7(d) that, in the written opinion of its counsel, it is legally compelled or otherwise required to make to avoid standing liable for contempt or suffering other material penalty. (e) Effective upon the Closing, the Sellers and their Affiliates hereby assign to the Purchaser all of their rights under each confidentiality agreement (other than the Confidentiality Agreement) to which any Seller or its Affiliates is a party and which pertain to the Business. The Sellers, upon the request of the Purchaser from time to time, will use their commercially reasonable efforts to assist the Purchaser in enforcing the provisions of any such confidentiality agreement. (f) Notwithstanding anything to the contrary herein or in the Confidentiality Agreement, the Confidentiality Agreement and the confidentiality provisions in this Section 5.7 shall terminate on the date that is two (2) years after the Closing. 5.8 Public Announcements Each party agrees not to issue any press release or make any other public announcement relating to this Agreement without the prior written approval of the other party, except that the Purchaser reserves the right, without the Sellers’ prior consent, to make any public disclosure it believes in good faith is required by applicable securities Laws or securities listing standards (in which case the Purchaser agrees to use reasonable efforts to advise the Sellers prior to making such disclosure, provide Sellers an opportunity to comment on such disclosure and consider any comments of Sellers in good faith).

63 5.9 Assistance in Proceedings From and after the Closing, at the reasonable request of the Purchaser and at Purchaser’s sole cost and expense, each Seller will cooperate with the Purchaser and its counsel in the contest or defense of, and make available its executive management and provide testimony and reasonable access to its books and records solely to the extent necessary in connection with, any Proceeding involving or relating to (i) any of the transactions contemplated by this Agreement or (ii) any action, activity, circumstance, condition, conduct, event, fact, failure to act, incident, occurrence, plan, practice, situation, status or transaction on or before the Closing Date involving the Business, in each case subject to customary confidentiality restrictions and solely to the extent permitted by applicable Law. 5.10 Noncompetition and nonsolicitation (a) Except as contemplated or required by this Agreement or the Transition Services Agreement, to perform under any Included Contract in accordance with Section 2.11, or as otherwise requested by or agreed with the Purchaser, during the period commencing on the Closing Date and ending on the third (3rd) anniversary of the Closing Date (the “Restricted Period”), each Seller will not directly or indirectly, engage in any business anywhere in the world that develops, manufactures, produces, markets, sells or distributes any products or provides any services of the kind developed, under development, manufactured, produced, marketed, sold, distributed or provided by the Current Business as of the Closing, or own an interest in, manage, operate, join, control, lend money or render financial or other assistance to or participate in, as a partner, stockholder, consultant or otherwise, any Person that is engaged in the business of developing, manufacturing, producing, marketing, selling or distributing any products or providing any services of the kind developed, under development, manufactured, produced, marketed, sold, distributed or provided by the Current Business as of the Closing; provided, however, that, for the purposes of this Section 5.10, ownership of securities having no more than one percent (1%) of the outstanding voting power of any Person will not be deemed to be in violation of this Section 5.10. The Restricted Period will be extended by the length of any period during which any Seller is in breach of the terms of this Section 5.10. (b) During the Restricted Period, no Seller will, directly or indirectly, for itself or on behalf of or in conjunction with any other Person, directly or indirectly, for itself or on behalf of or in conjunction with any other Person, (i) call upon any Hired Employee, Hired Independent Contractor or any individual who is, at the time the individual is called upon, an employee of the Purchaser or its Affiliates for the purpose or with the intent of soliciting such employee away from or out of the employ of the Purchaser or its Affiliates, or employ or offer employment to any individual who was or is employed by the Purchaser or its Affiliates unless such individual will have ceased to be an employee of Purchaser or its Affiliates at least six (6) months prior thereto or (ii) cause, induce or attempt to cause or induce any customer, strategic partner, supplier or distributor with the Purchaser or its Affiliates or the business acquired from the Sellers pursuant to this Agreement to cease or reduce the extent of its business relationship with the Purchaser or its Affiliates or the business acquired from the Sellers pursuant to this Agreement or to deal with any competitor of the Purchaser or the business acquired from the Sellers pursuant to this Agreement. This Section 5.10 will not be deemed to prohibit the Sellers from engaging in general media advertising or solicitation that may be targeted to a particular geographic or technical area but that is not targeted towards employees of the Purchaser. 5.11 Use of Name From and after the Closing, except as contemplated or required by this Agreement or the Transition Services Agreement, to perform under or service any Included Contract in accordance with Section 2.11, or as otherwise requested by or agreed with Purchaser, each Seller will not, and will cause its Affiliates not

64 to, directly or indirectly, use or do business, or assist any third party in using or doing business, under the names and marks “ClickDealer,” “HomeQuote,” or by another name similar to such names and marks, except as necessary to effect the change of the applicable Seller’s name or to evidence that such change has occurred, or in connection with the filing of Tax Returns or for such other non-commercial uses as may be required by Law. Within twelve (12) months after the Closing, each Seller will file all applicable documents with the appropriate Governmental Authorities in its jurisdiction of formation and any other jurisdictions in which it is qualified or licensed to do business, to change the name of such Seller to a name that it not the same or similar to its name used prior to the Closing (unless such Seller has then filed applicable documents to liquidate, dissolve or wind up such Seller in its jurisdiction of formation, provided that such liquidation, dissolution or winding up may be completed after such twelve (12) month period). 5.12 Wrong Pockets; Receivables and other Similar Post-Closing Payments (a) Subject to Section 2.11, following the Closing, if (i) the Purchaser or any of its Affiliates receives any payments in respect of any Excluded Assets, the Purchaser shall, and will procure that its Affiliates shall, within thirty (30) calendar days of receipt of such payment, remit the full amount of such payment to the relevant Seller, and (ii) either any Seller or any of its Affiliates receives any payments in respect of any Purchased Assets, the relevant Seller shall, and will procure that its Affiliates shall, within thirty (30) calendar days of receipt of such payment, remit the full amount of such payment to the Purchaser. (b) To the extent that the Purchaser or any of its Affiliates holds, owns or possesses any Excluded Asset or Excluded Liability following the Closing, the Purchaser shall, and shall cause its Affiliates to, transfer to the relevant Seller, or, as the relevant Seller directs, such Seller’s applicable Affiliates, or confirm the relevant Seller or its applicable Affiliates’ right, title to or interest in, all of such Excluded Assets or Excluded Liability, to put the relevant Seller or its applicable Affiliates in actual possession and operating control thereof and to permit the relevant Seller to exercise all rights with respect thereto. (c) Subject to Section 2.11, to the extent that any Seller or any of its Affiliates holds, owns or possesses any Purchased Asset or Assumed Liability following the Closing, the relevant Seller shall, and shall cause its Affiliates to, in accordance with Section 2.11 as if its Affiliates were a party to such provision, and otherwise in accordance with this Agreement, transfer to the Purchaser, or, as the Purchaser directs, Purchaser’s applicable Affiliates, or confirm the Purchaser’s or its applicable Affiliates’ right, title to or interest in, all of such Purchased Assets or Assumed Liabilities, to put the Purchaser or its applicable Affiliates in actual possession and operating control thereof and to permit the Purchaser or its applicable Affiliates to exercise all rights with respect thereto (including, to the extent the Consent of such third party is obtained, rights under Contracts and other arrangements as to which the Consent of any third party to the transfer thereof will not have previously been obtained). 5.13 Customer Inquiries For a period of one (1) year after the Closing, the Sellers will use commercially reasonable efforts to promptly notify the Purchaser of each material inquiry that it or any of its Affiliates receives relating to the Business from a customer of the Current Business as of the Closing Date that expressly states a desire by such customer to explore a commercial relationship with the Business. 5.14 Employee and Independent Contractor matters (a) Census. No later than two (2) Business Days prior to the Closing Date, the Sellers shall provide the Purchaser with an update to the list of Employees and Independent Contractors, along with all related information set forth in Sections 3.15(a) and 3.15(b) of the Sellers Disclosure Schedule, to reflect

65 personnel changes occurring between the date hereof and such date, which shall be updated as of the Closing Date for any further personnel changes that occur. (b) Employees Employed by ClickDealer Netherlands. It is intended, in accordance with applicable Law, that the employment and contracts of employment of the employees who are currently employed by ClickDealer Netherlands (the “NL Employees”) will (other than in respect of any such NL Employee who objects to a transfer or resigns and leaves prior to the Closing Date) transfer automatically to a Purchasing Entity (or another entity or payroll company, to be designated by Purchaser) as a result of the Closing of the transactions contemplated in this Agreement, and accordingly each such contract of employment shall have effect from the Closing as if originally made between the Purchasing Entity (or another entity or payroll company, to be designated by Purchaser), and such applicable NL Employee, and all rights, powers, duties, liabilities and obligations of the Sellers in respect of, or in relation to, such NL Employees and their contracts of employment in force immediately before the Closing (with the exception of accrued pension scheme rights) shall transfer to the Purchasing Entity (or another entity or payroll company, to be designated by Purchaser) in accordance with applicable Law. The Purchaser and its Affiliates shall use reasonable best efforts to provide such information as the Sellers may reasonably require from Purchaser and its Affiliates promptly (and in any event in sufficient time) to enable the Sellers to meet any information and consultation requirements they may have pursuant to applicable Law with or in relation to their employees or any employee representative in connection with the transactions contemplated by this Agreement. If the contract of employment of any NL Employee does not transfer to a Purchasing Entity or its Affiliate in accordance with applicable Law as intended (other than in respect of any NL Employee who objects to a transfer or resigns and leaves prior to the Closing Date), such NL Employee may be offered employment by a Purchasing Entity. (c) Independent Contractors. The Sellers will use all commercially reasonable efforts to cause its Independent Contractors to make available their services to the Purchaser as permitted by applicable Law. The Purchaser is not obligated to hire or engage any Independent Contractor but may interview and make offers of employment or engagement to any or all of the Independent Contractors. To the extent permitted by applicable Law, the Purchaser will have reasonable access to the facilities and personnel records of the Sellers for the purpose of preparing for and conducting interviews with any or all of the Independent Contractors. Access will be provided by the Sellers upon reasonable prior notice during normal business hours. The Purchaser will promptly provide the Sellers with a list of the Independent Contractors to whom the Purchaser, or its Affiliates, have made an offer of employment or engagement, and that has been accepted, to be effective on the Closing Date. As of no later than the Closing, the Sellers shall ensure each Independent Contractor who enters into a new agreement with the Purchaser, or its Affiliate (or payroll company), is released from any engagement with the Sellers, including any post- termination restrictions that would prohibit or restrict such Person from performing such Persons’ work for the Purchaser or its Affiliates. (d) Notwithstanding the foregoing, if as of the Closing, the Purchaser or the Purchasing Entities are not yet capable of offering employment to the Employees or retaining the Independent Contractors for logistical or operational reasons, the Sellers and Purchaser shall cooperate in good faith to defer the transfers contemplated in subsections (b) and (c) until such date as the Purchaser may determine, and the Sellers shall provide the Purchaser with, and Purchaser shall assume, the benefit and burdens of such individuals pursuant to and in accordance with the Transition Services Agreement. (e) Notwithstanding anything to the contrary, all provisions contained in this Section 5.14 are for the sole benefit of the parties to this Agreement and nothing in this Agreement, whether express or implied, (i) shall be treated as an amendment or other modification of any employee benefit plan, agreement or other arrangement, (ii) shall limit the right of the Purchaser or any Seller or their respective Affiliate to amend, terminate or otherwise modify any employee benefit plan, agreement or other arrangement

66 following the Closing Date, or (iii) shall confer upon any other Person who is not a party to this Agreement any right to continued or resumed employment or engagement, any right to specific compensation or benefits, or any third-party beneficiary or other right of any kind or nature whatsoever. 5.15 Purchaser’s Financial Reporting Obligations; Release of Audit Holdback Amount (a) From the date hereof until the Audit Completion, the Sellers shall, and shall cause their Representatives to use commercially reasonable efforts (and for avoidance of doubt, this covenant does not obligate Sellers to take actions beyond commercially reasonable efforts, including in particular, but not limited to, incurring expenses that would not be commercially reasonable in the context of the transactions contemplated by this Agreement (unless the Purchaser reimburses such expenses incurred or to be incurred by the Sellers)) to provide such cooperation in connection with the Parent’s financial reporting obligations under Regulation S-X in connection with the Audit Completion as may be reasonably requested (in reasonable detail and with reasonable advance notice) by the Purchaser to comply with the Purchaser’s obligations under GAAP and Regulation S-X of the Exchange Act, including fulfilling the informational requests of the Purchaser set forth on Annex 5.15 of this Agreement and any supplemental requests thereof that are reasonably required for the Purchaser to comply with its obligations under GAAP and Regulation S-X of the Exchange Act. (b) The Purchaser shall provide an update regarding the progress and status of the Audit Completion as of the Closing, including the items requested by the Purchaser pursuant to Section 5.15(a) that then remain outstanding. The Purchaser shall provide additional updates regarding the progress and status of the Audit Completion, including the items requested of Seller that then remain outstanding, within three (3) Business Days of any written request by any Seller prior to the Audit Completion. (c) Upon the earlier of (i) the Audit Completion or (ii) the date that is twelve (12) months after the Closing Date (unless an Audit Breach has occurred)), the Purchaser shall pay the Audit Release Amount to the Sellers in accordance with Section 9.8(a) of this Agreement. (d) If the Sellers’s failure to comply with Section 5.15(a) of this Agreement is the proximate cause of the Parent’s failure to satisfy its reporting obligations under the Exchange Act that cause Purchaser to fail to meet the eligibility requirements for the use of Form S-3 under the Securities Act (the “Audit Breach”), the Sellers shall be entitled to retain from the Holdback Amount an amount equal to two million US dollars ($2,000,000) (the “Liquidated Damages”); provided, however, that if the Holdback Amount is less than two million US dollars ($2,000,000), then the Sellers shall pay or cause to be paid to the Purchaser such difference. Notwithstanding anything to the contrary herein, (i) an Audit Breach shall not be deemed to occur if the Purchaser or Parent has separately failed to satisfy its reporting obligations under the Exchange Act with respect to any business other than the Business and such other failure would have independently caused the Purchaser to fail to meet the eligibility requirements for the use of Form S-3 under the Securities Act; and (ii) an Audit Breach shall not be deemed to occur if the Sellers’ failure to comply with Section 5.15(a) is caused by any mistake or error (including requests of financial information that does not satisfy the requirements of GAAP and Regulation S-X) of the Purchaser or its auditors that is not corrected by Purchaser or its auditors with reasonable advance notice to Sellers. The parties acknowledge and agree that the Purchaser’s harm caused by the Audit Breach would be impossible or very difficult to accurately estimate on the date of this Agreement, and that the Liquidated Damages are a reasonable estimate of the anticipated or actual harm that might arise from the Audit Breach. The parties intend that the Liquidated Damages constitute compensation, and not penalty.

67 5.16 Data Privacy Obligations (a) The Purchaser understands that after the Closing all data breaches (as defined by applicable Data Protection Laws) and all violations of applicable Data Protection Laws are the sole responsibility of the Purchaser. (b) The Purchaser agrees that Personal Data can be used only in accordance with applicable Data Protection Laws. The Purchaser undertakes not to use Personal Data for any purposes other than the original purposes of collection. In the case of using Personal Data for purposes that have not been communicated to the data subject, the Purchaser undertakes to comply with all legal requirements for the protection of Personal Data, as required by Data Protection Laws. (c) The Purchaser is aware that after the Closing, the Purchaser becomes the owner (the controller or similar term, as defined by Data Protection Laws) of the Personal Data and the Purchaser guarantees that the Purchaser is familiar with the requirement of all relevant Data Protection Laws. 5.17 Further assurances (a) Subject to the other express provisions of this Agreement, the (as soon as reasonably practicable and insofar as they are reasonably able) the parties at their own reasonable cost will cooperate with each other and with their respective Representatives in connection with any steps required to be taken as part of their respective obligations under this Agreement, and the parties agree (a) to furnish, or cause to be furnished, upon request to each other such further information, (b) to execute and deliver, or cause to be executed and delivered, to each other such other documents and (c) to do, or cause to be done, such other acts and things, all as the requesting party may reasonably request for the purpose of carrying out the intent of this Agreement and the transactions contemplated by this Agreement. (b) The Purchaser shall use its best efforts to ensure that, as of the Closing Date but, in any event, no later than March 31, 2023, neither the Purchaser nor any of its Affiliates will be in breach or default under any Indebtedness for borrowed money and no event has occurred (or will occur) as of such time or circumstance exists (or will exist) as of such time that (with or without notice, lapse of time or both) would constitute a breach or default by the Purchaser or any of its Affiliates, or give rise to any right of revocation, withdrawal, suspension, acceleration, cancellation, termination, repudiation, result in any payment becoming due under, result in the imposition of any Encumbrances under, or otherwise give rise to any right on the part of any Person to exercise any remedy or obtain any relief under, such Indebtedness for borrowed money, except as would not be material to the ability of the Purchaser to perform its obligations under this Agreement or to the ability of the Purchaser to consummate the transactions contemplated by this Agreement. The Purchaser shall notify the Selling Parties Representative at least two (2) Business Days prior to the Closing Date if any such breach, default, event or circumstance exists or would exist as of the Closing Date. To the extent the Purchaser does not provide such notice at least two (2) Business Days prior to the Closing Date, the conditions set forth in Sections 6.1(g) and 6.2(f) shall be deemed satisfied as of the Closing Date. 5.18 R&W insurance (a) The Purchaser and the Sellers acknowledge that, as an essential inducement to the Sellers to enter into this Agreement, prior to the execution of this Agreement, the Purchaser has obtained the RWI Policy, which RWI Policy has a liability limit of ten million US dollars ($10,000,000) for purposes of all representations and warranties contained in Article 3 and an additional liability of twenty-five million US dollars ($25,000,000) (thirty-five million US dollars ($35,000,000) in the aggregate) for purposes of the Fundamental Representations, subject to any exclusions contained therein and a waiver of subrogation

68 against the Sellers, the Shareholders, the Seller Indemnified Parties and their respective Affiliates and on other customary terms and conditions as reflected in Exhibit B. The Sellers, the Shareholders, the Seller Indemnified Parties and their respective Affiliates shall have no liability to the RWI Insurer under the RWI Policy and shall be express third party beneficiaries of the RWI Policy. The Purchaser and its Affiliates shall not amend, waive, modify or otherwise revise the RWI Policy in any manner that could reasonably be expected to adversely affect the Sellers, the Shareholders, any Seller Indemnified Party or any of their respective Affiliates without the prior written consent of Seller. (b) The RWI Policy Premium shall be borne fifty percent (50%) by the Purchaser and fifty percent (50%) by the Sellers as a Seller Transaction Expense; provided that the RWI Policy Premium Overage shall be borne hundred percent (100%) by the Sellers as a Seller Transaction Expense. ARTICLE 6 CONDITIONS PRECEDENT TO OBLIGATION TO CLOSE 6.1 Conditions to the obligation of the Purchaser The obligation of the Purchaser to consummate the transactions contemplated by this Agreement is subject to the satisfaction, on or before the Closing Date, of each of the following conditions (any of which may be waived by the Purchaser in writing, in whole or in part): (a) Accuracy of Representations and Warranties. The representations and warranties of the Sellers contained in this Agreement shall be true and correct in all material respects at the date of this Agreement and as of the Closing as if made at and as of such time (or, in the case of those representations and warranties that are made as of a particular date or period, as of such date or period); provided that the Fundamental Representations and any representation or warranty of the Sellers contained in this Agreement that is qualified as to materiality, “Material Adverse Effect” or similar qualification shall be true and correct in all respects at the date of this Agreement (or, in the case of those representations and warranties that are made as of a particular date or period, as of such date or period) and as of the Closing as if made at and as of such time (or, in the case of those representations and warranties that are made as of a particular date or period, as of such date or period); (b) Performance of Covenants. All of the covenants and obligations that the Sellers are required to perform or comply with under this Agreement on or before the Closing Date (for the avoidance of doubt, including Section 5.15; provided, however, that the parties agree that the Audit Completion is not a condition precedent hereunder) will have been duly performed and complied with in all material respects; (c) No Action. There will not be in effect any Law or Judgment, and there must not have been commenced or threatened any Proceeding by any Governmental Authority, that in any case would (i) prevent, make illegal or restrain the consummation of any of the transactions contemplated by this Agreement or (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation; (d) No Material Adverse Effect. Since the date of this Agreement, there will not have occurred any event, circumstance, development, state of facts, occurrence, change or effect that has had, or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; (e) Transaction Documents. The Sellers must have delivered or caused to be delivered to the Purchaser each document that Section 2.8(a) requires them to deliver;

69 (f) RWI Insurance. The RWI Policy shall remain in full force and effect as of the Closing Date; and (g) No Defaults. As of immediately prior to the Closing, and as of immediately after the Closing after giving effect to the transactions contemplated by this Agreement, neither the Purchaser nor any of its Affiliates is (or will be) in breach or default under any Indebtedness for borrowed money and no event has occurred (or will occur) as of such time or circumstance exists (or will exist) as of such time that (with or without notice, lapse of time or both) would constitute a breach or default by the Purchaser or any of its Affiliates, or give rise to any right of revocation, withdrawal, suspension, acceleration, cancellation, termination, repudiation, result in any payment becoming due under, result in the imposition of any Encumbrances under, or otherwise give rise to any right on the part of any Person to exercise any remedy or obtain any relief under, such Indebtedness for borrowed money, except as would not be material to the ability of the Purchaser to perform its obligations under this Agreement or to the ability of the Purchaser to consummate the transactions contemplated by this Agreement. 6.2 Conditions to the obligation of the Sellers The obligation of the Sellers to consummate the transactions contemplated by this Agreement is subject to the satisfaction, on or before the Closing Date, of each of the following conditions (any of which may be waived by the Sellers, in whole or in part): (a) Accuracy of Representations and Warranties. The representations and warranties of the Purchaser contained in this Agreement shall be true and correct in all respects (disregarding all qualifications as to materiality, “material adverse effect” or similar qualification) at the date of this Agreement and as of the Closing as if made at and as of such time (or, in the case of those representations and warranties that are made as of a particular date or period, as of such date or period), except where the failure of such representations and warranties to be so true and correct would not reasonably be expected, individually or in the aggregate, to (i) materially delay or prevent the ability of the Purchaser to consummate the transactions contemplated hereby in accordance with the terms hereof or (ii) have a material adverse effect on the Purchaser or the ability of the Purchaser to perform its obligations under this Agreement; (b) Performance of Covenants. All of the covenants and obligations that the Purchaser is required to perform or comply with under this Agreement on or before the Closing Date will have been duly performed and complied with in all material respects; (c) No Action. There will not be in effect any Law or Judgment, and there must not have been commenced or threatened any Proceeding by any Governmental Authority, that in any case would (i) prevent, make illegal or restrain the consummation of any of the transactions contemplated by this Agreement or (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation; (d) Transaction Documents. The Purchaser will have delivered or caused to be delivered to the Sellers each document that Section 2.8(b) requires it to deliver; (e) RWI Insurance. The RWI Policy shall remain in full force and effect as of the Closing; and (f) No Defaults. As of immediately prior to the Closing, and as of immediately after the Closing after giving effect to the transactions contemplated by this Agreement, neither the Purchaser nor any of its Affiliates is (or will be) in breach or default under any Indebtedness for borrowed money and no event has occurred (or will occur) as of such time or circumstance exists (or will exist) as of such time that

70 (with or without notice, lapse of time or both) would constitute a breach or default by the Purchaser or any of its Affiliates, or give rise to any right of revocation, withdrawal, suspension, acceleration, cancellation, termination, repudiation, result in any payment becoming due under, result in the imposition of any Encumbrances under, or otherwise give rise to any right on the part of any Person to exercise any remedy or obtain any relief under, such Indebtedness for borrowed money, except as would not be material to the ability of the Purchaser to perform its obligations under this Agreement or to the ability of the Purchaser to consummate the transactions contemplated by this Agreement. ARTICLE 7 TERMINATION 7.1 Termination eventsThis Agreement may, by written notice given at any time prior to the Closing, be terminated: (a) by mutual consent of the Purchaser and the Selling Parties Representative; (b) by the Purchaser (so long as the Purchaser is not then in material breach of any of its representations, warranties, covenants or agreements contained in this Agreement) if there has been a breach of any of the Sellers’ representations, warranties, covenants or agreements contained in this Agreement which would result in the failure of a condition set forth in Section 6.1(a) or Section 6.1(b), and which breach has not been cured or cannot be cured by the earlier of (i) the date that is forty-five (45) days after the notice of the breach from the Purchaser and (ii) the End Date; (c) by the Selling Parties Representative (so long as none of the Sellers is then in material breach of any of its representations, warranties, covenants or agreements contained in this Agreement) if there has been a breach of any of the Purchaser’s representations, warranties, covenants or agreements contained in this Agreement which would result in the failure of a condition set forth in Section 6.2(a) or Section 6.2(b) and which breach has not been cured or cannot be cured by the earlier of (i) the date that is forty-five (45) days after the notice of breach from the Selling Parties Representative and (ii) the End Date; (d) by the Purchaser if there has been a Material Adverse Effect; (e) by either the Purchaser or the Selling Parties Representative if (i) any Governmental Authority has issued a nonappealable final Judgment or taken any other nonappealable final action, in each case having the effect of restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement or (ii) there is a Law that makes the transactions contemplated by this Agreement illegal or otherwise prohibited; or (f) by either the Purchaser or the Selling Parties Representative if the Closing has not occurred on or before March 31, 2023 (the “End Date”) unless otherwise agreed to in writing by the Purchaser and the Selling Parties Representative; provided that the right to terminate this Agreement pursuant to this Section 7.1(f) will not be available to any party whose failure to perform in any material respect any of its covenants or agreements contained in this Agreement (other than Section 2.11) will have been the primary cause of the failure of the Closing to occur on or before the End Date (any such party, a “Suspended Party”); provided further that to the extent any such Suspended Party remedies or performs such covenant or agreement following the date thereof (to the extent such covenant or agreement is capable or remedy or performance at such date), such Suspended Party shall thereafter again have the right to terminate this Agreement pursuant to this Section 7.1(f); provided further, that in any event, if the Closing has not occurred by April 31, 2023 (or such other date as Parties may mutually agree in writing), this Agreement shall terminate automatically upon such date.

71 7.2 Effect of terminationEach party’s rights of termination under Section 7.1 are in addition to any other rights it may have under this Agreement or otherwise, and the exercise of such rights of termination is not an election of remedies. If this Agreement is terminated pursuant to Section 7.1, this Agreement and all rights and obligations of the parties under this Agreement automatically end without Liability and without compensation of any direct and indirect Losses, expenses, fees against or to any party or its Affiliates, except that (a) the Confidentiality Agreement and Sections 5.7(c) through 5.7(f) (Confidentiality) shall survive in accordance with its original terms (as not amended by Section 5.7 (Confidentiality)) and (b) Section 5.8 (Public announcements), Article 12 (General provisions) (except for Section 12.12 (Specific performance)) and this Section 7.2 will remain in full force and survive for a period of two (2) years after any termination of this Agreement and (c) termination of this Agreement shall not relieve any party from Liability for intentional fraud or willful and material breach of this Agreement or willful and material failure to perform its obligations under this Agreement. ARTICLE 8 CERTAIN TAX MATTERS 8.1 Tax indemnity The Sellers, jointly and severally, will indemnify and hold harmless the Purchaser Indemnified Parties from and against, and will pay to the Purchaser Indemnified Parties the monetary value of, any and all Losses incurred or suffered by the Purchaser Indemnified Parties arising out of or resulting from any of the following (a) any and all Taxes arising in connection with or relating to the Purchased Assets, the Assumed Liabilities, or the Current Business imposed on the Sellers with respect to any Pre-Closing Tax Period, including the portion of any Straddle Tax Period ending on the Closing Date (to the extent not taken into account in calculating the Final Purchase Price); (b) any and all Transfer Taxes borne by the Sellers under Section 8.4; (c) any breach of any representation or warranty of the Sellers contained in Section 3.13; and (d) any Excluded Taxes. For the avoidance of doubt, and notwithstanding any other provision of this Agreement, none of the limitations set forth in Section 9.6 will apply to any claim pursuant to this Section 8.1. 8.2 Tax apportionment If any Seller is permitted but not required under applicable Law to treat the Closing Date as the last day of a taxable period, the Sellers and the Purchaser shall so treat the Closing Date. Where such treatment is not permitted, in the case of Taxes that are payable with respect to a Straddle Tax Period, the portion of any such Tax that will be treated for purposes of this Agreement (including Section 8.1) as imposed with respect to a Pre-Closing Tax Period: (a) in the case of Taxes that are either (i) based upon or related to income or receipts, capital or net worth, or employment or (ii) imposed in connection with any sale or other transfer or assignment of property (real or personal, tangible or intangible) (other than any Transfer Taxes), be deemed equal to the amount which would be payable if the taxable period ended as of the close of business in the applicable jurisdiction on the Closing Date (except that (A) solely for purposes of determining the marginal Tax rate applicable to income or receipts during such period in a jurisdiction in which such Tax rate depends upon the amount or level of income or receipts, annualized income or receipts may be taken into account if appropriate for an equitable sharing of such Taxes and (B) exemptions, allowances, and deductions that are otherwise calculated on an annual basis shall be apportioned on a daily basis); and (b) in the case of Taxes not described in Section 8.2(a) be deemed to be the amount of such Taxes for the entire period (or, in the case of such Taxes determined on an arrears basis, the amount of such Taxes for the immediately preceding period), multiplied by a fraction the numerator of which is the number

72 of calendar days in the period ending on the Closing Date and the denominator of which is the number of calendar days in the entire period. 8.3 Tax Returns (a) The Sellers will prepare and timely file or will cause to be prepared and timely filed all Tax Returns with respect to the Purchased Assets, the Assumed Liabilities, or the Current Business for any Pre- Closing Tax Period that are required to be filed (taking into account extensions) on or before the Closing Date. With respect to any Tax Return required to be filed under this Section 8.3(a), the Sellers (i) will prepare such Tax Returns in a manner that is consistent with past practices and that complies with applicable Law, and (ii) will deliver to the Purchaser, at least five (5) Business Days (or such other period as is reasonably practicable when considering the anticipated Closing Date) prior to the due date for the filing of such Tax Return (taking into account extensions), a draft copy of such Tax Return, provided, however, that this Section 8.3(a) shall not require the Sellers to provide any of their income Tax Returns to the Purchaser. The Sellers shall consider in good faith any reasonable comments submitted by the Purchaser to such draft Tax Return. The Sellers shall timely remit to the appropriate Taxing Authority any Tax due with respect to any Tax Return described in this Section 8.3(a). (b) The Purchaser will prepare or cause to be prepared and will file or cause to be filed all Tax Returns with respect to the Purchased Assets, the Assumed Liabilities, or the Current Business for any Pre- Closing Tax Period not described in Section 8.3(a). With respect to any Tax Return required to be filed under this Section 8.3(b) that relates to a Pre-Closing Tax Period or to a Straddle Tax Period, the Purchaser will deliver to the Sellers, at least five (5) Business Days prior to the due date for the filing of such Tax Return (taking into account extensions), a draft copy of such Tax Return, provided, however, that this Section 8.3(b) shall not require the Purchaser to provide any of its income Tax Returns to the Seller. The Purchaser shall consider in good faith any reasonable comments submitted by the Sellers to such draft Tax Return. Subject to the Sellers’ liability for Taxes pursuant to Section 8.1, the Purchaser shall timely remit to the appropriate Taxing Authority any Tax due with respect to any Tax Return described in this Section 8.3(b). 8.4 Transfer Taxes All Transfer Taxes will be borne and paid fifty percent (50%) by the Sellers and fifty percent (50%) by the Purchaser. The Purchaser and the Sellers agree to cooperate in the execution and delivery of all instruments and certificates reasonably necessary to minimize the amount of any Transfer Taxes and to enable the Purchaser and the Sellers to comply with any filing requirements related to Transfer Taxes. Notwithstanding anything herein to the contrary, the party responsible under applicable Law for filing any Tax Returns with respect to Transfer Taxes shall prepare and timely file such Tax Returns and provide a copy of such Tax Return to the other party no later than ten (10) days before filing, together with reasonable evidence that all Transfer Taxes have been timely paid. To the extent that any portion of any Transfer Tax is paid, or required by applicable Law to be paid, by one party, but required by the foregoing to be borne by another party, such other party shall pay or reimburse the Transfer Tax-paying party for the proper portion of the Transfer Tax required to be so borne, within five (5) Business Days of receipt of reasonable evidence from the Transfer Tax-paying party of the amount of such Transfer Tax paid. 8.5 Tax cooperation The Purchaser and the Sellers agree to furnish or cause to be furnished to each other, upon request, as promptly as practicable, such information and assistance relating to the Purchased Assets, the Assumed Liabilities, or the Current Business (including access to books and records) as is within such party’s possession or control and is reasonably necessary for the filing of all Tax Returns, the making of any

73 election relating to Taxes, the preparation for any audit by any Taxing Authority, and the prosecution or defense of any Proceeding relating to any Tax arising in connection with or relating to the Purchased Assets, the Assumed Liabilities, or the Current Business. The Purchaser and the Sellers shall retain all books and records with respect to Taxes pertaining to the Sellers that are within such party’s possession or control until the expiration of any applicable statute of limitations and abide by all record retention agreements entered into with any Taxing Authority for all periods required by such Taxing Authority. The Purchaser and the Sellers shall cooperate with each other, as and to the extent reasonably requested by the other party, in the conduct of any audit or other Proceeding relating to Taxes arising in connection with or relating to the Purchased Assets, the Assumed Liabilities, or the Current Business. 8.6 Overlap To the extent of any conflict between this Article 8 and Article 9, the provisions of this Article 8 shall control. ARTICLE 9 INDEMNIFICATION 9.1 Indemnification by the Sellers Subject to the limitations expressly set forth in Section 9.6, each Seller, jointly and severally, will indemnify and hold harmless the Purchaser and its Affiliates and its and their respective Representatives (collectively, the “Purchaser Indemnified Parties”) from and against, and will pay to the Purchaser Indemnified Parties the monetary value of, any and all Losses incurred or suffered by the Purchaser Indemnified Parties arising out of or resulting from: (a) any inaccuracy in or breach of any representation or warranty or other statement of any Seller contained in this Agreement; provided that, with respect to any recovery under the RWI Policy from the RWI insurer, this clause (a) shall be deemed to include any allegations that, if true, would constitute an inaccuracy in or breach of any representation or warranty or other statement of any Seller contained in this Agreement; (b) any nonfulfillment, nonperformance or other breach of any covenant or agreement of any Seller contained in this Agreement; (c) any Excluded Liabilities or Excluded Assets; (d) any intentional fraud, intentional misrepresentation or Willful Breach with respect to any representation, warranty, covenant or agreement of any Seller contained in this Agreement; or (e) any matter disclosed on Annex 9.1(e) of this Agreement. 9.2 Indemnification by the Purchaser Subject to the limitations expressly set forth in Section 9.6 the Purchaser will indemnify and hold harmless the Seller and its Affiliates and its and their respective Representatives (collectively, the “Seller Indemnified Parties”; the Seller Indemnified Parties and the Purchaser Indemnified Parties, as applicable, the “Indemnified Parties”) from and against, and will pay to the Seller Indemnified Parties the monetary

74 value of, any and all Losses incurred or suffered by the Seller Indemnified Parties arising out of or resulting from: (a) any inaccuracy in or breach of any representation or warranty of the Purchaser contained in this Agreement; (b) any nonfulfillment, nonperformance or other breach of any covenant or agreement of the Purchaser contained in this Agreement; (c) any Assumed Liability (including, without limitation, any Dutch Transition Costs); or (d) any intentional fraud, intentional misrepresentation or Willful Breach with respect to any representation, warranty, covenant or agreement of the Purchaser contained in this Agreement. 9.3 Claim procedure (a) With respect to any claim for indemnification hereunder, (x) Purchaser, on behalf of the Purchaser Indemnified Parties, will give written notice to the Selling Parties Representative, acting on behalf of the Sellers or (y) the Selling Parties Representative, on behalf of the Seller Indemnified Parties, will give written notice to the Purchaser (in either case, such written notice, a “Claim Notice”), which notice in either case shall contain (i) a description and, if known, the estimated amount (estimated in good faith), of any Losses incurred or reasonably expected to be incurred by the Indemnified Parties, (ii) a reasonably detailed explanation of the basis for the Claim Notice to the extent of the facts then known by the Indemnified Parties and (iii) a demand for payment of those Losses in accordance with the terms hereof. Within thirty (30) days after delivery of a Claim Notice, the Selling Parties Representative (in the case of a Claim Notice by the Purchaser) will deliver to the Purchaser, or the Purchaser (in the case of a Claim Notice by the Selling Parties Representative) will deliver to the Selling Parties Representative, a written response in which the Selling Parties Representative or the Purchaser, as applicable, will either: (A) agree that the Indemnified Parties are entitled to receive all of the Losses at issue in the Claim Notice by delivering the Purchaser or the Selling Parties Representative, as applicable, written notice confirming such agreement (an “Acceptance Notice”); or (B) dispute the Indemnified Parties’ entitlement to indemnification by delivering to the Purchaser or the Selling Parties Representative, as applicable, a written notice (an “Objection Notice”) setting forth in reasonable detail: (x) each disputed item and (y) the basis for each such disputed item. If the Selling Parties Representative or the Purchaser, as applicable, does not validly deliver an Acceptance Notice or Objection Notice within the applicable thirty (30)-day period, the Selling Parties Representative or the Purchaser, as applicable, will be deemed to have delivered an Acceptance Notice to the applicable Indemnified Party in accordance with the terms hereof. (b) Subject to Section 9.6, any indemnification of the Purchaser Indemnified Parties pursuant to this Article 9 will first be satisfied by payment from the Holdback Amount until the Holdback Amount is exhausted or released, and then (i) to the extent any additional amount is not recoverable pursuant to Section 9.6, all additional amounts will be deemed satisfied and discharged in full without any additional payment therefor and (ii) to the extent any additional amount is recoverable pursuant to Section 9.6, such amount shall be paid directly by each Seller, jointly and severally, by wire transfer of immediately available funds from the Sellers to an account designated by the Purchaser. (c) Subject to Sections 9.3(b) and 9.6, any indemnification payments pursuant to this Article 9 will be made within five (5) Business Days after the earliest of (i) the date on which the amount of such payments are determined by mutual agreement of the parties, (ii) if an Objection Notice has not been timely delivered, the thirtieth (30th) day after the delivery of a Claim Notice and (iii) if an Objection Notice has been timely delivered, five (5) Business Days after the date on which both such amount and the

75 Indemnifying Party’s obligation to pay such amount have been finally determined in accordance with this Article 9 and Section 12.13. 9.4 Third Party Claims (a) If the Indemnified Parties seek indemnity under this Article 9 in respect of, arising out of or involving a claim or demand, whether or not involving a Proceeding, by another Person not a party to this Agreement (a “Third Party Claim”), then the Purchaser or Selling Parties Representative, as applicable, will include in the Claim Notice (i) notice of the commencement or threat of any Proceeding relating to such Third Party Claim and (ii) the facts constituting the basis for such Third Party Claim and the amount of the damages claimed by the other Person, in each case to the extent known to the Indemnified Parties. Notwithstanding the foregoing, no delay or deficiency on the part of the Indemnified Parties in so notifying the Selling Parties Representative or the Purchaser (as applicable) will relieve the Selling Parties Representative (if Sellers are the Indemnifying Party) or the Purchaser (if the Purchaser is the Indemnifying Party) of any Liability or obligation under this Agreement, except to the extent (x) the Sellers or the Selling Parties Representative or (y) the Purchaser, as applicable, is materially prejudiced by the delay or other deficiency. (b) To the extent permitted by applicable Law, the Indemnified Parties will have the right to control the defense of such Third Party Claim, and the Selling Parties Representative (if Sellers are the Indemnifying Party) or the Purchaser (if the Purchaser is the Indemnifying Party) may participate therein at its own expense (with counsel of its choice if it desires). The Selling Parties Representative or the Purchaser (as applicable) will (i) furnish the Indemnified Parties with such information as the Selling Parties Representative or the Purchaser (as applicable) may have with respect to such Third Party Claim and related Proceedings (including copies of any summons, complaint or other pleading which may have been served on the Sellers or the Purchaser, as applicable, and any written claim, demand, invoice, billing or other document evidencing or asserting the same) and (ii) otherwise cooperate with and assist in the defense of the Third Party Claim. (c) The Indemnified Parties may agree to any compromise or settlement of, or the entry of any Judgment arising from, such Third Party Claim only with the written consent of the Selling Parties Representative (if Sellers are the Indemnifying Party) or the Purchaser (if the Purchaser is the Indemnifying Party), in each case not to be unreasonably withheld, conditioned or delayed (it being understood that a reasonable belief that a lower amount of Losses may be attainable, after accounting for risk of higher Losses or other impacts to the Business, and costs of defense, shall be a basis for withholding consent), except to the extent any such compromise or settlement would not result in any Liability on the Indemnifying Party. 9.5 Survival of representations and warranties (a) (i) All representations and warranties contained in this Agreement, or in any certificate, instrument or other document delivered by or on behalf of any Seller pursuant to this Agreement, will survive the Closing for a period of twelve (12) months from the Closing Date and (ii) the Fundamental Representations will survive for a period of four (4) years from the Closing Date; provided, however, that in any event of any intentional fraud in respect of any such representation or warranty, any claim relating to such fraud will survive until the expiration of the applicable statute of limitations. Notwithstanding anything to the contrary in this Agreement, all of the covenants, agreements and obligations of the parties contained in this Agreement will survive the Closing for the period explicitly specified therein, if applicable, and otherwise (x) with respect to pre-Closing covenants, agreements and obligations of the parties contained in this Agreement, until the earlier of (A) the date that is twelve (12) months from the Closing Date or (B) the date that the applicable covenant, agreement or obligation is fully performed, fulfilled or otherwise waived in writing and (y) with respect to post-Closing covenants, agreements and obligations of the parties

76 contained in this Agreement, until the earlier of (A) the fourth (4th) anniversary of the Closing Date or (B) the date that the applicable covenant, agreement or obligation is fully performed, fulfilled or otherwise waived in writing; provided that Section 2.12 shall survive until the payment (or final determination pursuant to Section 2.12 that no such payment is due) of all Earn-Out Payments in accordance with Section 2.12. (b) All claims for indemnification under Section 9.1 must be asserted prior to the expiration of the applicable survival period set forth in Section 9.5(a); provided, however, that if an Indemnified Party delivers to an Indemnifying Party, before expiration of the applicable survival period of a representation or warranty as set forth in Section 9.5(a), either a Claim Notice based upon a breach of any such representation or warranty or Third Party Claim, the Indemnified Party reasonably expects to incur Losses, then such representation or warranty will survive until, but only for purposes of, the resolution of the matter covered by such Claim Notice. 9.6 Limitations on liability; determination of losses (a) Subject to Section 9.6(j), none of the Sellers shall be liable under Section 9.1(a): (i) for any individual or series of related Losses that does not exceed ten thousand US dollars ($10,000); (ii) unless and until the aggregate Losses for which they would otherwise be liable under this Agreement (and excluding all Losses under the foregoing clause (i)) exceed $175,000 (the “Deductible”) (at which point the Sellers are liable for solely the amounts in excess of the Deductible); (iii) for Losses in excess of the Holdback Amount (which Holdback Amount shall be decreased by an equivalent amount to the extent any portion of the Holdback Amount is required to be released or distributed in accordance with Section 9.8); provided that the foregoing shall not apply to claims under Section 9.1(a) relating to a breach of the Fundamental Representations; or (iv) for Losses relating to the Fundamental Representations (and subject to Section 9.6(e)), for an amount in excess of (v) the Base Purchase Price less (w) fifty percent (50%) of the RWI Policy Premium less (x) the RWI Policy Premium Overage less (y) all Insurance Proceeds less (z) all Recovered Earn-Out Losses (such total amount calculated in accordance with this clause (iv), the “Aggregate Seller Liability Cap”). (b) Subject to Section 9.6(j), the Purchaser shall not be liable under Section 9.2(a): (i) for any individual or series of related Losses that does not exceed ten thousand US dollars ($10,000); (ii) unless and until the aggregate Losses for which the Purchaser would otherwise be liable under this Agreement (and excluding all Losses under the foregoing clause (i)) exceed the Deductible (at which point the Purchaser is liable for solely the amounts in excess of the Deductible); or (iii) for an amount in excess of the Base Purchase Price less (y) fifty percent (50%) of the RWI Policy Premium less (z) the RWI Policy Premium Overage (such amount, the “Aggregate Purchaser Liability Cap”).

77 (c) The parties acknowledge and agree that the Purchaser Indemnified Parties’ indemnifiable Losses pursuant to Section 9.1(a) of this Agreement (subject to the limitations in Section 9.6(a)) shall be satisfied in the following order and priority: (i) first, from the Sellers up to a maximum aggregate amount equal to $175,000, which amount shall be recovered solely from the Holdback Amount; (ii) second, from the RWI Policy (including, without limitation, any general policy or excess policy for Fundamental Representations); (iii) third, from the Sellers solely from and up to the then-remaining Holdback Amount; and (iv) fourth, solely for any Losses relating to any Fundamental Representations, from the Sellers solely up to the Aggregate Seller Liability Cap. (d) To the extent the Holdback Amount has been exhausted and the Purchaser has additional indemnifiable Losses under Section 9.1(b) or Section 9.1(e), then any Earn-Out Payments due and payable pursuant to Section 2.12 shall be reduced on a dollar-for-dollar basis by the amount of such Losses (the absolute value of any such amount that is reduced from any Earn-Out Payment, a “Recovered Earn-Out Loss”); provided further that, in all events, (x) such reduction of the Earn-Out Payments shall not exceed the total amount of the Earn-Out Payments and (y) no Seller, member of Management or Management Earn-Out Pool Recipient shall have any Liability or indemnification obligation with respect to such Losses. (e) Notwithstanding anything to the contrary herein, the Sellers shall not be liable under Section 9.1 (other than Section 9.1(c), Section 9.1(d) or other obligation pursuant to Section 2.12) for an amount in the aggregate in excess of the Aggregate Seller Liability Cap. Notwithstanding anything to the contrary herein, the Purchaser shall not be liable under Section 9.2 (other than Section 9.2(c), Section 9.2(d) or in connection with any Earn-Out Payment or other obligation pursuant to Section 2.12) for an amount in the aggregate in excess of the Aggregate Purchaser Liability Cap. (f) The Purchaser Indemnified Parties shall have an obligation to promptly seek to recover or make a claim for insurance proceeds (including under the RWI Policy), and shall use commercially reasonable efforts to recover insurance proceeds, as a result of any matter giving rise to an indemnification claim of the Purchaser Indemnified Parties against the Indemnifying Party, to the extent coverage may be available therefor. Notwithstanding anything to the contrary herein, the Purchaser shall not cancel, revoke, waive, amend or otherwise revise the RWI Policy to reduce the total liability limit with respect to Fundamental Representations below $35,000,000 or other representations below $10,000,000, at any time prior to the termination or expiration of Sellers’ indemnification obligations pursuant to Section 9.1(a) without the Selling Parties Representative’s prior written consent. (g) The Sellers acknowledge and agree that the denial of any claim to recover specific Losses by any Purchaser Indemnified Party under the RWI Policy shall not be construed as, or used as evidence that such Purchaser Indemnified Party is not entitled to indemnification under this Article 9, subject to the limitations set forth in this Article 9. The Purchaser may simultaneously bring a claim to recover the specific Losses subject to such claim against the Sellers under this Article 9 (subject to the limitations and procedures under this Article 9) subject to the priority of recovery contained in Section 9.6(c). (h) The amount of any Losses for which indemnification is provided pursuant to this Article 9 will be reduced by any amounts of any insurance proceeds actually received by the Purchaser Indemnified Party with respect to such Losses or any of the circumstances giving rise thereto (net of out-of-pocket

78 expenses reasonably incurred in obtaining such recovery under any insurance policies), including any amounts received under the RWI Policy (such insurance proceeds, including any amounts received under the RWI Policy, the “Insurance Proceeds”). (i) Notwithstanding anything in this Agreement to the contrary, for purposes of determining whether any representation or warranty has been breached and the amount of Losses arising therefrom, each representation and warranty in this Agreement (and Schedules and Exhibits hereto) (except the first sentence of Section 3.8) will be read without regard and without giving effect to the terms or phrases “material,” “in all material respects,” “in any material respect,” “material adverse change,” “material adverse effect,” “Material Adverse Effect,” “which would not reasonably be expected to be material to the Sellers,” “except where the failure to so qualify has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect” or similar words or phrases contained in such representation or warranty (as if such words or phrases were deleted from such representation and warranty) (and, for the avoidance of doubt, the foregoing limitation shall not apply to the terms “Material Contract”, “Material Customer”, or “Material Supplier”). (j) Nothing in this Agreement will limit the Liability of a party to another party for any intentional fraud, intentional misrepresentation or Willful Breach under this Agreement. (k) For avoidance of doubt, neither Sellers nor the Active Shareholders shall be liable in respect of any Claim Notice delivered for a claim pursuant to Section 9.1(a) of this Agreement if the matter or thing giving rise to the Claim Notice has been disclosed in the Seller Disclosure Schedule. 9.7 Exercise of remedies by Purchaser Indemnified Parties other than the Purchaser No Purchaser Indemnified Party (other than the Purchaser or any successor or assignee of the Purchaser) is entitled to assert any indemnification claim or exercise any other remedy under this Agreement unless the Purchaser (or any successor or assignee of the Purchaser) consents to the assertion of the indemnification claim or the exercise of such other remedy. No Seller Indemnified Party (other than the Sellers or any successor or assignee of the Sellers) is entitled to assert any indemnification claim or exercise any other remedy under this Agreement unless the Selling Parties Representative (or any successor or assignee of the Selling Parties Representative) consents to the assertion of the indemnification claim or the exercise of such other remedy. 9.8 Release of Holdback Amount Notwithstanding anything to the contrary herein, the Holdback Amount shall be released as follows: (a) upon the Audit Completion (but in any case not later than twelve (12) months after the Closing Date) without the occurrence of an Audit Breach, the Purchaser shall pay by wire transfer of immediately available funds to the Sellers (in accordance with their respective Seller Allocation Percentages) the Audit Release Amount (provided that if any Seller has then liquidated, dissolved or wound up, then the amount that would be paid to such Seller shall be paid to the Shareholders (or their successors or assigns) in accordance with their respective Shareholder Allocation Percentages) within five (5) Business Days after the date of such Audit Completion; (b) an amount up to the Working Capital Release Amount shall be paid to the Sellers in accordance with Sections 2.9(f); (c) to the extent that the Holdback Amount has not been exhausted (pursuant to Sections 2.9(f), 5.15 or 9.3(b)) as of the date that the Parent timely completes its financial audit for the twelve (12) month

79 period ending December 31, 2023 (but, in no event, later than March 31, 2024), then the Purchaser shall pay by wire transfer of immediately available funds to the Sellers (in accordance with their respective Seller Allocation Percentages) fifty percent (50%) of the remaining amount of the Holdback Amount less the amount of any pending and unresolved indemnification claims pursuant to Article 9 of this Agreement (provided that if any Seller has then liquidated, dissolved or wound up, then the amount that would be paid to such Seller shall be paid to the Shareholders (or their successors or assigns) in accordance with their respective Shareholder Allocation Percentages) within five (5) Business Days after such date; and (d) to the extent that the Holdback Amount has not been exhausted (pursuant to Sections 2.9(f), 5.15 or 9.3(b)) as of the date that is twenty-four (24) months after the Closing Date, then the Purchaser shall pay by wire transfer of immediately available funds to the Sellers (in accordance with their respective Seller Allocation Percentages) the remaining amount of the Holdback Amount less the amount of any pending and unresolved indemnification claims pursuant to Article 9 of this Agreement (provided that if any Seller has then liquidated, dissolved or wound up, then the amount that would be paid to such Seller shall be paid to the Shareholders (or their successors or assigns) in accordance with their respective Shareholder Allocation Percentages) within five (5) Business Days after such date. 9.9 No Double Recovery No Losses may be claimed under Section 9.1 by any Indemnifying Party to the extent such Losses are included in the calculation of any component of the Purchase Price or any adjustment to the Purchase Price pursuant to Sections 2.6 or 2.9, or excluded (without double-counting) pursuant to Section 9.6(h). 9.10 Exclusive remedies From and after the Closing, subject to any rights of the Purchaser under the RWI Policy and except with respect to (a) any claims involving, arising out of or resulting from intentional fraud or intentional misrepresentation with respect to any representation, warranty, covenant or agreement contained in this Agreement or (b) claims for specific performance, injunctive or other equitable relief, the sole and exclusive remedy of the parties to this Agreement for any matter arising out of the transactions contemplated by this Agreement (except for disputes under Section 2.9 or Section 2.12, which disputes will be resolved in accordance with the dispute resolution mechanism set forth in Section 2.9 or Section 2.12, as applicable) will be pursuant to the indemnification provisions set forth in this Article 9. 9.11 Mitigation Each of the parties acknowledges their respective duty under applicable Law to mitigate their respective Losses. 9.12 Tax treatment of indemnification payments To the extent permitted by applicable Law, the parties agree that any indemnification payments (or payments or adjustments) made with respect to this Agreement shall be treated for all Tax purposes as an adjustment to the Purchase Price.

80 ARTICLE 10 PURCHASER GUARANTEES 10.1 General As an inducement to the parties to enter into this Agreement, the Parent agrees to be a party to this Agreement solely for purposes of this Article 10 and Article 12. The Parent shall not have any obligations or Liability of any kind hereunder other than with respect to this Article 10 and Article 12. 10.2 Guaranty of Earn-Out Payments by Parent The Parent irrevocably and unconditionally guarantees to the Sellers the full and punctual payment of all Earn-Out Payments in accordance with Section 2.12 to the extent required to be paid at any time under Section 2.12 (including the payment of any indemnifiable Losses of the Seller Indemnified Parties subject to indemnification under (and subject to the limitations of) Article 9 with respect to breaches by the Purchaser of Section 2.12), from the date hereof through the latest of the following with respect to each Earn-Out Payment: (x) the payment of such Earn-Out Payment by the Purchaser or the Parent or (y) a final determination pursuant to Section 2.12 that such Earn-Out Payment is not required to be paid or (z) the termination, satisfaction or expiration of such indemnification obligations, or any combination of the foregoing as applicable. The guaranty by the Parent in this Article 10 (the “Parent Guaranty”) is an absolute and continuing guarantee of payment and not merely of collection. The Parent Guaranty shall terminate, be null and void, and be of no further force and effect with respect to any Earn-Out Payment, and the Sellers shall have no further rights to bring claims or assert other rights under the Parent Guaranty with respect to such Earn-Out Payment, upon and following the latest of the following with respect to each Earn-Out Payment: (x) the payment of such Earn-Out Payment by the Purchaser or the Parent or (y) a final determination pursuant to Section 2.12 that such Earn-Out Payment is not required to be paid. 10.3 Absolute Guaranty; Waivers (a) The obligations of the Parent under the Parent Guaranty shall not be diminished or affected, in any way, by any bankruptcy, reorganization, arrangement, liquidation or similar proceeding with respect to the Purchaser, respectively, or by the dissolution of the Purchaser. The Parent Guaranty shall continue in full force and effect, notwithstanding any merger, consolidation, sale of assets or any other similar transaction of the Purchaser or the Parent. (b) Notwithstanding anything to the contrary herein, prior to enforcing the rights and remedies under this Article 10 against the Parent, the Selling Parties Representative must first make a written demand to the Purchaser for payment of any Earn-Out Payments in accordance with Article 9 (if the Purchaser has not been liquidated, dissolved or wound up at such time). To the extent that the Purchaser does not pay any such Earn-Out Payments within thirty (30) calendar days when due or thirty (30) calendar days after the Selling Parties Representative makes such written demand (whichever is later), the Selling Parties Representative may then make a written demand to the Parent for payment of any Earn-Out Payments in accordance with this Article 10. (c) Subject to Section 10.3(b), the Liability of the Parent under the Parent Guaranty shall be direct and immediate, and not conditional or contingent upon pursuit by the Sellers of any remedies they may have against the Purchaser. Any one or more successive or concurrent actions may be brought hereon against the Parent, either in the same action or proceeding, if any, brought against the Purchaser. (d) The Parent hereby expressly waives: (i) presentment and (subject to Section 10.3(b)) demand for payment and protest of nonpayment; (ii) notices of acceptance of the Parent Guaranty and of

81 presentment, demand and protest; (iii) notice of any default; (iv) demand for observance, performance or enforcement of any terms and provisions of the Parent Guaranty; and (v) all other notices and demands otherwise required by Law which the Parent may lawfully waive. 10.4 Amendments Notwithstanding Section 12.3, the Parent may not amend, modify, supplement, waive or assign its rights or obligations under Article 10 and Article 12 without the prior written consent of the Selling Parties Representative. 10.5 Representations and Warranties The Parent represents and warrants to the Sellers that (i) the execution and delivery of this Agreement (solely to the extent of this Article 10 and Article 12) and performance of the Parent Guaranty by the Parent has been duly and validly authorized and approved by all necessary corporate action, and no other proceedings or actions on the part of the Parent are necessary therefor, and (ii) this Agreement (solely to the extent of this Article 10 and Article 12) has been duly and validly executed and delivered by the Parent and constitutes a valid and legally binding obligation of the Parent, enforceable against the Parent in accordance with its terms, subject to the Insolvency and Equity Exceptions. ARTICLE 11 ACTIVE SHAREHOLDER GUARANTEES 11.1 General As an inducement to the parties to enter into this Agreement, the Active Shareholders agree to be parties to this Agreement solely for purposes of this Article 11 and Article 12. The Active Shareholders shall not have any obligations or Liability of any kind hereunder other than with respect to this Article 11 and Article 12. 11.2 Guaranty of Seller Indemnifications by Active Shareholders (a) Each Active Shareholder, severally and not jointly, and solely in proportion to its Shareholder Allocation Percentage, irrevocably and unconditionally guarantees to the Purchaser the full and punctual payment and performance by the Sellers of such Active Shareholder’s Shareholder Allocation Percentage of the indemnification obligations of the Sellers under Section 9.1(a) with respect solely to any inaccuracy in or breach of any Active Shareholder Fundamental Representation (a “Fundamental Representation Breach”) contained in this Agreement, subject to the terms, conditions, limitations and restrictions set forth in Article 9 of this Agreement. (b) The guaranty by the Active Shareholders in this Article 11 (the “Active Shareholder Guaranty”) is an absolute and continuing guarantee of payment and not merely of collection. (c) The Active Shareholder Guaranty shall terminate, be null and void, and be of no further force and effect, and the Purchaser shall have no further rights to bring claims or assert other rights under the Active Shareholder Guaranty, upon and following the termination, satisfaction or expiration of such indemnification obligations with respect to Fundamental Representation Breaches under Article 9. 11.3 Absolute Guaranty; Waivers (a) The obligations of the Active Shareholders under the Active Shareholder Guaranty shall not be diminished or affected, in any way, by any bankruptcy, reorganization, arrangement, liquidation or

82 similar proceeding with respect to the Sellers, respectively, or by the dissolution of the Sellers. The Active Shareholder Guaranty shall continue in full force and effect, notwithstanding any merger, consolidation, sale of assets or any other similar transaction of the Sellers or the Active Shareholders, to the extent applicable. (b) Notwithstanding anything to the contrary herein, prior to enforcing the rights and remedies under this Article 11 against the Active Shareholders, the Purchaser must first make a written demand to the Sellers for payment or performance of the indemnification obligations of Sellers in accordance with Article 9 (if the Sellers have not been liquidated, dissolved or wound up at such time). To the extent that the Sellers do not pay or perform the indemnification obligations of the Sellers under Article 9 within thirty (30) calendar days when due or thirty (30) calendar days after the Purchaser makes such written demand (whichever is later), the Purchaser may then make a written demand to the Active Shareholders for payment of any indemnification obligations in accordance with this Article 11 within thirty (30) calendar days when due or thirty (30) calendar days after the Purchaser makes such demand (whichever is later). (c) Except with respect to the intentional fraud of such Active Shareholder, notwithstanding anything to the contrary herein, in no event shall any Active Shareholder have any Liability hereunder at any time greater than the lesser of (i) such Active Shareholder’s Shareholder Allocation Percentage of the Aggregate Seller Liability Cap at such time less any amounts paid by the Sellers pursuant to the indemnification obligations under this Agreement (whether with respect to the Fundamental Representations or any other indemnification obligation hereunder, and whether paid directly or retained from the Holdback Amount) or (ii) the portion of the Final Purchase Price actually distributed or dividended by any Seller to such Active Shareholder after the Closing. Notwithstanding anything to the contrary herein, in no event shall any Active Shareholder have any Liability with respect to any special, incidental, indirect, punitive or consequential losses, damages or Liabilities or losses, damages or Liabilities calculated based upon any multiple of lost earnings or other similar methodology (including lost profits, loss of revenue, lost sales or diminution in value, loss of future revenue or income, loss of business reputation or opportunity relating to the breach or alleged breach of this Agreement or any damages based on any type of multiple) used to value the Business, the Sellers or the Purchased Assets or based on the financial performance or results of operations of the Business, the Sellers or the Purchased Assets (regardless of any such Liability with respect to which the Sellers may have any indemnification obligation or whether any Purchaser Indemnified Party has incurred any such losses, damages or Liabilities). (d) Subject to Section 11.3(b), the Liability of the Active Shareholders under the Active Shareholder Guaranty shall be direct and immediate, and not conditional or contingent upon pursuit by the Purchaser of any remedies they may have against the Sellers. Any one or more successive or concurrent actions may be brought hereon against the Active Shareholders, either in the same action or proceeding, if any, brought against the Sellers. (e) Each Active Shareholder hereby expressly waives: (i) presentment and (subject to Section 11.3(b)) demand for payment and protest of nonpayment; (ii) notices of acceptance of the Active Shareholder Guaranty and of presentment, demand and protest; (iii) notice of any default; (iv) demand for observance, performance or enforcement of any terms and provisions of the Active Shareholder Guaranty; and (v) all other notices and demands otherwise required by Law which the Active Shareholders may lawfully waive. 11.4 Amendments Notwithstanding Section 12.3, the Active Shareholders may not amend, modify, supplement, waive or assign their rights or obligations under Article 11 and Article 12 without the prior written consent of the Purchaser.

83 11.5 Representations and Warranties Each Active Shareholder represents and warrants to the Purchaser that (i) the execution and delivery of this Agreement (solely to the extent of this Article 11 and Article 12) and performance of the Active Shareholder Guaranty by each Active Shareholder has been duly and validly authorized and approved by all necessary corporate action, if applicable, and no other proceedings or actions on the part of the Active Shareholders are necessary therefor, and (ii) this Agreement (solely to the extent of this Article 11 and Article 12) has been duly and validly executed and delivered by each Active Shareholder and constitutes a valid and legally binding obligation of each Active Shareholder, enforceable against each Shareholder in accordance with its terms, subject to the Insolvency and Equity Exceptions. 11.6 Inactive Shareholders For the avoidance of doubt, the provisions of this Article 11 and all other provisions of this Agreement do not, and shall not, apply to Maxym Polyakov or I.S.P (each, an “Inactive Shareholder”). The Inactive Shareholders will not have any Liability under this Agreement, the Ancillary Agreements or the transactions contemplated hereby or thereby, whether directly or for any obligations of the Active Shareholders, the Sellers, the Selling Parties Representative or any other party to this Agreement or any Ancillary Agreement, except with respect to any intentional fraud by such Inactive Shareholder or (in the case of Maxym Polyakov) in accordance with the Noncompetition Agreement signed by him. ARTICLE 12 GENERAL PROVISIONS 12.1 Selling Parties Representative (a) By virtue of their execution of this Agreement, each Seller designates and appoints ClickDealer Cyprus (the “Selling Parties Representative”) as their agent and attorney-in-fact with full power and authority to (i) act for and on behalf of them to give and receive notices and communications, (ii) accept service of process on behalf of each of them, (iii) authorize and agree to adjustments to the Estimated Purchase Price under Section 2.9 and other applicable provisions of this Agreement, (iv) agree to, negotiate, enter into settlements and compromises of, and comply with Judgments of courts or other Governmental Authorities and awards of arbitrators with respect to any claims by any Purchaser Indemnified Party against any Seller or by any Seller against any Purchaser Indemnified Party or any other dispute between any Purchaser Indemnified Party and any Seller, in each case relating to this Agreement or the transactions contemplated by this Agreement and (v) take all actions that are either (A) necessary or appropriate in the judgment of the Selling Parties Representative for the accomplishment of the foregoing or (B) specifically mandated by the terms of this Agreement. Notices or communications to or from the Selling Parties Representative constitute notice to or from each Seller for all purposes under this Agreement. (b) The Selling Parties Representative may delegate or assign its authority as Selling Parties Representative to any one of the Shareholders for a fixed or indeterminate period of time upon not less than ten (10) Business Days’ prior written notice to the Purchaser. In the event of the death or incapacity of any individual serving as Selling Parties Representative or the dissolution or liquidation of any entity serving as the Selling Parties Representative, a successor Selling Parties Representative will be elected promptly by the Shareholders who as of the Closing Date hold of record a majority of the shares of ClickDealer Cyprus’s common stock held by the Shareholders, and the Shareholders will so notify the Purchaser. Each successor Selling Parties Representative will have all of the power, authority, rights and privileges conferred by this Agreement upon the original Selling Parties Representative, and the term “Selling Parties Representative” as used in this Agreement includes any successor Selling Parties Representative.

84 (c) A decision, act, instruction or Consent of the Selling Parties Representative constitutes a decision, act, instruction or Consent of all of the Sellers and is final, binding and conclusive upon the Sellers, and the Purchaser and any Purchaser Indemnified Party may rely upon any such decision, act, instruction or Consent of the Selling Parties Representative as being the decision, act, instruction or Consent of the Sellers. The Purchaser is hereby relieved from any Liability to any Person for any acts done or omissions by the Purchaser in accordance with such decision, act, instruction or Consent of the Selling Parties Representative. Without limiting the generality of the foregoing, the Purchaser is entitled to rely, without inquiry, upon any document delivered by the Selling Parties Representative as being genuine and correct and having been duly signed or sent by the Selling Parties Representative. (d) The Selling Parties Representative will have no Liability to any Person for any act done or omitted under this Agreement as the Selling Parties Representative while acting in good faith and not in a manner constituting willful misconduct, and any act done or omitted pursuant to the advice of counsel will be conclusive evidence of such good faith. (e) The Selling Parties Representative will receive no compensation for services as the Selling Parties Representative. (f) This appointment and grant of power and authority by the Sellers to the Selling Parties Representative pursuant to this Section 12.1 is coupled with an interest, is in consideration of the mutual covenants made in this Agreement, is irrevocable and may not be terminated by the act of any Seller or by operation of Law or the occurrence of any other event. (g) Notwithstanding anything to the contrary herein, (i) the Selling Parties Representative shall only act as the agent, attorney-in-fact and representative of the Sellers and (ii) the Shareholders do not appoint any agent, attorney-in-fact or other representative hereunder. 12.2 Notices All notices and other communications under this Agreement must be in writing and are deemed duly delivered when (a) delivered, if delivered personally or by internationally recognized overnight courier service (costs prepaid and signed for in each case), (b) sent by electronic mail (or, the first Local Business Day following such transmission if the date of transmission is not a Local Business Day or is delivered after 5:30 pm local time in the place of receipt on a Local Business Day), provided that receipt of such electronic mail is acknowledged by electronic mail or a physical copy of such electronic mail transmission is promptly delivered pursuant to one of the other subsections of this Section 12.2 or (c) received or rejected by the addressee, if sent by international certified or registered mail, return receipt requested; in each case to the following addresses or email addresses (as applicable) and marked to the attention of the individual (by name or title) designated below (or to such other address, email address or individual as a party may designate by notice to the other parties): If to the Sellers: G.D.M. Group Holding Limited Ioanni Stylianou 6 2nd Floor, Flat/Office 202 2003 Nicosia, Cyprus Attention: Yuriy Marusenko; Sergey Sadchykov Email: y@m.ht; sadchikov@clickdealer.com

85 with a copy (which will not constitute notice) to: DLA Piper LLP (US) 2000 University Avenue East Palo Alto, CA 94303 Attention: Craig Tighe; Edmund Mokhtarian Email: craig.tighe@us.dlapiper.com; edmund.mokhtarian@us.dlapiper.com If to the Selling Parties Representatives: G.D.M. Group Holding Limited Ioanni Stylianou 6 2nd Floor, Flat/Office 202 2003 Nicosia, Cyprus Attention: Yuriy Marusenko; Sergey Sadchykov Email: y@m.ht; sadchikov@clickdealer.com with a copy (which will not constitute notice) to: DLA Piper LLP (US) 2000 University Avenue East Palo Alto, CA 94303 Attention: Craig Tighe; Edmund Mokhtarian Email: craig.tighe@us.dlapiper.com; edmund.mokhtarian@us.dlapiper.com If to the Purchaser: Digital Media Solutions, LLC 4800 140th Avenue North, Suite 101 Clearwater, FL 33762 Attention: Anthony Saldana, General Counsel Email: legal@dmsgroup.com with a copy (which will not constitute notice) to: Baker & McKenzie LLP 600 Hansen Way Palo Alto, CA 94304 Attention: Leif B. King Derek Liu Email: leif.king@bakermckenzie.com derek.liu@bakermckenzie.com 12.3 Amendment This Agreement may not be amended, supplemented or otherwise modified except in a written document signed by each party to be bound by the amendment and that identifies itself as an amendment to this Agreement. Any amendment of this Agreement signed by the Selling Parties Representative is binding upon and effective against each Seller regardless of whether or not such Seller has in fact signed such amendment.

86 12.4 Conflict of interest If the applicable Seller, the Selling Parties Representative or the applicable Shareholder so desires, and without the need for any consent or waiver by the Purchaser or its Affiliates, DLA Piper LLP (US) is permitted to represent any applicable Seller, the Selling Parties Representative or any applicable Shareholder after the Closing in connection with any matter related to the transactions contemplated by this Agreement or any disagreement or dispute relating thereto. 12.5 Waiver and remedies Neither any failure nor any delay by any party in exercising any right, power or privilege under this Agreement or any of the documents referred to in this Agreement will operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power or privilege will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege. To the maximum extent permitted by applicable Law, (a) no claim or right arising out of this Agreement or any of the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in a written document signed by the other parties (or in the case of the Sellers, the Selling Parties Representative), (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given, and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of that party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement. Any enumeration of a party’s rights and remedies in this Agreement is not intended to be exclusive, and a party’s rights and remedies are intended to be cumulative to the extent permitted by law and include any rights and remedies authorized in law or in equity. 12.6 Entire Agreement This Agreement (including the Schedules and Exhibits hereto and the Ancillary Agreements) constitutes the entire agreement among the parties and supersedes any prior understandings, agreements or representations by or among the parties, or any of them, written or oral, with respect to the subject matter of this Agreement, including that certain Letter of Intent dated September 23, 2022 by and between the Parent and the Company. Notwithstanding the foregoing, the Confidentiality Agreement will remain in effect in accordance with its terms as modified pursuant to Section 5.7. 12.7 Assignment and successors and no Third Party Rights (a) This Agreement binds and benefits the parties and their respective heirs, executors, administrators, successors and assigns, except that no Seller may assign any rights under this Agreement, whether by operation of Law or otherwise, without the prior written consent of the Purchaser. No party may delegate any performance of its obligations under this Agreement, except that the Purchaser may at any time delegate the performance of its obligations to any Affiliate of the Purchaser so long as the Purchaser remains fully responsible for the performance of the delegated obligation. Except for the rights of any Indemnified Parties under the provisions of Article 9 and the rights of the Non-Recourse Parties pursuant to Section 12.16, no provision of this Agreement is intended or will be construed to confer upon any Person other than the parties to this Agreement and their respective heirs, successors and permitted assigns any right, remedy or claim under or by reason of this Agreement. (b) Notwithstanding anything to the contrary herein (including Section 12.7(a)), nothing in this Agreement shall prevent any Seller from liquidating, dissolving or winding-down any Seller after the Closing; provided that upon such liquidation, dissolution or winding down any such Seller may assign its

87 rights hereunder to any other Seller or (in accordance with their respective Shareholder Allocation Percentages) the Shareholders without the consent of any other party hereto. 12.8 Severability If any provision of this Agreement is held invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions of this Agreement are not affected or impaired in any way and the parties agree to negotiate in good faith to replace such invalid, illegal and unenforceable provision with a valid, legal and enforceable provision that achieves, to the greatest lawful extent, the economic, business and other purposes of such invalid, illegal or unenforceable provision. 12.9 Exhibits and Schedules The Exhibits and Schedules to this Agreement are incorporated herein by reference and made a part of this Agreement. The Seller Disclosure Schedule and the Purchaser Disclosure Schedule are arranged in sections and paragraphs corresponding to the numbered and lettered sections and paragraphs of Article 3 and Article 4, as applicable. The disclosure in any section or paragraph of the Seller Disclosure Schedule or the Purchaser Disclosure Schedule shall be deemed to be disclosed against and qualify all other sections and paragraphs in this Agreement only to the extent it is reasonably apparent upon a reading of such disclosure without any independent knowledge on the part of the reader regarding the matter disclosed that such disclosure would or should be disclosed against and qualify such other sections and paragraphs. Nothing in the Seller Disclosure Schedule or the Purchaser Disclosure Schedule shall be deemed to broaden the scope of any representation or warranty contained in the Agreement or to create any covenant. Inclusion of any item in this Seller Disclosure Schedule or the Purchaser Disclosure Schedule: (1) does not represent a determination that such item is material or establish a standard of materiality; (2) does not represent a determination that such item did not arise in the ordinary course of business; (3) does not represent a determination that the transactions contemplated by this Agreement require the consent of any third parties; and (4) shall not constitute, or be deemed to be, an admission to any third party concerning such item. The Seller Disclosure Schedule or the Purchaser Disclosure Schedule may include brief descriptions or summaries of certain agreements and instruments, copies of which have been provided and made available to the Purchaser. Such descriptions do not purport to be comprehensive and shall be qualified in their entirety by reference to the text of the documents described. 12.10 Interpretation In the negotiation of this Agreement, each party has received advice from its own attorney. The language used in this Agreement is the language chosen by the parties to express their mutual intent, and no provision of this Agreement will be interpreted for or against any party because that party or its attorney drafted the provision. 12.11 Governing Law This Agreement will be deemed to be made in and in all respects will be interpreted, construed and governed by and in accordance with the Law of the state of Delaware without regard to the conflicts of Law principles thereof. 12.12 Specific performance The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. The parties accordingly agree that, in addition to any other remedy to which they are entitled at law or in

88 equity, the parties are entitled to injunctive relief to prevent breaches of this Agreement and otherwise to enforce specifically the provisions of this Agreement. Each party expressly waives (a) any defenses in any action for specific performance, including the defense that a remedy at law would be adequate, and (b) any requirement that any other party obtain any bond or provide any security or indemnity in connection with any action seeking injunctive relief or specific enforcement of the provisions of this Agreement. 12.13 AAA Arbitration Any Proceeding arising out of or relating to this Agreement or the transactions contemplated by this Agreement shall be finally settled in accordance with the Arbitration Rules of the American Arbitration Association in force when the notice of arbitration is submitted. The venue of the arbitration shall be New York, New York and the language of the arbitration shall be English. The number of arbitrators in connection with any such Proceeding shall be three (3), one (1) of whom shall be selected by the Selling Parties Representative, one (1) of whom shall be selected by the Purchaser and one (1) of whom shall be selected by mutual agreement of the other two (2) arbitrators. 12.14 Waiver of jury trial EACH OF THE PARTIES KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, CLAIM, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR THE ACTIONS OF ANY PARTY TO THIS AGREEMENT IN NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT OF THIS AGREEMENT. 12.15 Expenses Except as otherwise provided in this Agreement, each party will pay its respective direct and indirect expenses and costs incurred by it in connection with the preparation and negotiation of this Agreement and the consummation of the transactions contemplated by this Agreement, including all fees and expenses of its advisors and representatives. All amounts relating to any financial, legal, accounting or other advisor, and all other transaction fees and expenses incurred by the Sellers in connection with this Agreement and the transactions contemplated by this Agreement, will be paid by the Sellers in full (whether before or after the Closing Date) or will be included within the definition of the Seller Transaction Expenses. For the avoidance of doubt, Liabilities (including fees and expenses) stemming from, or relating to, Purchaser’s obligations under this Section 12.15 shall not be Seller Transaction Expenses and shall be obligations of, and shall be paid by, the Purchaser. If this Agreement is terminated, the obligation of each party to pay its own expenses will be subject to any rights of such party arising from any breach of this Agreement by another party. 12.16 Non-Recourse Subject to the following sentence, this Agreement may only be enforced by the Sellers, the Shareholders, the Selling Parties Representative or any other Person against, and any Proceeding by any of them based upon, arising out of or related to this Agreement or the negotiation, execution or performance of this Agreement may only be brought against, the Purchaser or (in accordance with Article 10) Parent and only with respect to the specific obligations set forth herein with respect to the Purchaser or Parent, as applicable. No past, present or future director, officer, employee, incorporator, manager, member, partner, shareholder, Affiliate, agent, attorney or other Representative of the Purchaser (other than Parent or any Purchasing Entities party to any Ancillary Agreement), or any of their successors or permitted assigns (each,

89 a “Non-Recourse Party”), will have any Liability for any obligations of the Purchaser, Parent or any Purchasing Entities party to any Ancillary Agreement under this Agreement or any Ancillary Agreement for any claim based on, in respect of or by reason of the transactions contemplated hereby, except with respect to any intentional fraud or intentional misrepresentation in any certificate delivered in connection herewith. This Section 12.16 is intended to benefit and may be enforced by the Purchaser and each Non- Recourse Party (and each such Person will be a third party beneficiary of this Section 12.16) and will be binding on all the respective successors and permitted assigns of the Sellers and the Selling Parties Representative. 12.17 No joint venture Nothing in this Agreement creates a joint venture or partnership between the parties. This Agreement does not authorize any party (a) to bind or commit, or to act as an agent, employee or legal representative of, the other parties, except as may be specifically set forth in other provisions of this Agreement or (b) to have the power to control the activities and operations of the other parties. The parties are independent contractors with respect to each other under this Agreement. Each party agrees not to hold itself out as having any authority or relationship contrary to this Section 12.17. 12.18 Counterparts The parties may execute this Agreement in multiple counterparts, each of which constitutes an original as against the party that signed it, and all of which together constitute one agreement. This Agreement is effective upon delivery of one executed counterpart from each party to the other parties. The signatures of all parties need not appear on the same counterpart. The delivery of signed counterparts by email transmission that includes a copy of the sending party’s signature(s) is as effective as signing and delivering the counterpart in person. 12.19 Joint and several liability of Sellers and Active Shareholders The Liability of the Sellers under this Agreement shall be joint and several. The Liability of each Active Shareholder under Article 11 of this Agreement shall be several and not joint. 12.20 Prevailing Documents In the event that any of the terms of this Agreement conflict with any of the terms of any Ancillary Agreements, the terms of this Agreement will prevail. All matters relating to the transfer of the Purchased Assets and Assumed Liabilities from the relevant Seller, on the one hand, to the Purchaser or the relevant Purchasing Entity, on the other hand, which are not expressly regulated under the relevant Ancillary Agreements, are deemed to be regulated by this Agreement. [Signature page follows.]

[Signature Page to Asset Purchase Agreement] EXECUTION The parties have executed and delivered this Agreement as of the date indicated in the first sentence of this Agreement. DIGITAL MEDIA SOLUTIONS, LLC By: Name: Joseph Marinucci Title: Chief Executive Officer and President

[Signature Page to Asset Purchase Agreement] SOLELY AS A PARTY TO ARTICLES 10 AND 12 OF THIS AGREEMENT: DIGITAL MEDIA SOLUTIONS, INC. By: Name: Joseph Marinucci Title: Chief Executive Officer and President

[Signature Page to Asset Purchase Agreement] G.D.M. GROUP HOLDING LIMITED By: Name: Title: CLICKDEALER ASIA PTE. LTD. By: Name: Title: GDMGROUP ASIA LIMITED By: Name: Title: Katerina Iosif Director Maria Koutsou Director Maria Koutsou Director ~ ' ~ 1 :c I m 1..C :, ~

CLICKDEALER EUROPE BV By: Name: Volodymyr Levkivskyi Title: Director ISigna111re Page lo Asset P11rchase Agreement]

[Signature Page to Asset Purchase Agreement] SOLELY AS PARTIES TO ARTICLES 11 AND 12 OF THIS AGREEMENT: Dmytro Atamaniuk, in his individual capacity Tetyana Seredyuk, in her individual capacity

SOLELY AS PARTIES TO ARTICLES 11 AND 12 OF TffiS AGREEMENT: Dmytro Atamaniuk, in his individual capacity Tetyana Seredyuk, in her individual capacity [Signature Page lo Asset Purchase Agreement]

[Signature Page to Asset Purchase Agreement] ACCEPTANCE AND AGREEMENT OF SELLING PARTIES REPRESENTATIVE The undersigned, being the Selling Parties Representative appointed in Section 12.1 of the foregoing Agreement, agrees to serve as the Selling Parties Representative and to be bound by the terms of the Agreement pertaining to that role. Date: G.D.M. GROUP HOLDING LIMITED By: Name: Title: Katerina Iosif Director March 6, 2023